CWT DRAFT 9/30/99

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                     POOLING AND MASTER SERVICING AGREEMENT
                          Dated as of September 1, 1999



                                      among



                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   (Depositor)



                            FREMONT INVESTMENT & LOAN
                        (Transferor and Master Servicer)



                                       and



                              THE BANK OF NEW YORK
                                    (Trustee)



                         FREMONT HOME LOAN TRUST 1999-3
                       HOME LOAN ASSET BACKED CERTIFICATES
                                  SERIES 1999-3



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

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.       Definitions..............................................
Section 1.02.       Other Definitional Provisions............................


                                   ARTICLE II

                          CONVEYANCE OF THE HOME Loans

Section 2.01. Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests;
                    Establishment of the Trust...............................
Section 2.02.       Ownership and Possession of Home Loan Files..............
Section 2.03.       Books and Records........................................
Section 2.04.       Delivery of Home Loan Documents..........................
Section 2.05.       Acceptance by the Trustee of the Home Loans;
                    Certain Substitutions....................................
Section 2.06.       Subsequent Transfers.....................................
Section 2.07.       Creation of the Uncertificated Regular Interests
                    and Residual Interests; Creation of Grantor Trust........
Section 2.08.       Designations under REMIC Provisions; Designation
                    of Startup Day and Latest Possible Maturity Date.........
Section 2.09.       Appointment of Custodians................................


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01.       Representations and Warranties of the Depositor..........
Section 3.02.       Representations and Warranties of the Transferor.........
Section 3.03.       Representations, Warranties and Covenants of the
                    Master Servicer..........................................
Section 3.04.       Representations and Warranties Regarding
                    Individual Home Loans....................................
Section 3.05.       Purchase and Substitution................................


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

Section 4.01.       Appointment and Duties of the Master Servicer............
Section 4.02.       Interim Servicer.........................................
Section 4.03.       Powers of Attorney.......................................
Section 4.04.       Reports to the Securities and Exchange Commission........


                                    ARTICLE V

           ESTABLISHMENT OF TRUST ACCOUNTS; DISTRIBUTIONS AND PAYMENTS

Section 5.01.       Collection Account and Distribution Account..............
Section 5.02.       The Guaranty Policy......................................
Section 5.03.       Trust Accounts; Trust Account Property...................
Section 5.04.       Allocation of Losses.....................................
Section 5.05.       Pre-Funding Account......................................
Section 5.06.       Capitalized Interest Account.............................


                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

Section 6.01.       Statements...............................................
Section 6.02.       Withholding..............................................


                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

Section 7.01.       Realization Upon Defaulted Home Loans....................
Section 7.02.       Release of Home Loan Files...............................
Section 7.03.       Servicing Compensation...................................
Section 7.04.       Statement as to Compliance and Financial
                    Statements...............................................
Section 7.05.       Independent Public Accountants' Servicing Report.........
Section 7.06.       Reports to the Trustee; Collection Account
                    Statements...............................................
Section 7.07.       Financial Statements and Records of Servicer.............


                                  ARTICLE VIII

                                THE CERTIFICATES

Section 8.01.       Form.....................................................
Section 8.02.       Execution, Authentication, Delivery and Dating...........
Section 8.03.       Registration; Registration of Transfer and
                    Exchange.................................................
Section 8.04.       Mutilated, Destroyed, Lost or Stolen Certificates........
Section 8.05.       Persons Deemed Certificate Owners........................
Section 8.06.       Method of Distributions..................................


                                   ARTICLE IX

                               THE MASTER SERVICER

Section 9.01.       Indemnification; Third Party Claims......................
Section 9.02.       Merger or Consolidation of the Master Servicer...........
Section 9.03.       Limitation on Liability of the Master Servicer and
                    Others...................................................
Section 9.04.       Master Servicer Not to Resign; Assignment................
Section 9.05.       [Reserved]...............................................
Section 9.06.       Relationship of Master Servicer to the Trustee...........
Section 9.07.       Master Servicer May Own Securities.......................
Section 9.08.       Right to Examine Master Servicer Records.................
Section 9.09.       Financial Statements.....................................


                                    ARTICLE X

                                     DEFAULT

Section 10.01.      Master Servicer Events of Default........................
Section 10.02.      [Reserved]...............................................
Section 10.03.      Waiver of Defaults.......................................
Section 10.04.      Accounting Upon Termination of Master Servicer...........


                                   ARTICLE XI

                                   TERMINATION

Section 11.01.      Termination..............................................
Section 11.02.      Optional Termination.....................................
Section 11.03.      Notice of Termination....................................
Section 11.04.      Surrender of Certificates................................
Section 11.05.      Additional Termination Requirements......................


                                   ARTICLE XII

                                   The Trustee

Section 12.01.      Duties of Trustee........................................
Section 12.02.      Certain Matters Affecting the Trustee....................
Section 12.03.      Not Liable for Certificates or Home Loans................
Section 12.04.      Trustee May Own Certificates.............................
Section 12.05.      Trustee's Fees and Expenses; Indemnity...................
Section 12.06.      Eligibility Requirements for Trustee.....................
Section 12.07.      Resignation and Removal of the Trustee...................
Section 12.08.      Successor Trustee........................................
Section 12.09.      Merger or Consolidation of Trustee.......................
Section 12.10.      Appointment of Co-Trustee or Separate Trustee............
Section 12.11.      Tax Returns; OID Interest Reporting......................
Section 12.12.      Retirement of Certificates...............................


                                  ARTICLE XIII

                            Miscellaneous Provisions

Section 13.01.      Acts of Certificateholders...............................
Section 13.02.      Amendment................................................
Section 13.03.      Recordation of Agreement.................................
Section 13.04.      Duration of Agreement....................................
Section 13.05.      Governing Law............................................
Section 13.06.      Notices..................................................
Section 13.07.      Severability of Provisions...............................
Section 13.08.      No Partnership...........................................
Section 13.09.      Counterparts.............................................
Section 13.10.      Successors and Assigns...................................
Section 13.11.      Headings.................................................
Section 13.12.      Actions of Certificateholders............................
Section 13.13.      Reports to Rating Agencies...............................
Section 13.14.      Limitations on Liability of the Depositor................
Section 13.15.      Year 2000 Compliance.....................................
Section 13.16.      Grant of Certificateholder Rights to Securities
                    Insurer..................................................
Section 13.17.      Third Party Beneficiary..................................
Section 13.18.      Suspension and Termination of Securities Insurer's
                    Rights...................................................
Section 13.19.      Appointment of Tax Matters Person........................
Section 13.20.      Intent of the Parties....................................



EXHIBITS:

A  -  Home Loan Schedule

B  -  Form of Servicer's Monthly Remittance Report to Trustee

C  -  Form of Loan Liquidation Report

D  -  [Reserved].

E  -  Form of Servicing Agreement

F  -  Form of Subsequent Transfer Agreement

G-1   Form of Class A-1 Certificates

G-2   Form of Class A-2 Certificates

G-3   Form of Class B Certificates

G-4   Form of Class X Certificates

G-5   Form of Class R Certificates

H  -  Form of Acknowledgment of Receipt of Trustee's Home Loan Files

H-1   Form of Trustee's Initial Certification

H-2   Form of Trustee's Updated Certification

H-3   Form of Trustee's Final Certification

I  -  Form of Investment Letter

J  -  Form of Transfer Affidavit

K  -  Form of Transferor Letter

L  -  Form of Request for Release of Loan Files

          This POOLING AND MASTER SERVICING AGREEMENT is entered into effective as of September 1, 1999, (this "Agreement") among PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, a Delaware corporation, as Depositor (the "Depositor"), FREMONT INVESTMENT & LOAN, a California industrial loan company ("Fremont"), as Transferor (in such capacity, the "Transferor") and Master Servicer (in such capacity, the "Master Servicer") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee on behalf of the Certificateholders (the "Trustee").


                              W I T N E S S E T H:

          WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the Trust Fund;

          WHEREAS, the Master Servicer has agreed to service the Home Loans (as described herein), which constitute the principal assets of the Trust Fund;

          WHEREAS, The Bank of New York is willing to serve in the capacity of Trustee hereunder; and

          WHEREAS, Ambac Assurance Corporation (the "Securities Insurer") is intended to be a third-party beneficiary of this Agreement, and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Transferor, the Master Servicer and the Trustee hereby agree as follows:


                              PRELIMINARY STATEMENT

          As provided herein, the Trustee will elect that designated portions of the Trust Fund be treated for federal income tax purposes as separate real estate mortgage investment conduits (each, a "REMIC" and designated, respectively, as "REMIC I" and "REMIC II"), and will treat the remainder of the Trust Fund as a grantor trust (the "Grantor Trust") for federal income tax purposes.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01.   Definitions.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360-day year.

          Accepted Servicing Procedures: Servicing procedures that satisfy the following: (a) meet at least the same standards the Servicer would follow in exercising reasonable care in servicing consumer mortgage loans such as the Home Loans held for its own account; (b) comply with applicable state and federal law; (c) comply with the provisions of the related Debt Instruments and Mortgages; and (d) give due consideration to the accepted standards of practice of prudent consumer loan servicers that service sub-prime mortgage loans comparable to the Home Loans, including the terms set forth in the Standard Servicing Terms attached hereto as Exhibit E, and the reliance placed by the Securities Insurer, the Master Servicer and Certificateholders on the Servicer for the servicing of the Home Loans, but without regard to:

          (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Obligor;

          (ii) the ownership of any Certificates by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make Protective/Servicing Advances; or

          (iv) the Servicer's right to receive compensation for its services hereunder with respect to any particular transaction.

          Accrual Period: With respect to the Class A Certificates, the Class LA-1 Interest, the Class LA-2 Interest, the Class X-1 Component and the Class X-2 Component and any Distribution Date, the period from and including the
immediately  preceding   Distribution  Date,  or,  in  the  case  of  the  first
Distribution  Date,  from the Closing  Date,  through but  excluding the related
Distribution Date. With respect to the Class B Certificates, the Class LB Interest and the Class X-B Component, and any Distribution Date, the calendar month immediately prior to such Distribution Date.

          Addition Notice: For any date during the Pre-Funding Period, a notice (which shall be in writing) given to the Rating Agencies and the Securities Insurer, and the Trustee pursuant to Section 2.06 hereof.

          Adverse REMIC Event: As defined in Section 4.01(l).

          Affiliate: With respect to any specified Person, any other Person controlling, controlled by, or under common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

          Aggregate Maximum Collateral Amount: An amount equal to the sum of (i) the Maximum Collateral Amount for Pool 1 and (ii) the Maximum Collateral Amount for Pool 2.

          Aggregate Original Pre-Funding Amount: $121,196,372, which is the sum of (i) the Original Pool 1 Pre-Funding Amount and (ii) the Original Pool 2 Pre-Funding Amount.

          Aggregate Pool Principal Balance: With respect to any date of determination, the sum of (i) the Pool 1 Principal Balance and (ii) the Pool 2 Principal Balance.

          Aggregate   Pre-Funding   Amount:   With   respect   to  any  date  of
determination, the sum of (i) the Pool 1 Pre-Funding Amount and (ii) the Pool 2 Pre-Funding Amount.

          Agreement: This Pooling and Master Servicing Agreement and all amendments hereof and supplements hereto.

          Allocation Percentage: With respect to any Distribution Date and (1) with respect to Pool 1 Loans, the percentage expressed as a fraction, (a) the numerator of which is the Overcollateralization Amount for the Class A-1 Certificates for that Distribution Date, and (b) the denominator of which is the aggregate of the Overcollateralization Amount for the Class A-1 and Class A-2 Certificates for such Distribution Date; and (2) with respect to Pool 2 Loans, the percentage equal to 100% minus the Allocation Percentage for the Pool 1 Loans. For purposes of this definition, the Overcollateralization Amounts may not be less than zero.

          Assignment of Mortgage: With respect to each Home Loan, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Home Loan which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

          Authorized Denominations: In the case of the Principal Balance Certificates, $25,000 or integral multiples of $1 in excess thereof; provided, however, that one Class A-1 Certificate, one Class A-2 Certificate and one Class B Certificate, each is issuable in a denomination equal to an amount less than $25,000 such that the aggregate denomination of all Class A-1 Certificates, Class A-2 Certificates and Class B Certificates, as the case may be, shall be equal to the applicable initial Certificate Principal Balance on the Closing Date.

          Authorized Officer: With respect to the Trustee, any officer of the Trustee or its agent who is authorized to act for the Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by or on behalf of the Trustee to the Master Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          Available Collection Amount: With respect to any Distribution Date and each Pool, an amount without duplication equal to the sum of: (i) all amounts received on the Home Loans in such Pool or paid by the Master Servicer, the Servicer, the Trustee or the Transferor during the related Due Period (exclusive of amounts not required to be deposited in the Collection Account pursuant to
Section 5.01(b)(i) hereof and amounts permitted to be withdrawn from the Collection Account pursuant to Section 5.01(b)(iv) hereof, in each case with respect to such Home Loans); (ii) upon exercise of optional termination of the Certificates and termination of the Trust pursuant to Section 11.02 hereof, the portion of the Termination Price allocable to such Home Loans; and (iii) the Purchase Price paid for any Home Loans purchased pursuant to Section 3.05 hereof prior to the related Determination Date and the Substitution Adjustment with respect to the applicable Pool to be deposited in the Collection Account in connection with any substitution for any such Home Loans, in each case prior to the related Determination Date. The Available Collection Amount shall not include any Class X Excess Capitalized Interest Amounts.

          Available Distribution Amount: With respect to any Distribution Date and any Pool, the Available Collection Amount for such Pool deposited into the Distribution Account, minus the amount of any Trust Fees and Expenses allocated to such Pool required to be paid from the Distribution Account pursuant to
Section 5.01(c) hereof to the extent not previously paid or taken into account in determining the Available Collection Amount for such Pool and the Capitalized Interest Requirement, if any, with respect to such Distribution Date.

          Basis Risk Arrangement: The rights of (i) the Class A-1 Certificates and the Class A-2 Certificates to receive the deemed payments from the Class X Certificates and Class B Certificates and (ii) the Class B Certificates to receive the deemed payments from the Class X Certificates, in each case as set forth in Section 5.01(d)(C).

          Business Day: Any day other than (a) a Saturday or Sunday, or (b) a day on which the banking institutions are authorized or obligated by law or executive order to be closed in a city at any of the following locations: (i) The City of New York, (ii) where the Securities Insurer is located, (iii) where the Corporate Trust Office of the Trustee is located, (iv) where the servicing operations of the Servicer are located or (v) where the master servicing operations of the Master Servicer are located.

          Capitalized   Interest  Account:   The  account  designated  as  such,
established and maintained pursuant to Section 5.06 hereof.

          Capitalized Interest Initial Deposit: $2,089,671.

          Capitalized Interest Required Amount: With respect to the Distribution Date in October 1999, an amount equal to the product of (i) the aggregate Pre-Funding Amount for both Pools after taking into account all withdrawals from the Pre-Funding Account on or prior to such Distribution Date, (ii) one-twelfth of the Net WAC and (iii) 2 (the remaining months in the Pre-Funding Period).

          With respect to the Distribution Date in November 1999, an amount equal to the product of (i) the aggregate Pre-Funding Amount for both Pools after taking into account all withdrawals from the Pre-Funding Account on or prior to such Distribution Date, (ii) one-twelfth of the Net WAC and (iii) 1 (the remaining months in the Pre-Funding Period).

          With respect to the Distribution Date in December 1999, zero.

          Capitalized Interest Requirement: With respect to the Distribution Date in October 1999 and any Pool, the excess of (i) the product of (a) the related Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          With respect to the Distribution Date in November 1999 and any Pool, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          With respect to the Distribution Date in December 1999 and any Pool, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the CWAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          Capitalized   Interest  Subsequent  Deposit:  As  defined  in  Section
2.06(b)(vii)(B) hereof.

          Certificate: Any of the Class A-1, Class A-2, Class B, Class X and Class R Certificates.

          Certificate Factor: With respect to each Class of Principal Balance Certificates as of any date of determination, the Certificate Principal Balance divided by the Original Certificate Principal Balance of such Class.

          Certificate Principal Balance: With respect to any Class of Principal Balance Certificates, as of any date of determination, the Original Certificate Principal Balance for such Class reduced by the sum of all amounts previously distributed in respect of principal of such Class on all previous Distribution Dates prior to such date of determination, and with respect to the Class B Certificates, minus the amount of all Realized Losses allocated to the Class B Certificates on prior Distribution Dates. Any amounts reimbursed to the Class B Certificates in respect of Realized Losses previously allocated in reduction of the Certificate Principal Balance of the Class B Certificates shall not reduce the Certificate Principal Balance of the Class B Certificates. The Certificate Principal Balance of each REMIC II Regular Interest shall correspond to the Certificate Principal Balance of the related Class of Principal Balance Certificates; provided, that the Certificate Principal Balance of the REMIC II Regular Interest corresponding to the Class B Certificates shall be deemed to be reduced as provided in Section 5.01(d)(C) hereof.

          Certificate  Register:  The register  established  pursuant to Section
8.03.

          Certificateholder: Shall mean, except as provided in Article VIII, each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 13.01), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Servicer, any Subservicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Master Servicer and the Transferor shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of the Servicer or any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. Any Certificates on which payments are made under the Guaranty Policy shall be deemed to be outstanding and held by the Securities Insurer to the extent of such payment.

          Certificateholders' Interest Carry-Forward Amount: With respect to any Distribution Date and any Class of Principal Balance Certificates, (A) if on such Distribution Date the Pass-Through Rate of such Class was limited pursuant to clause (b) of the applicable definition of "Pass-Through Rate," the excess, if any, of the amount of interest that would have accrued on such Class of Certificates for such Distribution Date pursuant to the definition thereof (without regard to such clause (b)), over the amount of interest that was due on such Class of Certificates for such Distribution Date pursuant to clause (b) of the definition thereof, plus (B) any outstanding Certificateholders' Interest Carry-Forward Amount for such Class remaining unpaid from prior Distribution Dates, together with interest on such unpaid amount at the Pass-Through Rate for such Class of Certificates (without regard to such clause (b)).

          Certificateholders' Interest Distribution Amount: With respect to any Distribution Date and any Class of Principal Balance Certificates, the sum of
(i) the Certificateholders' Monthly Interest Distribution Amount and (ii) the Certificateholders' Interest Shortfall Amount for such Class on such Distribution Date.

          Certificateholders' Interest Shortfall Amount: With respect to any Distribution Date and any Class of Principal Balance Certificates, the excess, if any, of (A) the Certificateholders' Monthly Distribution Amount for such Class for the preceding Distribution Date plus any outstanding Certificateholders' Interest Shortfall Amount for such Class on such preceding Distribution Date, over (B) the amount in respect of interest for such Class that is actually distributed to such Class on such preceding Distribution Date.

          Certificateholders' Monthly Interest Distribution Amount: With respect to each Distribution Date and any Class of Principal Balance Certificates, the interest accrued during the related Accrual Period at the Pass-Through Rate for such Class on the Certificate Principal Balance for such Class immediately preceding such Distribution Date (or, in the case of the first Distribution Date as of the Closing Date) after giving effect to all distributions of principal to the Holders of such Class of Certificates on or prior to such preceding Distribution Date.

          Certificateholders' Principal Deficiency Amount: (1) With respect to any Distribution Date (other than as set forth in (2) below), the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all Classes of Class A Certificates as of such Distribution Date (after giving effect to all distributions of principal on such Class A Certificates on such Distribution Date, but without giving effect to the application of any Insured Payment to be made on such Distribution Date), over (b) the Aggregate Pool Principal Balance as of the end of the related Due Period; and (2) with respect to the final Distribution Date of the Certificates, the aggregate of the Certificate Principal Balances of the Class A Certificates after giving effect to all distributions of principal on such Class A Certificates on such Distribution Date, but without giving effect to the application of any Insured Payment to be made on the final Distribution Date.

          Class: With respect to the Certificates, all Certificates bearing the same class designation.

          Class A Certificate: Any of the Class A-1 and Class A-2 Certificates.

          Class A Certificateholder: Any of the Class A-1 and Class A-2 Certificateholders.

          Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit G-1 hereto, and authenticated by or on behalf of the Trustee in accordance with the procedures set forth herein.

          Class A-1 Certificateholder: A Holder of a Class A-1 Certificate.

          Class A-2 Certificate: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit G-2 hereto, and authenticated by or on behalf of the Trustee in accordance with the procedures set forth herein.

          Class A-2 Certificateholder: A Holder of a Class A-2 Certificate.

          Class B Certificate: Any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit G-3 hereto, and authenticated by or on behalf of the Trustee in accordance with the procedures set forth herein.

          Class B Certificateholder: A Holder of a Class B Certificate.

          Class B Principal Distribution Amount: For each Pool and any Distribution Date, an amount equal to the related Overcollateralization Reduction Amount. If on any Distribution Date the aggregate of the Overcollateralization Reduction Amounts for both Pools is greater than the Certificate Principal Balance of the Class B Certificates, the Class B Principal Distribution Amount will be distributable in an amount up to the Certificate Principal Balance of the Class B Certificates and from the related
Overcollateralization Reduction Amounts, pro rata, based on the Overcollateralization Reduction Amount for each Pool.

          Class LA-1 Interest: The REMIC I Regular Interest having an initial Lower-Tier Balance of $325,000,000 and a Pass-Through Rate equal to the Net REMIC Rate.

          Class LA-2 Interest: The REMIC I Regular Interest having an initial Certificate Lower-Tier Balance of $161,000,000 and a Pass-Through Rate equal to the Net REMIC Rate.

          Class LB Interest: The REMIC I Regular Interest having an initial Certificate Lower-Tier Balance of $14,257,334 and a Pass-Through Rate equal to the Net REMIC Rate.

          Class R Certificate: Any Certificate designated as a "Class R Certificate" on the face thereof, in the form of Exhibit G-5 hereto, and authenticated by or on behalf of the Trustee in accordance with the procedures set forth herein.

          Class R Certificateholder: A Holder of a Class R Certificate.

          Class R-I Interest: The residual interest in REMIC I represented by the Class R Certificates.

          Class R-II Interest: The residual interest in REMIC II represented by the Class R Certificates.

          Class X Certificate: Any Certificate designated as a "Class X Certificate" on the face thereof, in the form of Exhibit G-4 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

          Class X Certificateholder: A Holder of a Class X Certificate.

          Class X Deferred Amount: The aggregate of all Current Class X Amounts for prior Distribution Dates which have not been distributed pursuant to Sections 5.01(d)(A)(17)(B) and 5.01(d)(B)(17)(B) of this Agreement or deemed distributed pursuant to Sections 5.01(d)(C)(1)-(3) of this Agreement.

          Class X Distribution Amount: For any Distribution Date, the sum of the Current Class X Amount and the Class X Deferred Amount.

          Class X Excess Capitalized Interest Amount: With respect to any Distribution Date during the Pre-Funding Period and any Pool, the excess of (i) the Lower-Tier Capitalized Interest Requirement for such Pool and such Distribution Date, over (ii) the Capitalized Interest Requirement for such Pool and such Distribution Date.

          Class X-1 Component: As of any date of determination, a component of the Class X Certificates having a notional amount equal to the Class X-1 Notional Amount.

          Class X-1 Current Amount: With respect to any Accrual Period and the Class X-1 Component, the product of the Class X-1 Notional Amount and the Class X-1 Pass-Through Rate.

          Class X-1 Notional Amount: With respect to the Class X-1 Component and any Distribution Date, the Lower-Tier Balance of the Class LA-1 Interest on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) after giving effect to all distributions of principal on such Interest pursuant to Section 5.01(e) on or prior to such preceding Distribution Date.

          Class X-1 Pass Through Rate: A rate per annum equal to the Net REMIC Rate minus the Pass-Through Rate of the Class A-1 Certificates, without regard to clause (b) of the definition thereof, but not less than zero.

          Class X-2 Component: As of any date of determination, a component of the Class X Certificates having a notional amount equal to the Class X-2 Notional Amount.

          Class X-2 Current Amount: With respect to any Accrual Period and the Class X-2 Component, the product of the Class X-2 Notional Amount and the Class X-2 Pass-Through Rate.

          Class X-2 Notional Amount: With respect to the Class X-2 Component and any Distribution Date, the Lower-Tier Balance of the Class LA-2 Interest on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) after giving effect to all distributions of principal on such Interest pursuant to Section 5.01(e) on or prior to such preceding Distribution Date.

          Class X-2 Pass Through Rate: A rate per annum equal to the Net REMIC Rate minus the Pass-Through Rate of the Class A-2 Certificates, without regard to clause (b) of the definition thereof, but not less than zero.

          Class X-B Component: As of any date of determination, a component of the Class X Certificates having a notional amount equal to the Class X-B Notional Amount.

          Class X-B Current Amount: With respect to any Accrual Period and the Class X-B Component, the product of the Class X-B Notional Amount and the Class X-B Pass-Through Rate.

          Class X-B Notional Amount: With respect to the Class X-B Component and any Distribution Date, the Lower-Tier Balance of the Class LB Interest on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) after giving effect to all distributions of principal on such Interest pursuant to Section 5.01(e) on or prior to such preceding Distribution Date.

          Class X-B Pass Through Rate: A rate per annum equal to the Net REMIC Rate minus the Pass-Through Rate of the Class B Certificates, without regard to clause (b) of the definition thereof, but not less than zero.

          Closing Date: September 23, 1999.

          Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          Collection Account: The Eligible Account established and maintained by the Trustee pursuant to Section 5.01(a)(i) hereof.

          Compensating Interest: With respect to any Due Period, the amount of the shortfall in the interest portion of the Monthly Payments due on Home Loans that prepay in full or in part during the related month other than on the date the Monthly Payments were due.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at 101 Barclay Street - 12E, New York, New York 10286 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Securities Insurer, or the principal corporate trust office of any successor Trustee at the address designated by such successor Trustee by notice to the Certificateholders and the Securities Insurer.

          Current Class X Amount: The aggregate of the Class X-1 Current Amount, the Class X-2 Current Amount and the Class X-B Current Amount.

          Custodian: Any custodian appointed pursuant to Section 2.09.

          Cut-Off Date: With respect to the Initial Loans, the close of business on September 1, 1999, and with respect to any Subsequent Loan, the date designated as such in the related Subsequent Transfer Agreement.

          Cut-Off Date Aggregate Initial Pool Principal Balance: $379,060,962, which is the sum of (i) $253,412,047 (the Cut-Off Date Initial Pool 1 Principal Balance) and (ii) $125,648,916 (the Cut-Off Date Initial Pool 2 Principal Balance).

          Cut-Off Date Initial Pool Principal Balance: With respect to (i) Pool 1, the Cut-Off Date Initial Pool 1 Principal Balance, and (ii) Pool 2, the Cut-Off Date Initial Pool 2 Principal Balance, as applicable.

          Cut-Off Date Initial Pool 1 Principal Balance: With respect to Pool 1, $253,412,047 which is the aggregate unpaid Principal Balance with respect to the Initial Pool 1 Home Loans as of the Cut-Off Date.

          Cut-Off Date Initial Pool 2 Principal Balance: With respect to Pool 2, $125,648,916 which is the aggregate unpaid Principal Balance with respect to the Initial Pool 2 Home Loans as of the Cut-Off Date.

          CWAC: With respect to any Distribution Date, weighted average of the Pass-Through Rates of the Class A-1, Class A-2 and Class B Certificates for such Distribution Date, weighted on the basis of the Certificate Principal Balances of such Classes immediately prior to such Distribution Date.

          DCR: Duff & Phelps Credit Rating Co., or any successor thereto.

          Debt Instrument: The mortgage note evidencing the indebtedness under a Home Loan.

          Defaulted Home Loan: With respect to any date of determination, any Home Loan, including, without limitation, any Liquidated Home Loan with respect to which any of the following has occurred as of the end of the preceding Due
Period: (a) foreclosure or similar proceedings have been commenced; or (b) the Servicer has determined in good faith and in accordance with the Accepted Servicing Procedures that such Home Loan is in default for a period in excess of 30 days or imminent default and that such default or imminent default involves the nonpayment of any Monthly Payment or a default which has or would have a material adverse affect on such Home Loan.

          Defective Home Loan: As defined in Section 3.05 hereof.

          Deleted Home Loan: A Home Loan replaced or to be replaced by one or more than one Qualified Substitute Home Loan or repurchased pursuant to Section 2.05(c) or 3.05 hereof.

          Delinquent: A Home Loan is "Delinquent" if any Monthly Payment due thereon is not made by the Due Date. A Home Loan shall be deemed to be "30 days Delinquent" if the delinquency remains uncured for two calendar months, but not three (i.e., a Home Loan will be 30 days Delinquent if the Monthly Payment due on October 1 is not paid by the immediately following December 1). The determination of whether a Home Loan is "60 days Delinquent," "90 days Delinquent", etc., shall be made in like manner.

          Delivery: When used with respect to Trust Account Property means the delivery of such Trust Account Property in a manner that results in the transferee having either the status of a perfected security interest free of any adverse claims or a holder in due course in accordance with the following: (a) in the case of "certificated securities" or "uncertificated securities" (in either case as defined in Article 8 of the UCC), the applicable provisions of
Article 8 of the UCC, and in the case of "instruments", "accounts" or "general intangibles" (in each case as defined in Article 9 of the UCC), the applicable provisions of Article 9 of the UCC; or (b) in the case of book-entry securities governed by Federal law, the applicable provisions of Federal law.

          Denomination: With respect to a Principal Balance Certificate, the applicable portion of the Original Certificate Principal Balance represented by such Certificate as specified on the face thereof.

          Depositor: PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation, and any successor thereto.

          Depository: The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

          Determination Date: With respect to any Distribution Date, the 18th calendar day of the month in which such Distribution Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

          Direct  Participant:  Any  broker-dealer,   bank  or  other  financial
institution for which the Depository holds Principal Balance Certificates from time to time as a securities depositary.

          Disqualified Organization: Any of (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or cooperatives engaged in furnishing electric energy, or providing telephone service, to persons in rural areas as described in Section 1381(a)(2)(C) of the Code and (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause either REMIC I or REMIC II or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          Distribution Account: The Eligible Account established and maintained pursuant to Section 5.01(a)(ii) hereof.

          Distribution Date: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following such day, commencing in October 1999.

          Distribution Statement: As defined in Section 6.01(b) hereof.

          Due Date: With respect to a Monthly Payment, the day of the month on which such Monthly Payment is due from the Obligor on a Home Loan.

          Due Period: With respect to any Determination Date or Distribution Date, the 2nd day of the calendar month preceding the month in which the relevant Determination Date or Distribution Date occurs, and ending on the 1st day of the month in which the relevant Determination Date or Distribution Date occurs.

          Eligible Account: At any time, an account that is either:

          (a) A segregated account or accounts maintained with an institution that satisfies the following: (1) whose deposits are insured by the FDIC; (2) whose unsecured and uncollateralized long-term debt obligations of which are then rated by each Rating Agency in one of their two highest short-term ratings; and (3) which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) an institution approved in writing by the Securities Insurer and each Rating Agency; or

          (b) A segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution that satisfies the following: (1) is acceptable to the Securities Insurer and each Rating Agency; (2) has capital and surplus of not less than $100,000,000; and (3) is acting in its fiduciary capacity.

          Eligible Servicer: A Person that (i) has demonstrated the ability professionally and competently to service a portfolio of mortgage loans similar to the Home Loans, (ii) has a net worth calculated in accordance with GAAP of at least $500,000, and (iii) is acceptable to the Securities Insurer and each Rating Agency.

          Excess Spread: With respect to any Distribution Date and each Pool, the excess, if any, of: (1) the related Available Distribution Amount, over (2) the sum of (i) the related Regular Distribution Amount and (ii) such Pool's allocation of the Certificateholders' Interest Distribution Amount for the Class B Certificates.

          FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

          FHLMC: Freddie Mac (f/k/a Federal Home Loan Mortgage Corporation) and any successor thereto.

          FNMA: Fannie Mae (f/k/a Federal National Mortgage Association) and any successor thereto.

          Foreclosed Loan: As of any date of determination, any Home Loan that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Trustee's acceptance of the deed or other evidence of title to any related Mortgaged Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Trustee of title to any related Mortgaged Property by operation of law.

          Foreclosure Property: Any real property securing a Foreclosed Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Home Loan.

          Fremont: Fremont Investment & Loan, a California industrial loan company.

          GAAP: Generally accepted accounting principles as in effect in the United States.

          Grantor Trust: That portion of the Trust Fund exclusive of the Trust REMICs, which is comprised of the REMIC II Regular Interests, the Class R-I Interest, the Class R-II Interest, the Prepayment Penalties and the Basis Risk Arrangements.

          Guaranty Insurance Premium: The premium payable monthly in accordance with the Guaranty Policy.

          Guaranty Policy: That certain financial guaranty insurance policy for the Certificates, number AB0294BE dated September 23, 1999, and issued by the Securities Insurer to the Trustee and guaranteeing payment of any Insured Payment thereunder.

          Holder: Each Person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 13.01), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Servicer or the Transferor, or any Affiliate of any of them, shall be deemed not to be outstanding and in the case of any Certificate, the undivided interest in the Trust Fund evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

          Home Loan: Any mortgage loan that is included in a Pool, from time to time including Subsequent Mortgage Loans. As applicable, a Home Loan shall be deemed to refer to the related Debt Instrument, the Mortgage and any related Foreclosure Property, and shall include, among other items, all Monthly Payments with a Due Date after the applicable Cut-Off Date.

          Home Loan File: As to each Home Loan, the Trustee's Home Loan File and the Servicer's Home Loan File.

          Home Loan Interest Rate: The annual rate of interest borne by a Debt Instrument, as shown on the related Home Loan Schedule.

          Home Loan Purchase Agreement: The Home Loan Purchase Agreement between the Transferor and the Depositor, dated as of September 1, 1999.

          Home Loan Schedule: The schedule of Home Loans set forth on Exhibit A attached hereto, as amended or supplemented from time to time specifying, with respect to each Home Loan, the following information: (i) the Transferor's Home Loan number; (ii) the Obligor's name and the street address; (iii) the current Principal Balance; (iv) the original principal amount with respect to any Home Loan originated by the Transferor and the principal amount purchased by the Transferor with respect to a Home Loan acquired by the Transferor subsequent to its origination; (v) any related Loan-to-Value Ratio as of the date of the origination of the related Home Loan; (vi) the paid through date; (vii) whether the Home Loan pays interest at a fixed-rate or an adjustable-rate; (viii) the current Home Loan Interest Rate; (ix) if such Home Loan has an adjustable Home Loan Interest Rate, (A) the initial rate reset date; (B) the frequency of the rate reset; (C) the initial periodic cap; (D) the subsequent periodic cap; (E) the margin; (F) the maximum lifetime rate and (G) the minimum lifetime rate; (x) the final maturity date under the Debt Instrument; (xi) the current Monthly Payment; (xii) the occupancy status of the Mortgaged Property, if any; (xiii) the original term of the Debt Instrument; and (xiv) the applicable Home Loan Pool number.

          Indemnification Agreement: The Indemnification Agreement dated as of September 23, 1999 by and among the Securities Insurer, PaineWebber Incorporated, Credit Suisse First Boston Corporation, Chase Securities Inc., First Union Capital Markets Corp., Deutsche Bank Securities Inc. and Banc One Capital Markets, Inc.

          Indemnification and Contribution Agreement: The Indemnification and Contribution Agreement dated as of September 20, 1999 by and among Fremont Investment & Loan, the Depositor, PaineWebber Incorporated, Credit Suisse First Boston Corporation, Chase Securities Inc., First Union Capital Markets Corp., Deutsche Bank Securities Inc. and Banc One Capital Markets, Inc.

          Independent: When used with respect to any specified Person, such Person (i) is in fact independent of the Transferor, the Servicer, the Master Servicer, the Depositor, the Securities Insurer, the Trustee or any of their respective Affiliates, (ii) does not have any direct financial interest in, or any material indirect financial interest in, any of the Transferor, the Servicer, the Master Servicer, the Depositor, the Securities Insurer, the Trustee or any of their respective Affiliates and (iii) is not connected with any of the Transferor, the Servicer, the Depositor, the Securities Insurer, the Trustee or any of their respective Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Transferor, the Servicer, the Depositor, the Securities Insurer, the Trustee or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any the securities issued by the Transferor, the Servicer, the Depositor or any of their respective Affiliates, as the case may be.

          Independent Accountants: A firm of nationally recognized certified public accountants that is in fact Independent.

          Indirect Participant: Any financial institution for whom any Direct Participant holds an interest in a Principal Balance Certificate.

          Initial Pool 1 Acceleration: An amount equal to the Maximum Collateral Amount for the Pool 1 Loans multiplied by 2.3%.

          Initial Pool 1 Loans: The Pool of Home Loans conveyed to the Trustee pursuant to this Agreement on the Closing Date together with the payments thereon and proceeds therefrom received after the Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A, as amended from time to time.

          Initial Pool 2 Loans: The Pool of Home Loans conveyed to the Trustee pursuant to this Agreement on the Closing Date together with the payments thereon and proceeds therefrom received after the Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A, as amended from time to time.

          Insurance Agreement: The Insurance and Indemnity Agreement, dated as of September 23, 1999, among the Securities Insurer, the Transferor, the Master Servicer, the Depositor and the Trustee.

          Insured Amounts: For any Distribution Date and for any Class of Class A Certificates, the sum of (1) any insufficiency resulting from (a) the sum of
(i) the Available Distribution Amount for the related Pool and (ii) the excess, if any, of the Available Distribution Amount for the other Pool over the Certificateholders' Interest Distribution Amount for the other Class of Class A Certificates for that Distribution Date, being less than (b) the Certificateholders' Interest Distribution Amount for such Class of Class A Certificates, less any Relief Act Shortfalls, and (2) any Certificateholders' Principal Deficiency Amount.

          Insured Payments: For any Class of Class A Certificates, the aggregate amount actually paid by the Securities Insurer to the Trustee in respect of (1) Insured Amounts for a Distribution Date for such Class of Certificates and (2) Preference Amounts for any given Business Day for such Class of Certificates.

          Insured Securities: Each of the Class A-1 and Class A-2 Certificates.

          Interest: Any of the Class LA-1 Interest, the Class LA-2 Interest and the Class LB Interest.

          Interest Reduction Amount: As to any Distribution Date with respect to any Pool, the amount equal to the sum of (i) the Master Servicing Fee and the Trustee Fee on the Home Loans in such Pool for the related Due Period and (ii) the Guaranty Insurance Premium payable with respect to such Pool for such Distribution Date.

          LIBOR: For any Accrual Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the LIBOR Determination Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date. The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 and Class A-2 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

          LIBOR  Business  Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

          LIBOR Determination Date: For any Accrual Period for the Class A Certificates, the second LIBOR Business Day prior to the first day of such Accrual Period.

          Liquidated Home Loan: With respect to any date of determination, any Foreclosure Property or any Home Loan in respect of which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Home Loan or the related Foreclosure
Property; provided, however, that in any event any Home Loan or the related Foreclosure Property shall be deemed uncollectible and therefore be a Liquidated Home Loan upon the earliest to occur of: (i) the liquidation or disposition of such Home Loan or the related Foreclosure Property; or (ii) the determination by the Servicer in accordance with the Accepted Servicing Procedures that there is no reasonable likelihood of (A) recovering an economically significant amount attributable to the outstanding interest and principal owing on such Home Loan from either the related Mortgaged Property or the Obligor, in excess of (B) the costs and expenses to obtain such recovery (including without limitation any Protective/Servicing Advances), and in relation to (C) the expected timing of such recovery therefrom.

          Liquidation Proceeds: With respect to a Liquidated Home Loan, any cash amounts received in connection with the liquidation or disposition of such Liquidated Home Loan, whether through trustee's sale, foreclosure sale or other disposition, any cash amounts received in connection with the management of the Foreclosure Properties from Foreclosed Home Loans and any other amounts required to be deposited in the Collection Account pursuant to Section 5.01(b) hereof, in each case other than Property Insurance Proceeds and Released Mortgaged Property Proceeds.

          Loan-to-Value Ratio: With respect to any Home Loan, the fraction, expressed as a percentage, (a) the numerator of which is the Principal Balance of such Home Loan at origination and (b) the denominator of which is the value as determined pursuant to the Transferor's underwriting guidelines of the related Mortgaged Property at the time of origination of such Home Loan.

          Lower-Tier Balance: With respect to the Class LA-1 Interest, the Class LA-2 Interest and the Class LB Interest and any date of determination, an amount equal to the original Certificate Principal Balance for the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates, respectively, reduced by the sum of all amounts previously distributed in respect of the Regular Principal Distribution Amount for such Interest on all previous Distributions Dates prior to such date of determination as provided in
Section 5.01(e), and with respect to the Class LB Interest, minus the amount of all Realized Losses allocated to the Class B Certificates on prior Distribution Dates. Any amounts reimbursed to the Class LB Interest in respect of Realized Losses previously allocated in reduction of the Lower-Tier Balance of the Class LB Interest shall not further reduce the Lower-Tier Balance of the Class LB Interest.

          Lower-Tier Capitalized Interest Requirement: With respect to the Distribution Date in October 1999 and any Pool, the excess of (i) the product of
(a) the related  Pre-Funding  Amount on the Closing Date and (b) one-twelfth and
(c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          With respect to the Distribution Date in November 1999 and any Pool, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          With respect to the Distribution Date in December 1999 and any Pool, the excess of (i) the product of (a) the related Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the Net WAC for such Distribution Date over (ii) in the case of any Subsequent Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

          Majority Certificateholders: The Holder or Holders of Principal Balance Certificates evidencing an undivided beneficial ownership interest in the Principal Balance in excess of 50% in the aggregate by Certificate Principal Balance.

          Majority Class R Certificateholders: The Holder or Holders of in excess of 50% of the Percentage Interest of the Class R Certificates.

          Mandatory Redemption Date: The Distribution Date immediately following the end of the Pre-Funding Period.

          Master Servicer: Fremont Investment & Loan, a California industrial loan company, as Master Servicer hereunder, or any successor Master Servicer hereunder.

          Master Servicer Compensation: The Master Servicer Fee and other amounts to which the Master Servicer is entitled pursuant to Section 4.01(a) hereof.

          Master  Servicer  Event of  Default:  As  described  in Section  10.01 hereof.

          Master Servicer Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee for each Distribution Date, which shall equal the product of (a) one-twelfth (1/12) of 0.50% (50 basis points) and (b) the Principal Balance of such Home Loan as of the beginning of the immediately preceding Due Period. The Servicing Fee will be payable from the Master Servicer Fee.

          Maximum Collateral Amount: With respect to any Pool, the sum of (a) the Principal Balance of the Initial Loans in such Pool as of the applicable Cut-Off Date and (b) the Principal Balance of the Subsequent Loans as of the applicable Cut-Off Date.

          Monthly Advance: As defined in Section 4.01(h) hereof.

          Monthly Advance Reimbursement Amount: With respect to any date of determination and with respect to the receipt of proceeds from or the liquidation of a Home Loan for which any Monthly Advances have been made, the amount of any such Monthly Advances that have not been reimbursed as of such date, including Nonrecoverable Monthly Advances.

          Monthly Cut-Off Date: With respect to any Distribution Date, the close of business on the first day of the calendar month of such Distribution Date.

          Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Home Loan, as set forth in the related Debt Instrument.

          Moody's: Moody's Investors Service, Inc., or any successor thereto.

          Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a Home Loan.

          Mortgaged Property: The real property encumbered by the Mortgage that secures the Debt Instrument evidencing a Home Loan.

          Mortgaged Property States: Each state in which any Mortgaged Property securing a Home Loan is located as set forth in the Home Loan Schedule.

          Net Interest Rate:

          (i) With respect to any Distribution Date and each Class of Class A Certificates, the annualized percentage expressed on an actual/360 basis, derived from the fraction, (x) the numerator of which is the sum of (1) the aggregate amount of all interest due on the Home Loans in both Pools during the related Due Period, minus the Certificateholders' Interest Distribution Amount for the Class B Certificates for that Distribution Date and minus the aggregate Interest Reduction Amount for both Pools and (2) the Capitalized Interest Requirement for such Distribution Date, and (y) the denominator of which is the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates immediately prior to the related Distribution Date. Commencing on the Distribution Date occurring in April 2000, the Net Interest Rate for the Class A Certificates will be decreased by an amount equal to 0.50% per annum; and

          (ii) With respect to any Distribution Date and the Class B Certificates, the annualized percentage, expressed on a 30/360 basis, derived from the fraction, (a) the numerator of which is the aggregate amount of all interest due on the Home Loans in both Pools during the related Due Period and minus the aggregate of the Interest Reduction Amount for both Pools and (b) the denominator of which is the aggregate Principal Balance of the Home Loans in both Pools as of the first day of the related Due Period.

          Net Liquidation Proceeds: With respect to any Distribution Date, Liquidation Proceeds received during the related Due Period, net of any reimbursements to the Servicer or the Master Servicer, as the case may be, made from such amounts for the following: (i) any unreimbursed Servicing Compensation or Master Servicer Compensation, (ii) Protective/Servicing Advances (including Nonrecoverable Protective/Servicing Advances) made, (iii) Monthly Advances (including Nonrecoverable Monthly Advances) made, and (iv) any other fees and expenses paid in connection with the foreclosure, conservation or liquidation of the related Liquidated Home Loan or Foreclosure Property.

          Net Loan Losses: With respect to any Defaulted Home Loan that is subject to a modification, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

          Net REMIC Rate:

          (i) With respect to any Distribution Date and the Class LA-1 Interest and the Class LA-2 Interest, the annualized percentage expressed on an actual/360 basis, derived from the fraction, (x) the numerator of which is the aggregate amount of all interest due on the Home Loans in both Pools and the Capitalized Interest Requirement for both Pools during the related Due Period minus the aggregate Interest Reduction Amount for both Pools, and (y) the denominator of which is the sum of the aggregate Principal Balance of the Home Loans in both Pools and the Pre-Funding Amount for both Pools, each as of the first day of the related Due Period. Commencing on the Distribution Date occurring in April 2000, the Net REMIC Rate for the Class LA-1 Interest and the Class LA-2 Interest will be decreased by an amount equal to 0.50% per annum; and

          (ii)  With  respect  to  any   Distribution   Date  and  the  Class  B
Certificates, the Net Interest Rate for the Class B Certificates.

          Net WAC: With respect to any Distribution Date, the annualized percentage, expressed on a 30/360 basis, derived from the fraction, (a) the numerator of which is the aggregate amount of all interest due on the Home Loans in both Pools during the related Due Period and minus the Master Servicing Fee for both Pools and (b) the denominator of which is the aggregate Principal Balance of the Home Loans in both Pools as of the first day of the related Due Period.

          Nonrecoverable Monthly Advance: With respect to any Defaulted Home Loan or any Foreclosure Property, any Monthly Advance previously made and not reimbursed from late or other fee collections, Liquidation Proceeds, Property Insurance Proceeds or the Released Mortgaged Property Proceeds following the liquidation or disposition of such Defaulted Home Loan or Foreclosure Property, as evidenced by an Officer's Certificate delivered to the Trustee and the Securities Insurer.

          Nonrecoverable Servicing Advance: With respect to any Defaulted Home Loan or any Foreclosure Property, any Servicing Advance previously made and not reimbursed from late or other fee collections, Liquidation Proceeds, Property Insurance Proceeds or the Released Mortgaged Property Proceeds following the liquidation or disposition of such Defaulted Home Loan or Foreclosure Property, as evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Securities Insurer.

          Notional Amount: With respect to the Class X Certificates, any of the Class X-1 Notional Amount, the Class X-2 Notional Amount and the Class X-B Notional Amount.

          Obligor: Each obligor on a Debt Instrument.

          Officer's Certificate: A certificate delivered to the Trustee, the Depositor, the Servicer, the Master Servicer, the Securities Insurer or the
Transferor signed by the President or a Vice President or an Assistant Vice President or other officer of the Trustee, the Depositor, the Servicer, the Master Servicer, the Securities Insurer or the Transferor, in each case, as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel issued by counsel (a) who is acceptable to the Master Servicer, the Trustee, the Rating Agencies and the Securities Insurer, and (b) who may be employed or retained by the Transferor, the Servicer, the Master Servicer, the Depositor, the Securities Insurer or any of their respective Affiliates.

          Optional Termination Date: The first Distribution Date on which the Aggregate Pool Principal Balance has declined to 10% or less of the Aggregate Maximum Collateral Amount.

          Original Certificate Principal Balance: With respect to (i) the Class A-1 Certificates, $325,000,000, (ii) the Class A-2 Certificates, $161,000,000 and (iii) the Class B Certificates, $14,257,334.

          Original Pool 1 Pre-Funding Amount: $81,122,179, which is equal to the amount of funds deposited into the Pre-Funding Account on the Closing Date that may be used by the Trustee to acquire Pool 1 Subsequent Loans.

          Original Pool 2 Pre-Funding Amount: $40,074,193, which is equal to the amount of funds deposited into the Pre-Funding Account on the Closing Date that may be used by the Trustee to acquire Pool 2 Subsequent Loans.

          Overcollateralization Amount: With respect to any Distribution Date and any Class of Class A Certificates, the amount equal to the excess of (A) the sum of (i) the Pool Principal Balance related to such Class as of the end of the preceding Due Period and (ii) the Pre-Funding Amount for the related Pool as of the end of the preceding Due Period, over (B) the Certificate Principal Balance of such Class.

          Overcollateralization Calculation Amount: With respect to any Distribution Date, an amount equal to the greatest of: (a)(1) with respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to 5.15% of the aggregate of the Maximum Collateral Amounts for both Pools; and (2) with respect to any other Distribution Date occurring on or after the Stepdown Date, 10.30% of the aggregate Principal Balance of the Home Loans in both Pools as of the end of the related Due Period; (b) 0.50% of the Aggregate Maximum Collateral Amount; (c) an amount equal to the product of: (I) two and (II) an amount equal to the difference between: (A) 50% of the Principal Balance of the Home Loans in both Pools that are more than 90 days delinquent; and (B) four multiplied by the aggregate of the Excess Spread for both Pools for that Distribution Date; and (d) an amount equal to the aggregate Principal Balance then outstanding of the three largest Home Loans included in any Pool of Home Loans. However, with respect to any Distribution Date, the Overcollateralization Calculation Amount will not exceed the Certificate Principal Balance of both Classes of Class A Certificates. The Securities Insurer may reduce the Overcollateralization Calculation Amount for any class of Class A Certificates, at any time. However, the Securities Insurer may only reduce the Overcollateralization Calculation Amount if the reduction will not cause a downgrade, withdrawal or qualification of the then current ratings on the Class A Certificates.

          Overcollateralization Deficiency Amount: With respect to any Distribution Date and any Class of Class A Certificates, the excess, if any, of the Overcollateralization Target Amount for such Class over the Overcollateralization Amount for such Class.

          Overcollateralization Deficit: With respect to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which (x) the Certificate Principal Balance of such Class of Certificates, after taking into account all distributions to be made on such Distribution Date (but without regard to the application of any related Insured Payment on such Distribution
Date), exceeds (y) the sum of (i) the Pool Principal Balance related to such Class of Certificates as of the close of business on the last day of the related Due Period and (ii) the Pre-Funding Amount for such Pool on such Distribution Date.

          Overcollateralization Reduction Amount: With respect to any Distribution Date that occurs on or after the Stepdown Date and each Pool, the lesser of (1) the excess, if any, of (a) the Overcollateralization Amount (assuming principal payments distributed to the related Class of Certificates on such Distribution Date are equal to the related Regular Principal Distribution Amount without deduction of this Overcollateralization Reduction Amount), over
(b) the Overcollateralization Target Amount for such Class, and (2) the related Regular Principal Distribution Amount (as determined without the deduction of this Overcollateralization Reduction Amount therefrom) for such Class of Certificates on such Distribution Date. Prior to the occurrence of the Stepdown Date, the Overcollateralization Reduction Amount shall be zero.

          Overcollateralization Target Amount: With respect to any Distribution Date and (1) with respect to the Class A-1 Certificates, an amount equal to the Overcollateralization Calculation Amount multiplied by the Pool 1 Percentage, and (2) with respect to the Class A-2 Certificates, an amount equal to the Overcollateralization Calculation Amount multiplied by the Pool 2 Percentage.

          Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          Pass-Through Rate:

          (1) With respect to the Class A-1 Certificates, a per annum rate equal to the lesser of (a) One-Month LIBOR plus 0.355%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.710% and (b) the Net Interest Rate for the Class A Certificates;

          (2) With respect to the Class A-2 Certificates, a per annum rate equal to the lesser of (a) One-Month LIBOR plus 0.395%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, One-Month LIBOR plus 0.790% and (b) the Net Interest Rate for the Class A Certificates; and

          (3) With respect to the Class B Certificates, a per annum rate equal to the lesser of (a) 9.250%, or from and after the first day of the Accrual Period in which the Optional Termination Date occurs, 9.750%, and (b) the Net Interest Rate for the Class B Certificates.

          Percentage Interest: With respect to a Class A-1 Certificate, Class A-2 Certificate or Class B Certificate, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction (a) the numerator of which is the original denomination of such Certificate and (b) the denominator of which is the respective initial Certificate Principal Balance of such Class of Certificates on the Closing Date. With respect to a Class R or Class X Certificate, the portion evidenced thereby as stated on the face of such Certificate.

          Permitted Investments: Each of the following:

          (1) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (2) (i) demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United
States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and DCR and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and
(ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (3) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and DCR and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by the Trustee in exchange for such collateral, and (iii) be delivered to the Trustee, or if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (4) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (5) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (6) a guaranteed investment contract approved by each of the Rating Agencies and the Securities Insurer and issued by an insurance company or other corporation having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (7) money market funds having one of the two highest available rating categories of S&P and DCR and the highest available rating category of Moody's at the time of such investment, which invests only in other Permitted Investments, including any such money market funds for which the Master Servicer or the Trustee or any affiliate of the Master Servicer or the Trustee acts as the investment manager or advisor; provided that any such money market funds which provide for demand withdrawals shall be conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; and

          (8) any investment approved in writing by the Securities Insurer and for which the Ratings Confirmation have been obtained with respect to such investment.

          The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under this Agreement shall be made in the name of the Trustee for the benefit of the Certificateholders and the Securities Insurer; provided, that the Master Servicer shall be entitled to all investment earnings from the Distribution Account and the Collection Account as part of its Master Servicer Compensation hereunder.

          Permitted Transferee: As defined in Section 8.03 hereof.

          Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, estate, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

          Pool: Either of Pool 1 or Pool 2.

          Pool 1: The pool of fixed-rate and adjustable-rate Home Loans conveyed to the Trustee pursuant to this Agreement on the Closing Date and on all Subsequent Transfer Dates, together with the payments thereon and proceeds therefrom received after the applicable Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A, as amended from time to time.

          Pool 1 Percentage: (1) With respect to any Distribution Date prior to the Stepdown Date, the percentage expressed as a fraction, (a) the numerator of which is equal to the sum of (i) the Cut-Off Date Initial Pool 1 Principal Balance and (ii) the Original Pool 1 Pre-Funding Amount and (b) the denominator of which is equal to the sum of (x) the Cut-Off Date Aggregate Initial Pool Principal Balance and (y) the Aggregate Original Pre-Funding Amount.

          (2) With respect to any Distribution Date on or after the Stepdown Date, the percentage expressed as a fraction, (a) the numerator of which is the Pool 1 Principal Balance as of the last day of the related Due Period and (b) the denominator of which is the Aggregate Pool Principal Balance as of the last day of the related Due Period.

          Pool 1 Pre-Funding Amount: With respect to any date of determination, the portion of the Original Pool 1 Pre-Funding Amount that remains on deposit in the Pre-Funding Account, net of investment earnings on that amount. During the Pre-Funding Period, the Pool 1 Pre-Funding Amount will be reduced by the amount of funds in the Pre-Funding Account used by the Trustee to acquire the Subsequent Pool 1 Loans.

          Pool  1  Pre-Funding  Percentage:   With  respect  to  the  Class  A-1
Certificates, 97.15% and with respect to the Class B Certificates, 2.85%.

          Pool 1 Principal Balance: With respect to any date of determination, the aggregate Principal Balances of the Home Loans in Pool 1 as of the end of the preceding Due Period; provided, however, that the Pool 1 Principal Balance on any Distribution Date on which the Termination Price is to be paid to Certificateholders will be deemed to have been equal to zero as of such date.

          Pool 1 Subsequent Loans: Each Home Loan transferred to the Trustee for inclusion in Pool 1 pursuant to Section 2.06 hereof and the related Subsequent Transfer Agreement, which Home Loans shall be listed on the Subsequent Home Loan Schedule.

          Pool 2: The Pool of fixed-rate and adjustable-rate Home Loans conveyed to the Trustee pursuant to this Agreement on the Closing Date and on all Subsequent Transfer Dates, together with the payments thereon and proceeds therefrom received after the applicable Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A, as amended from time to time.

          Pool 2 Percentage: (1) With respect to any Distribution Date prior to the Stepdown Date, the percentage expressed as a fraction, (a) the numerator of which is equal to the sum of (i) the Cut-Off Date Initial Pool 2 Principal Balance and (ii) the Original Pool 2 Pre-Funding Amount and (b) the denominator of which is equal to the sum of (x) the Cut-Off Date Aggregate Initial Pool Principal Balance and (y) the Original Aggregate Pre-Funding Amount.

          (2) With respect to any Distribution Date on or after the Stepdown Date, the percentage expressed as a fraction, (a) the numerator of which is the Pool 2 Principal Balance as of the last day of the related Due Period and (b) the denominator of which is the Aggregate Pool Principal Balance as of the last day of the related Due Period.

          Pool 2 Pre-Funding Amount: With respect to any date of determination, the portion of the Original Pool 2 Pre-Funding Amount that remains on deposit in the Pre-Funding Account, net of investment earnings on that amount. During the Pre-Funding Period, the Pool 2 Pre-Funding Amount will be reduced by the amount of funds in the Pre-Funding Account used by the Trustee to acquire the Subsequent Pool 2 Loans.

          Pool  2  Pre-Funding  Percentage:   With  respect  to  the  Class  A-1
Certificates, 97.15% and with respect to the Class B Certificates, 2.85%.

          Pool 2 Principal Balance: With respect to any date of determination, the aggregate Principal Balances of the Home Loans in Pool 2 as of the end of the preceding Due Period; provided, however, that the Pool 2 Principal Balance on any Distribution Date on which the Termination Price is to be paid to Certificateholders will be deemed to have been equal to zero as of such date.

          Pool 2 Subsequent Loans: Each Home Loan conveyed to the Trustee for inclusion in Pool 2 pursuant to Section 2.06 hereof and the related Subsequent Transfer Agreement, which Home Loans shall be listed on the Subsequent Home Loan Schedule.

          Pool Principal Balance: With respect to (i) Pool 1, the Pool 1 Principal Balance and (ii) Pool 2, the Pool 2 Principal Balance.

          Pre-Funding Account: An account created and maintained by or on behalf of the Trustee pursuant to Section 5.05 hereof.

          Pre-Funding Amount: (a) With respect to Pool 1, the Pool 1 Pre-Funding Amount and (b) with respect to Pool 2, the Pool 2 Pre-Funding Amount.

          Pre-Funding Earnings: With respect to the Distribution Date in October 1999, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from September 23, 1999 through and including October 24, 1999. With respect to the Distribution Date in November 1999, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from October 25, 1999 through and including November 24,
1999. With respect to the Distribution Date in December 1999, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from November 25, 1999 through and including December 26, 1999.

          Pre-Funding Period: With respect to any Pool, the period commencing on the Closing Date and ending on the earlier to occur of: (i) the date on which the Pre-Funding Amount for that Pool is less than $50,000 and (ii) December 23, 1999.

          Preference Amount: Any amount previously distributed to the Holder of an Insured Security that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, non-appealable order of a court having jurisdiction.

          Prepayment Assumption: 27% Constant Prepayment Rate (CPR).

          Prepayment Penalties: Any penalty or fee payable by an Obligor in connection with a Principal Prepayment

          Principal Balance: With respect to any Home Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Home Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Home Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon or Monthly Advances in respect of principal made with respect thereto and the allocation of any Net Loan Losses with respect thereto which relates to such Due Period), without giving effect to amounts received in respect of such Home Loan or related Foreclosure Property after such Due Period; provided, however, that any Liquidated Home Loan shall have a Principal Balance of zero.

          Principal Balance Certificates: Any of the Class A-1, Class A-2 or Class B Certificates.

          Principal Prepayment: With respect to any Home Loan and any Due Period, any principal amount received on a Home Loan in excess of the principal of the Monthly Payment due in such Due Period and applied by the Servicer during such Due Period in reduction of the Principal Balance of the Home Loan.

          Property Insurance Proceeds: With respect to any Mortgaged Property, all amounts collected in respect of any related insurance policy that insures such Mortgaged Property or the related Obligor and not required to be applied to the restoration of any such Mortgaged Property or paid to the related Obligor (but excluding any Insured Payments).

          Prospectus: The Depositor's final Prospectus dated August 20, 1999 as supplemented by the Prospectus Supplement.

          Prospectus Supplement: The Prospectus Supplement dated September 20, 1999 prepared by the Depositor and Transferor in connection with the issuance and sale of the Certificates.

          Protective/Servicing Advances: All reasonable and customary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Home Loans in accordance with the performance by the Servicer of its servicing obligations under Section 6.6 of the Servicing Agreement, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of any related Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations , (iii) the conservation, management and sale or other disposition of a Foreclosure Property, and (iv) the satisfaction, cancellation, release or discharge of any Home Loan or any related Mortgage in accordance with this Agreement; provided, however, that such Protective/Servicing Advances (plus accrued interest thereon from the date of such advance to the date of reimbursement and at the rate equal to the Servicer's cost of funds) are reimbursable to the Servicer out of the expected late collections, Liquidation Proceeds, Property Insurance Proceeds or Released Mortgaged Property Proceeds from the related Home Loan, Obligor or Mortgaged Property.

          Purchase Price: With respect to a Defective Home Loan, the Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Defective Home Loan from the date to which interest was last paid to but not including the date of repurchase computed at the applicable Home Loan Interest Rate, plus the amount of any unreimbursed Protective/Servicing Advances made by the Servicer and Monthly Advances made by the Trustee and Master Servicer, with respect to such Defective Home Loan (after deducting therefrom any amounts received in respect of such repurchased Defective Home Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Master Servicer Fee, Trustee Fee and Guaranty Insurance Premium for such Defective Home Loan) for the period from and after the date of repurchase).

          Qualified Mortgage: Shall have the meaning set forth from time to time in the definition of "qualified mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective obligations as a qualified mortgage.

          Qualified Substitute Home Loan: A Home Loan or Home Loans substituted for a Deleted Home Loan pursuant to Section 3.05 hereof, which satisfies the following: (i) in the case of a fixed rate Home Loan, has or have a fixed interest rate (a) no lower than the Home Loan Interest Rate for the Deleted Home Loan, and (b) not more than 2.0 percentage points greater than the Home Loan Interest Rate for the Deleted Home Loan; (ii) in the case of an adjustable rate Home Loan, has or have an adjustable rate and (a) has a current interest rate no lower than the Home Loan Interest Rate for the Deleted Home Loan, (b) has a gross margin not more than 2.0 percentage points different than the Home Loan Interest Rate for the Deleted Home Loan, (c) has a lifetime interest rate cap not more than 2.0 percentage points lower than the Home Loan Interest Rate for the Deleted Home Loan, (d) has a lifetime interest rate floor not more than 2.0 percentage points lower than the Home Loan Interest Rate for the Deleted Home Loan, and (e) pays interest based on the same index as the Deleted Home Loan;
(iii) matures or mature not more than one year later than, and not more than one year earlier, than the maturity date of the Deleted Home Loan, has a maturity date no later than January 1, 2030; (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance or Balances of the Deleted Home Loan or Loans as of such date; (v) has or have a borrower or borrowers with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan; (vi) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.04 hereof and is or are not more than 89 days delinquent as of the date of substitution for such Deleted Home Loan or Loans;
(vii) has or have a lien  priority  no lower than the  Deleted  Home  Loan;  and
(viii) is otherwise satisfactory to the Securities Insurer. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Home Loans pursuant to Section 3.05 hereof are in fact "Qualified Substitute Home Loans" as provided above, the criteria specified in clauses (i), (ii) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (i.e., so long as the weighted average Home Loan Interest Rate of any loans proposed to be substituted is not less than the Home Loan Interest Rate for the designated Deleted Home Loan or Loans and not more than two percentage points greater than the Home Loan Interest Rate for the designated Deleted Home Loan or Loans, the requirements of clause (i) above would be deemed satisfied).

          Rating Agencies: Moody's, DCR and S&P. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Master Servicer and approved by the Securities Insurer, notice of which designation shall have been given to the Trustee, the Securities Insurer and the Servicer.

          Ratings: The ratings initially assigned to the Certificates by the Rating Agencies, as evidenced by letters from the Rating Agencies.

          Ratings Confirmation: With respect to a contemplated action to be undertaken or performed pursuant to this Agreement, a written confirmation from each Rating Agency to the effect that such action will not result in or cause the downgrading, withdrawal or qualification of the rating that would otherwise be assigned by such Rating Agency to the Certificates without the benefit of the Guaranty Policy provided by the Securities Insurer.

          Realized Losses: With respect to any Distribution Date means the amount, if any, by which (1) the aggregate Certificate Principal Balance of the Principal Balance Certificates after giving effect to distributions made on that Distribution Date exceeds (2) the aggregate Principal Balance of the Home Loans in both Pools after giving effect to any payments of principal received or advanced with respect to the related Due Period. The aggregate amount of Realized Losses that may be allocated to the Class B Certificates may not exceed the initial Certificate Principal Balance of the Class B Certificates.

          Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          Reference Bank Rate: With respect to any Accrual Period for the Class A Certificates, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the then outstanding Certificate Principal Balance of the Class A Certificates; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the then aggregate outstanding Certificate Principal Balance of the Class A Certificates. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

          Reference Banks: Leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

          Regular Distribution Amount: With respect to any Distribution Date and any Class of Class A Certificates, the lesser of (a) the Available Distribution Amount for the related Pool and (b) the sum of (i) the Certificateholders' Interest Distribution Amount for such Class and (ii) the lesser of (x) the related Regular Principal Distribution Amount and (y) the Certificate Principal Balance for such Class immediately prior to such Distribution Date.

          Regular Principal Distribution Amount: With respect to any Distribution Date and any Pool, an amount equal to the sum of (i) each scheduled distribution of principal collected by the Servicer or advanced by the Master Servicer or the Trustee in respect of the related Due Period with respect to such Pool, (ii) all Principal Prepayments received by the Servicer during such related Due Period with respect to such Pool, (iii) the principal portion of all Net Liquidation Proceeds, Property Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period with respect to such Pool, (iv) the principal portion of the Purchase Price of any repurchased Home Loan in the related Pool received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments from the related Pool required to be deposited in the Collection Account as of the related Determination Date and (vi) on the Distribution Date on which the Trust is to be terminated pursuant to Section 11.02 hereof, the portion of the Termination Price received by the Servicer allocable to principal of the related Home Loans; provided, however, that if such Distribution Date is on or after the Stepdown Date, then the related Regular Principal Distribution Amount will be reduced (but not less than zero) by the related Overcollateralization Reduction Amount, if any, for such Distribution Date.

          Released Mortgaged Property Proceeds: With respect to any Home Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which proceeds in either case are not released to the Obligor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

          Relief Act Shortfall: Any shortfall in an Obligor's Monthly Payment caused by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC I: The segregated asset pool of the Trust Fund comprised of items (i)-(viii) of the definition of "Trust Fund," but excluding (i) the Pre-Funding Account and the Capitalized Interest Account and such assets or funds as are held in such accounts from time to time and (ii) the Prepayment Penalties.

          REMIC I Regular Interests: Any of the Class LA-1, Class LA-2 and Class LB Interests, having the initial Lower-Tier Balances and Pass-Through Rates set forth in the definitions thereof.

          REMIC II: The segregated asset pool of the Trust Fund comprised of the REMIC I Regular Interests and all amounts distributed thereon and held in the Distribution Account.

          REMIC II Regular Interests: The regular interests represented by the Class A-1, Class A-2, Class B and Class X Certificates. The Certificate Principal Balances of such regular interests shall be as set forth in the definition of "Certificate Principal Balance." The Pass-Through Rates of the regular interests corresponding to the Class A-1, Class A-2 and Class B Certificates shall be the respective Pass-Through Rates of such Classes of Certificates, except that the Net REMIC Rate shall be substituted for the Net Interest Rate in clause (b) of the definition of the Pass-Through Rate of the Class A-1 and Class A-2 Certificates. The Pass-Through Rate of the regular interest corresponding to the Class X Certificates is equal to the weighted average of the Class X-1 Component Pass-Through Rate, the Class X-2 Component Pass-Through Rate and the Class X-B Component Pass-Through Rate, weighted on the basis of their respective Notional Amounts. The REMIC II Regular Interests are held by the Trustee as assets of the Grantor Trust portion of the Trust Fund.

          REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the Trust REMICs and the REMIC Provisions issued after the Closing Date.

          REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

          REO Loan: Any Home Loan that is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Property is held as part of the Trust Fund.

          Representation Letter: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Principal Balance Certificates registered in the Certificate Register under the nominee name of the Depository.

          Reserve Account: The Eligible Account established and maintained pursuant to Section 5.01.

          Reserve Account Requirement: With respect to any Distribution Date, an amount equal to 2.3% of the Maximum Collateral Amount for the Pool 1 Loans, less all amounts distributed to the Class A-1 Certificates pursuant to Section 5.01(d)(A)(6) and 5.01(d)(A)(8) on such Distribution Date. The Reserve Account Requirement may not be less than zero.

          Responsible Officer: When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor, the Servicer, the Master Servicer, the Transferor, the Servicer or any Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

          S&P:  Standard  and  Poor's  Ratings  Services,   a  Division  of  The
McGraw-Hill Companies, Inc. or any successor thereto.

          Securities: The Certificates.

          Securities Insurer: Ambac Assurance Corporation, as issuer of the Guaranty Policy, and its successors and assigns.

          Securities Insurer Default: The existence and continuation of any of the following:

          (a) The Securities Insurer fails to make a payment required under the Guaranty Policy in accordance with its terms;

          (b) The Securities Insurer (1) files any petition or commences any case or proceeding under any provision or chapter of the United States
Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (2) makes a general assignment for the benefit of its creditors, or (3) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) A court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Securities Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Securities Insurer (or the taking of possession of all or any material portion of the property of the Securities Insurer).

          Securities Insurer Reimbursement Amount: At any time, an amount owed to the Securities Insurer for any unreimbursed Insured Payments made under the Guaranty Policy and any other amounts then owing to the Securities Insurer under the Insurance Agreement, which have not previously been reimbursed, in each case together with interest on such unpaid amounts at the rate specified in the Insurance Agreement and any accrued and unpaid Guaranty Insurance Premiums. The Securities Insurer Reimbursement Amount shall be allocated among each Class of Class A Certificates as follows: (i) with respect to the portion of the Securities Insurer Reimbursement Amount comprising unreimbursed Insured Payments made under the Guaranty Policy, the Insured Payments that were paid to such Class shall be allocated to such Class, and (ii) with respect to that portion of the Securities Insurer Reimbursement Amount comprising any other amounts then owing to the Securities Insurer under the Insurance Agreement, such amount to be allocated among all the Outstanding Classes, pro rata, based on the then outstanding Certificate Principal Balances of such Classes.

          Series or Series 1999-3: Fremont Home Loan Asset Backed Certificates, Series 1999-3.

          Servicer: One or more servicers that enter into a Servicing Agreement with the Master Servicer, which initially will be Fremont Investment & Loan, a California industrial loan company, for an interim period, and thereafter will be Countrywide Home Loans, Inc., a New York corporation or any permitted successors.

          Servicer Termination Event: An event upon which the Servicer may be terminated pursuant to the Servicing Agreement.

          Servicer's Home Loan Files: In respect of each Home Loan, all documents customarily included in the Servicer's loan file for the related type of Home Loan as specifically set forth in Section 4.4 of the Servicing Agreement.

          Servicer's Monthly Remittance Report: A report prepared and computed by the Servicer in substantially the form of Exhibit B attached hereto.

          Servicing Advance Reimbursement Amount: With respect to any date of determination and with respect to the receipt of proceeds from or the liquidation of a Home Loan for which any Protective/Servicing Advances have been made, the amount of any such Protective/Servicing Advances that have not been reimbursed as of such date, including Nonrecoverable Protective/Servicing Advances.

          Servicing Agreement: The servicing agreement, dated as of September 23, 1999 incorporating by reference the Agreement Regarding Standard Servicing Terms, dated as of September 1, 1999 between Fremont, as owner of the Home Loans and as the Master Servicer and the Servicer, a form of which is attached hereto as Exhibit E.

          Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to this Agreement and the Servicing Agreement.

          Servicing Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Distribution Date, which shall equal an amount up to, and payable from, the Master Servicer Fee.

          Servicing Officer: Any officer of the Servicer or Master Servicer involved in, or responsible for, the administration and servicing of the Home Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Master Servicer, respectively, to the Securities Insurer, the Master Servicer and the Trustee, on behalf of the Certificateholders and the Securities Insurer, as such list may from time to time be amended.

          Startup  Day:  The day  designated  as such  pursuant to Section  2.08 hereof.

          Stepdown Date: The first  Distribution Date occurring on the later of:
(a) April 25, 2002; or (b) the Distribution Date on which the Aggregate Pool Principal Balance as of the end of the related Due Period has been reduced to an amount that is less than or equal to 50% of the aggregate of the Maximum Collateral Amounts for both Pools.

          Subsequent Cut-Off Date Deposit: With respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Trustee during any month, which Subsequent Loan does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Principal Balance of such Subsequent Loan on the related Cut-Off Date and
(b) one-twelfth of the Home Loan Interest Rate on such Subsequent Loan.

          Subsequent Loan: Each Home Loan transferred to the Trustee for inclusion in the Trust pursuant to Section 2.06 hereof and the related Subsequent Transfer Agreement, which Home Loan shall be listed on the related Subsequent Loan Schedule.

          Subsequent Loan Schedule: The schedule of Subsequent Loans transferred to the Trustee pursuant to the related Subsequent Transfer Agreement and attached thereto.

          Subsequent Transfer Agreement: Each Subsequent Transfer Agreement executed by the Trustee, Depositor and the Transferor substantially in the form of Exhibit F attached hereto by which Subsequent Loans are sold and assigned to the Depositor by the Transferor and transferred by the Depositor to the Trustee.

          Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement; provided, however, that in no event shall there be more than three (3) such Subsequent Transfer Agreements.

          Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 3.05 hereof, the amount, if any, by which (a) the sum of the aggregate Principal Balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Home Loans as of the date of substitution, plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the Principal Balance, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Home Loans.

          Tax  Matters  Person:  The Person or  Persons  appointed  pursuant  to
Section 13.19 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust REMICs.

          Tax Return: The federal income tax returns on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, "Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation", or any successor forms, to be filed on behalf of each of the Trust REMICs due to their classification as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

          Telerate Page 3750: The display page so designated on the Bridge Telerate Service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee), the rate will be the Reference Bank Rate.

          Termination Price: With respect to any Distribution Date, an amount equal to the greater of (1) the sum of (a) the outstanding Certificate Principal Balance for each Class of Principal Balance Certificates and all accrued and unpaid interest at the applicable Pass-Through Rate and all unpaid Certificateholders' Interest Carry-Forward Amounts for each Class of Principal Balance Certificates through the last day of the Accrual Period relating to such Distribution Date (for purposes of determining accrued interest in this clause
(a), the Pass-Through Rate will be determined without giving effect to the Net Interest Rate cap); (b) the aggregate amount of unreimbursed Realized Losses allocated to the Class B Certificates as a reduction of their Certificate Principal Balance, together with interest on such amounts at the Pass-Through Rate for the Class B certificates (for purposes of determining accrued interest in this clause (b), the Pass-Through Rate will be determined without giving effect to the Net Interest Rate cap); (c) any Trust Fees and Expenses due and unpaid on the Distribution Date; (d) any unreimbursed Protective/Servicing Advances and unreimbursed Monthly Advances including advances deemed to be nonrecoverable; and (e) any unpaid Securities Insurer Reimbursement Amount; and

          (2) the sum of (a) the Aggregate Pool Principal Balance as of the close of business on the first day of the month of such Distribution Date; (b) all unpaid interest accrued on the Principal Balance of each such Home Loan at the related Home Loan Interest Rate to such Monthly Cut-Off Date; (c) the aggregate fair market value of each Foreclosure Property on such Monthly Cut-Off Date, as determined by an independent appraiser acceptable to the Trustee as of a date not more than 30 days prior to such Distribution Date; and (d) any due but unpaid Securities Insurer Reimbursement Amount.

          Transaction Documents: This Agreement, the Servicing Agreement, the Home Loan Purchase Agreement, the Indemnification and Contribution Agreement, the Insurance Agreement and the Indemnification Agreement.

          Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

          Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          Transferor: Fremont, in its capacity as the transferor hereunder.

          Transferor Excess Capitalized Interest Amount: With respect to any Distribution Date during the Pre-Funding Period, an amount equal to the excess, if any, of (i) the amount on deposit in the Capitalized Interest Account on such Distribution Date, after taking into account of withdrawals of the Capitalized Interest Requirement and the Class X Excess Capitalized Interest Amounts, in each case, for both Pools for such Distribution Date over (ii) the Capitalized Interest Required Amount for such Distribution Date.

          Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

          Trust: Fremont Home Loan Trust 1999-3, the trust created hereunder.

          Trust  Account   Property:   The  Trust  Accounts,   all  amounts  and
investments held from time to time in the Trust Accounts and all proceeds of the foregoing.

          Trust Accounts: The Distribution Account, the Policy Payment Account, the Reserve Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account.

          Trust Fees and Expenses: As of each Distribution Date, an amount equal to the Master Servicer Compensation, the Servicing Compensation (net of the Servicing Fee which is payable from the Master Servicer Fee), the Guaranty Insurance Premium and the Trustee Fee.

          Trust Fund: The assets subject to this Agreement and assigned and conveyed to the Trust, which assets consist of: (i) such Home Loans as from time to time are subject to this Agreement as listed in the Home Loan Schedule, as the same may be amended or supplemented from time to time including by the addition of Subsequent Loans, the removal of Deleted Home Loans and the addition of Qualified Substitute Home Loans, together with the Home Loan File relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to the Home Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, (iv) such assets as from time to time are identified as Foreclosure Property, (v) such assets and funds as are from time to time are deposited in the Collection Account, the Reserve Account, the Pre-Funding Account, the Capitalized Interest Account and the Distribution Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (vi) the Trustee's rights under all insurance policies with respect to the Home Loans and any Property Insurance Proceeds, (vii) Net Liquidation Proceeds and Released Mortgaged Property Proceeds, and (viii) all right, title and interest of the Depositor in and to the Servicing Agreement and the Home Loan Purchase Agreement, (ix) the REMIC I Regular Interests, (x) the REMIC II Regular Interests and (xi) the Basis Risk Arrangements.

          Trust REMIC: REMIC I and REMIC II, or either of them.

          Trustee: The Bank of New York, a New York banking corporation, as Trustee under this Agreement acting on behalf of the Certificateholders, or any successor Trustee under this Agreement.

          Trustee Fee: As to any Distribution Date, the product of (i) one-twelfth (1/12) of the Trustee Fee Rate and (ii) the sum of (i) the Aggregate Pool Principal Balance and (ii) the aggregate Pre-Funding Amount for both Pools, in each case, as of the opening of business on the first day of the Due Period immediately preceding the calendar month of such Distribution Date (or, with respect to the first Distribution Date, the Cut-Off Date Aggregate Pool Principal Balance), together with its out-of-pocket expenses for acting as Trustee and as agent for the Tax Matters Person, including, without limitation, any taxes imposed on the Trustee with respect to the Trust Fund (other than as a result of its own negligence, bad faith, willful misfeasance or other breach of duties under this agreement) and costs or expenses associated with the complete transfer of all servicing data and completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee to service the Home Loans properly and effectively in the event the Trustee becomes the successor servicer hereunder.

          Trustee Fee Rate: 0.0075% per annum.

          Trustee's Home Loan File: As defined in Section 2.04 hereof.

          UCC:  The  Uniform  Commercial  Code as in  effect in the State of New
York.

          Uncertificated Regular Interests: Any of the REMIC I Regular Interests and REMIC II Regular Interests.

          U.S. Person: A beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          Section 1.02.   Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

          (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                          CONVEYANCE OF THE HOME LOANS

          Section 2.01. Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests; Establishment of the Trust.

          (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trust for the benefit of the Certificateholders and the Securities Insurer without recourse but subject to the provisions in this Section 2.01 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Transferor or any other party with respect to the Home Loans.

          (b) The rights of the Certificateholders to receive distributions with respect to the Home Loans in respect of the Certificates and all ownership interests of the Certificateholders shall be as set forth in this Agreement. In this regard, all rights of the Class R and Class X Certificateholders to receive distributions in respect of the Class R and Class X Certificates, respectively, are subject and subordinate to the preferential rights of the Class A-1, Class A-2 and Class B Certificateholders to receive distributions in respect of the Class A-1, Class A-2 and Class B Certificates and to the Securities Insurer's rights to receive the Securities Insurer Reimbursement Amount. The rights of the Class B Certificateholders to receive distributions of interest and principal is subordinated to the rights of the Class A-1 and Class A-2 Certificateholders to receive their respective distributions and to the Securities Insurer's rights to receive the Securities Insurer Reimbursement Amount.

          (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Fremont Home Loan Trust 1999-3" and does hereby appoint The Bank of New York as Trustee in accordance with the provisions of this Agreement.

          Section 2.02.   Ownership and Possession of Home Loan Files.

          Upon the issuance of the Certificates, with respect to the Home Loans, the ownership of each Debt Instrument, the related Mortgage and the contents of the related Servicer's Home Loan File and the Trustee's Home Loan File shall be vested in the Trustee for the benefit of the Certificateholders and the Securities Insurer, as their respective interest may appear, although possession of the Servicer's Home Loan Files (other than items required to be maintained in the Trustee's Home Loan Files) on behalf of and for the benefit of the Certificateholders and the Securities Insurer, shall remain with the Servicer, and the Trustee or the Custodian (on behalf of the Trustee) shall take possession of the Trustee's Home Loan Files as contemplated in Section 2.05 hereof.

          Section 2.03.   Books and Records.

          The sale of each Home Loan shall be reflected on the balance sheets and other financial statements of the Depositor or the Transferor, as the case may be, as a sale of assets by the Depositor or the Transferor, as the case may be, under GAAP. Each of the Servicer and the Custodian shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Home Loan which shall be clearly marked to reflect the ownership of each Home Loan by the Trustee for the benefit of the Certificateholders.

          It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Home Loans and the other property specified in Section 2.01(a) hereof from the Depositor to the Trustee on behalf of the Trust. If the assignment and transfer of the Home Loans and the other property specified in Section 2.01(a) hereof to the Trust pursuant to this Agreement or the conveyance of the Home Loans or any of such other property to the Trust is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee on behalf of the Trust a first priority security interest in the entire right, title and interest of the Depositor in and to the Home Loans and all other property conveyed to the Trust pursuant to Section 2.01 hereof and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. Within ten
(10) days of the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Trustee as a "secured party" and describing the Home Loans being sold by the Depositor to the Trustee with the office of the Secretary of the State in which the Depositor is located.

          Section 2.04.   Delivery of Home Loan Documents.

          (a) With respect to each Home Loan, the Transferor and/or the Depositor, as applicable, shall, on the Closing Date, in the case of the Initial Loans, or the applicable Subsequent Transfer Date, in the case of Subsequent Loans, deliver or caused to be delivered to the Trustee or the Custodian (on behalf of the Trustee), each of the following documents for each Home Loan sold by the Transferor to the Depositor and transferred by the Depositor to the Trustee (collectively, the "Trustee's Home Loan Files"):

          (i) The original Debt Instrument, endorsed by the Transferor in blank or in the following form: "Pay to the order of The Bank of New York, as Trustee without recourse" with all prior and intervening endorsements showing a complete chain or endorsement from origination of the Home Loan to the Transferor, or a lost note affidavit acceptable to the Trustee (not to exceed 25 Home Loans);

          (ii) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording; provided, however, that the original Mortgage with evidence of recording, or a certified copy from the applicable recording office, shall be delivered to the Trustee within 180 days of the Closing
     Date) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment, thereof, to be a true and complete copy of the original power of attorney submitted for recording);

          (iii) The original executed Assignment of Mortgage, in blank or in recordable form to "The Bank of New York, as Trustee for Fremont Home Loan Trust 1999-3." The Assignment of Mortgage may be a blanket assignment, to the extent such assignment is effective under applicable law, for Mortgages covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, an Assignment of Mortgage need not be included in the individual Trustee's Home Loan File;

          (iv) All original intervening assignments of mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Home Loan to the Transferor (or, if any such assignment of mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment of mortgage certified by a Responsible Officer of the Transferor or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original assignment submitted for recording); provided that the chain of intervening recorded assignments shall not be required to match the chain of intervening endorsements of the Debt Instrument so long as the chain of intervening recorded assignments, if applicable, evidences one or more assignments of the Mortgage from the original mortgagee ultimately to the person who has executed the Assignment of Mortgage;

          (v) The original, or a copy certified by the Transferor to be a true and correct copy of the original, of each assumption, modification, written assurance or substitute agreement, if any; and

          (vi) The original policy of title insurance, including riders and endorsements thereto, and, in addition, if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

          (b) With respect to each Home Loan, the Transferor and the Depositor shall, on the Closing Date in the case of the Initial Loans, or the applicable Subsequent Transfer Date in the case of Subsequent Loans, deliver or caused to be delivered to the Servicer, as the designated agent of the Trustee, the Servicer's Home Loan Files.

          (c) Within 60 days after the Closing Date, in the case of Initial Loans or, in the case of the Subsequent Loans, within 60 days after the related Subsequent Transfer Date, the Transferor, at its own expense, shall record each Assignment of Mortgage (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; provided, however, that the Transferor need not record any such Assignment of Mortgage which relates to a Home Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Transferor (at the Transferor's expense) to the Trustee, the Securities Insurer and the Rating Agencies, that recordation of such Assignment of Mortgage is not necessary to protect the Trustee's and the Certificateholders' interest in the related Home Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 60 days following the Closing Date in the case of Initial Loans or, in the case of Subsequent Loans, within 60 days of the related Subsequent Transfer Date, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than 360 days after the Closing Date. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Transferor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Transferor shall be required to submit each such Assignment of Mortgage for recording.

          (d) All recordings required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Transferor.

          (e) The Trustee or the Custodian (on behalf of the Trustee) shall take and maintain continuous physical possession of the Trustee's Home Loan Files in the State of Maryland (or with the consent of the Securities Insurer and the Master Servicer, any other state) and, in connection therewith, shall act solely as agent for the Certificateholders in accordance with the terms hereof and not as agent for the Transferor or any other party.

          Section 2.05. Acceptance by the Trustee of the Home Loans; Certain Substitutions.

          (a) The Trustee agrees to execute and deliver, or cause the Custodian (on behalf of the Trustee) to execute and deliver, on the Closing Date, in the case of the Initial Loans, or the applicable Subsequent Transfer Date, in the case of Subsequent Loans, an acknowledgment of receipt of the Trustee's Home Loan File for each Home Loan in the form of Exhibit H attached hereto. The Trustee or the Custodian (on behalf of the Trustee) will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the Trust Fund and delivered to the Trustee or the Custodian (on behalf of the Trustee), in trust, upon and subject to the conditions set forth herein. The Trustee agrees to review, or cause the Custodian (on behalf of the Trustee) to review, each Trustee's Home Loan File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Home Loan or Subsequent Loan, within 45 days after the conveyance of the related Home Loan to the Trustee) and to deliver to the Transferor, the Depositor, the Servicer, and the Securities Insurer an initial certification (the "Initial Certification") in the form of Exhibit H-1 attached hereto to the effect that, as to each Home Loan listed in the Home Loan Schedule (other than any Home Loan paid in full or any Home Loan specifically identified as an exception to such certification), (i) all documents required to be delivered to the Trustee or the Custodian (on behalf of the Trustee) pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trustee or the Custodian (on behalf of the Trustee) and appear regular on their face and relate to such Home Loan,
(iii) each Debt Instrument and Assignment of Mortgage have been endorsed or assigned in blank as provided in Section 2.04(a), and (iv) based on the examination of the Trustee or the Custodian (on behalf of the Trustee), and only as to the foregoing documents, the information set forth on the Home Loan Schedule with respect to items (i), (ii), (iv) (only as to original principal amount), (vii), (ix), (x) and (xiii) specified under the definition of Home Loan Schedule herein accurately reflects the information set forth in the Trustee's Home Loan File. Neither the Trustee nor the Custodian (on behalf of the Trustee) shall be under any duty or obligation to make an independent examination of any documents contained in each Trustee's Home Loan File beyond the review listed herein. Neither the Trustee nor the Custodian (on behalf of the Trustee) makes any representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a responsible officer or genuineness of any of the documents contained in each Trustee's Home Loan File of any of the Home Loans identified on the Home Loan Schedule relating to such Home Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan, or (iii) the existence of any document specified in clause (v) of Section 2.04(a) of this Agreement.

          (b) The Servicer's Home Loan Files shall be held in the custody of the Servicer for the benefit of, and as agent for, the Certificateholders and the Trustee. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Home Loans or such documents or instruments. The Master Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Certificateholders or the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Master Servicer will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Certificateholders or the Trustee; and provided, further, that the Master Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this Agreement issued to the Servicer by the Trustee. The Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

          (c) The Trustee agrees to review, or cause the Custodian (on behalf of the Trustee) to review, for the benefit of the Certificateholders, each Trustee's Home Loan File within 60 days after the date the Trustee or the Custodian (on behalf of the Trustee) delivered an Initial Certification and to deliver to the Transferor, the Depositor, the Master Servicer, the Servicer, the Trustee and the Securities Insurer an Updated Certification (the "Updated Certification") in the form of Exhibit H-2 attached hereto, setting forth those exceptions listed on the Initial Certification which continue to exist on the date of such Updated Certification. With respect to any Home Loans which are set forth as exceptions in the updated certification because recorded assignments or original or certified copies of Mortgages have not yet been delivered to the Trustee or the Custodian (on behalf of the Trustee), the Transferor shall cure such exceptions by delivering such missing documents to the Trustee or the Custodian (on behalf of the Trustee) no later than 180 days after the Closing Date in the case of the Initial Loans, and the Subsequent Transfer Date, in the case of the Subsequent Loans.

          Within 180 days after the date it delivered an initial certification the Trustee will deliver, or cause the Custodian (on behalf of the Trustee) to deliver, to the Transferor, the Depositor, the Master Servicer, the Servicer, and the Securities Insurer a Final Certification (the "Final Certification"), in the form attached hereto as Exhibit H-3 setting forth those exceptions listed on the Updated Certification which continue to exist on the date of such Final Certification.

          In performing any such review, the Trustee or the Custodian (on behalf of the Trustee) may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature thereon. Neither the Trustee nor the Custodian (on behalf of the Trustee) shall not have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction. If a material defect in a document constituting part of a Trustee's Home Loan File is discovered, then the Depositor and Transferor shall comply with the cure, substitution and repurchase provisions of Section 3.05 hereof.

          Section 2.06.   Subsequent Transfers.

          (a) Subject to the  satisfaction  of the  conditions set forth in this
Section 2.06 and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Depositor, and in consideration of the Depositor's delivery on each Subsequent Transfer Date to or upon the order of the Transferor, of all or a portion of the Pool 1 Pre-Funding Amount or Pool 2 Pre-Funding Amount, as applicable, in each case on deposit in the Pre-Funding Account, the Transferor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Depositor, and the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, for the benefit of the Certificateholders and the Securities Insurer, all of its right, title and interest in and to each Subsequent Loan listed on the related Subsequent Loan Schedule. The Trustee may only acquire Subsequent Pool 1 Loans and Subsequent Pool 2 Loans with an aggregate Principal Balance of up to the Original Pool 1 Pre-Funding Amount and Original Pool 2 Pre-Funding Amount, respectively. The transfer by the Transferor to the Depositor, and by the Depositor to the Trustee of the Subsequent Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Transferor to the Depositor, and a sale by the Depositor to the Trustee. If the assignment and transfer of the Subsequent Loans and the other property specified in this Section 2.06(a) from the Transferor to the Depositor, and from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Transferor and the Depositor intend that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (a)(i) the Transferor shall be deemed to have granted and does hereby grant to the Depositor as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Transferor in and to the related Subsequent Loans and all other property conveyed to the Depositor pursuant to this Section 2.06(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law and (b)(i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee, for the benefit of the Certificateholders and the Securities Insurer, as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the related Subsequent Loans and all other property conveyed to the Trustee pursuant to this Section 2.06(a) and all proceeds thereof, and
(ii) this Agreement shall constitute a security agreement under applicable law. The amount released to the Transferor from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred.

          (b) The Trustee shall contribute from the Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred to the Trustee and use such cash to acquire the Subsequent Loans on behalf of the Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) The Transferor on its behalf and on behalf of the Depositor, shall have provided the Trustee and the Rating Agencies with an Addition Notice, which notice shall be given no fewer than four Business Days prior to the related Subsequent Transfer Date and shall designate the Pool 1 Subsequent Loans and/or Pool 2 Subsequent Loans to be sold by the Transferor to the Depositor and by the Depositor to the Trustee and the aggregate Principal Balances of such Subsequent Loans as of the related Cut-Off Date and the Rating Agencies shall have provided written confirmation that the purchase of such Subsequent Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the then outstanding Certificates;

          (ii) The Transferor on its behalf and on behalf of the Depositor, shall have deposited in the Collection Account all principal collected after the related Cut-Off Date and interest payments collected after the related Cut-Off Date in respect of each Subsequent Loan and the related Subsequent Cut-Off Date Deposit;

          (iii) The Transferor shall have delivered to the Depositor and the Trustee, an Officer's Certificate confirming that, as of each Subsequent Transfer Date, the Transferor was not insolvent, would not be made insolvent by such transfer and was not aware of any pending insolvency;

          (iv) The Pre-Funding Period shall not have ended;

          (v) The Transferor shall have delivered to the Depositor and the Trustee, an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) (including those set forth in clause (B) of subparagraph (vii) below) and in the related Subsequent Transfer Agreement;

          (vi) The Transferor shall have delivered to the Depositor and the Trustee, an Officer's Certificate confirming that the representations and warranties of the Transferor pursuant to Section 3.04 (other than to the extent representations and warranties relate to statistical information as to the characteristics of the Initial Loans in the aggregate) and pursuant to Section 3.02 are true and correct with respect to the Subsequent Loans and the Transferor, as of the Subsequent Transfer Date;

          (vii) Each of the Depositor and the Trustee shall not purchase a Subsequent Loan unless:

               (A) each Rating Agency shall consent thereto (which consent shall be evidenced by a letter from the Rating Agency); and

               (B) the following conditions shall have been satisfied as evidenced by an Officer's Certificate pursuant to Section 2.06(b)(v) above: (I) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date; (II) the lien securing any such Subsequent Loan must not be lower than first priority; (III) such Subsequent Loan must have an outstanding Principal Balance of at least $2,500 as of the applicable Cut-Off Date; (IV) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless the Transferor deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Home Loan Interest Rate less the applicable Master Servicer Fee rate (each such amount, a "Capitalized Interest Subsequent Deposit"), in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs; (V) such Subsequent Loan is a fully amortizing loan with payments over the remaining term of no fewer than 10 years and no more than 30 years and the scheduled maturity will be no later than January 1, 2030; (VI) such Subsequent Loan must have a fixed Home Loan Interest Rate of at least 7.750% or an adjustable Home Loan Interest Rate equal to six-month LIBOR plus a gross margin of equal to at least 3.750%; (VII) any such Subsequent Loan must have an original Loan-to-Value Ratio of no more than 90%, (VIII) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time or in a manner similar to the Initial Loans, (IX) following the purchase of such Subsequent Loans by the Trustee, the Home Loans included in the applicable Pool must have a weighted average interest rate, a weighted average remaining term to maturity, weighted average original Loan-to-Value Ratio and weighted average gross margin, as of each respective Cut-Off Date comparable to those of the Initial Loans included in the applicable initial Pool;
          (X) following the purchase of such Subsequent Loans by the Trustee, the percentages of the Home Loans in each Pool that are fixed-rate loans must be comparable to the respective percentages based on the Cut-Off Date Initial Pool Principal Balances of the fixed rated loans included in the Initial Loans; and (XI) no Subsequent Loan may be acquired by the Trustee unless the Securities Insurer consents.

          (viii) in connection with the transfer and assignment of the Subsequent Loans, the Transferor on its behalf, and on behalf of the Depositor, shall satisfy the document delivery requirements set forth in
     Section 2.05 hereof; and

          (ix) each proposed Subsequent Loan must be listed on the Home Loan Schedule hereto as the same may be amended from time to time with the approval of the Depositor.

          (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Trustee shall determine, based on the written instructions received from the Master Servicer (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Account Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Trustee from the Pre-Funding Account or from the Capitalized Interest Account, the Trustee shall not be liable therefor and the Transferor shall immediately repay such amounts to the Trustee.

          Section 2.07. Creation of the Uncertificated Regular Interests and Residual Interests; Creation of Grantor Trust.

          (a) Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests and Class R-I Interest have been issued hereunder. The interests evidenced by the REMIC I Regular Interests and Class R-I Interest constitute the entire beneficial ownership of REMIC I. The rights of the REMIC II and the Class R Certificateholders to receive distributions from the proceeds of REMIC I in respect of the REMIC I Regular Interests and the Class R-I Interest, respectively, and all ownership interests of REMIC II and the Class R Certificateholders in and to such distributions, shall be as set forth in this Agreement.

          (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Certificateholders (other than the Class R Certificateholders) as beneficial owners of the REMIC II Regular Interests and the Class R Certificateholders in respect of the Class R-II Interest. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders (other than the Class R Certificateholders) as beneficial owners of the REMIC II Regular Interests and the Class R Certificateholders in respect of the Class R-II Interest.

          (c) The Trustee acknowledges that it holds as assets of the Grantor Trust (i) the REMIC II Regular Interests, which are beneficially owned by the Holders of the respective Classes of Certificates (other than the Class R Certificates), (ii) the Pre-Funding Account and the Capitalized Interest Account and all amounts on deposit therein, which shall be beneficially owned by the Transferor, (iii) the Class R-I Interest and the Class R-II Interest, which shall be beneficially owned by the Class R Certificateholders, (iv) the Prepayment Penalties, which shall be beneficially owned by the Transferor, subject to the obligation to pay Compensating Interest to the extent set forth in Section 4.02(k), and (v) the Basis Risk Arrangements, which are beneficially owned by the Class A Certificateholders and the Class B Certificateholders, as set forth in the definition of "Basis Risk Arrangement."

          Section 2.08. Designations under REMIC Provisions; Designation of Startup Day and Latest Possible Maturity Date.

          (a) The Class LA-1, Class LA-2 and Class LB Interests are hereby designated as the "regular interests," and the Class R-I Interest is hereby designated as the single Class of "residual interest" in REMIC I for purposes of the REMIC Provisions.

          (b) The Class A-1, Class A-2, Class B and Class X Certificates are hereby designated as representing beneficial interests in the "regular interests," and the Class R-II Interest is hereby designated as the single Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

          (c) The Closing Date will be the "startup day" of each of the Trust REMICs within the meaning of Section 860G(a)(9) of the Code (the "Startup Day").

          (d) The "latest possible maturity date," within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) will be February 25, 2030 with respect to the Uncertificated Regular Interests.

          Section 2.09.   Appointment of Custodians.

          The Trustee may appoint one or more Custodians to hold all or a portion of the Trustee's Home Loan Files as agent for the Trustee, subject to the prior written consent of the Securities Insurer; provided, however, that the consent of the Securities Insurer is not required for the Trustee to appoint First Union National Bank as the Custodian as of the Closing Date. The Trustee agrees to comply with the terms of each agreement with a Custodian and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Securities Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Home Loan File. Any compensation paid to the Custodian shall not be an expense of the Trust Fund. The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Section 3.01.   Representations and Warranties of the Depositor.

          The Depositor hereby represents and warrants to the Transferor, the Master Servicer, the Servicer, the Trustee, the Securities Insurer and the Certificateholders that as of the Closing Date or the Subsequent Transfer Date, as the case may be:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under each Transaction Document to which the Depositor is a party.

          (b) The execution and delivery of each Transaction Document to which the Depositor is a party by the Depositor and its performance of and compliance with the terms of thereof will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets.

          (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by each Transaction Document to which the Depositor is a party, has duly authorized the execution, delivery and performance of each Transaction Document to which the Depositor is a party and has duly executed and delivered each Transaction Document to which the Depositor is a party. Each Transaction Document to which the Depositor is a party, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (d) The Depositor is not in violation of, and the execution and delivery of any Transaction Document by the Depositor and its performance and compliance with the terms of any Transaction Document to which the Depositor is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder or thereunder.

          (e) There are no actions or proceedings against, or investigations of, the Depositor currently pending with regard to which the Depositor has received service of process and no action or proceeding against, or investigation of, the Depositor is, to the knowledge of the Depositor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into any Transaction Document to which the Depositor is a party or render the Certificates invalid, (B) seek to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any Transaction Document to which the Depositor is a party or
(C) if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any Transaction Document to which the Depositor is a party or the Certificates.

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, any Transaction Document to which the Depositor is a party or the Certificates, or for the consummation of the transactions contemplated by any Transaction Document, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

          (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by its execution and delivery of any Transaction Document or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof.

          (h) The Depositor did not sell, and with respect to Subsequent Transfers will not sell, the Home Loans to the Trustee, with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Home Loans to the Trustee.

          (i) Immediately upon the transfer and assignment by the Depositor to the Trustee herein contemplated, the Depositor will have delivered to the Trustee all of the Depositor's right, title and interest in and to, the Home Loans free and clear of any lien or options in favor of, or claims of, any other Person.

          (j) No Officers' Certificate prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement contains any untrue statement of material fact.

          (k) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

          Section 3.02.   Representations and Warranties of the Transferor.

          The Transferor hereby represents and warrants to the Master Servicer, the Trustee, the Securities Insurer, the Certificateholders and the Depositor that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

          (a) The Transferor is an industrial loan company duly organized, validly existing and in good standing under the laws of the State of California and has and had at all relevant times, full corporate power to originate or purchase the Home Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under each Transaction Document to which it is a party.

          (b) The execution and delivery of each Transaction Document to which it is a party by the Transferor and its performance of and compliance with the terms of each Transaction Document to which it is a party will not violate the Transferor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets.

          (c) The Transferor has the full power and authority to enter into and consummate all transactions to be consummated by it, contemplated by each Transaction Document to which it is a party has duly authorized the execution, delivery and performance of each Transaction Document to which it is a party and has duly executed and delivered each Transaction Document to which it is a party. Each Transaction Document to which the Transferor is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (d) The Transferor is not in violation of, and the execution and delivery of any Transaction Documents by the Transferor and its performance and compliance with the terms thereof will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor or its properties or materially and adversely affect the performance of its duties hereunder or thereunder.

          (e) There are no actions or proceedings against, or investigations of, the Transferor currently pending with regard to which the Transferor has received service of process and no action or proceeding against, or investigation of, the Transferor is, to the knowledge of the Transferor, threatened or otherwise pending, before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Certificates invalid, (B) seek to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the sale of the Home Loans to the Depositor, the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates.

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement, (2) the issuance of the Certificates, (3) the sale of the Home Loans under the Home Loan Purchase Agreement or (4) the consummation of the transactions required of it by this Agreement, except such as shall have been obtained before the Closing Date.

          (g) The Transferor acquired title to the Home Loans in good faith, without notice of any adverse claim.

          (h) The collection practices used by the Transferor with respect to the Home Loans have been, in all material respects, legal, proper, prudent and customary in the servicing of loans of the same type as the Home Loans;

          (i) No Officer's Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to any Transaction Document or in connection with the transactions contemplated hereby contains any untrue statement of material fact.

          (j) The Transferor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of any Transaction Document or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Transferor prior to the date hereof.

          (k) The Prospectus Supplement does not contain an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Transferor makes no statement with respect to: (1) the statements set forth in the final paragraph of the cover of the Prospectus Supplement; and (2) statements set forth under the following captions: (i) "SUMMARY - Tax Status", "SUMMARY--ERISA Considerations", and "SUMMARY--Legal Investment"; (ii) "Credit Enhancement--The Securities Insurer" and "Credit Enhancement--The Financial Guaranty Policy," (iii) "Federal Income Tax Consequences," (iv) "ERISA Considerations," (v) "Legal Investment Matters" and (vi) "Underwriting."

          (l) The Transferor has transferred the Home Loans without any intent to hinder, delay or defraud any of its creditors.

          (m) The origination and collection practices used with respect to each Debt Instrument and Mortgage have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Transferor's underwriting criteria as described in the Prospectus Supplement.

          (n) The transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Transferor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Trustee's Home Loan Files to the Trustee or its Custodian and shall inure to the benefit of the Certificateholders, the Securities Insurer, the Depositor, the Master Servicer, the Servicer and the Trustee. Upon discovery by any of the Transferor, the Securities Insurer, the Depositor, the Master Servicer, the Servicer, or the Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Home Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Transferor set forth in Section 3.05 hereof shall constitute the sole remedies available hereunder to the Certificateholders, the Depositor, the Master Servicer, the Securities Insurer, the Servicer, or the Trustee respecting a breach of the representations and warranties contained in this
Section 3.02.

          Section 3.03. Representations, Warranties and Covenants of the Master Servicer.

          The Master Servicer hereby represents and warrants to and covenants with the Trustee, the Securities Insurer, the Certificateholders, the Depositor, and the Transferor that as of the Closing Date or as of such date specifically provided herein:

          (a) The Master Servicer is a industrial loan company duly organized, validly existing, and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where any property securing the Home Loans is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer and perform its obligations as Master Servicer hereunder and under the Servicing Agreement; the Master Servicer has the power and authority to execute and deliver this Agreement and under the Servicing Agreement and to perform its obligations in accordance herewith and therewith; the execution, delivery and performance of this Agreement and under the Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action; this Agreement and under the Servicing Agreement evidences the valid, binding and enforceable obligation of the Master Servicer; and all requisite action has been taken by the Master Servicer to make this Agreement valid, binding and enforceable upon the Master Servicer in accordance with its terms, subject to and under the Servicing Agreement the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

          (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Master Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations as Master Servicer under this Agreement and such other documents to which it is a party.

          (c) The consummation of the transaction contemplated by this Agreement and the Servicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration for any obligation under, any material agreement, loan or credit agreement or other material instrument to which the Master Servicer or to its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

          (d) Neither this Agreement nor any report or other document prepared by the Master Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact; and the statements set forth in the Prospectus Supplement under the caption "MASTER SERVICER" do not contain an untrue statement of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) There is no action, suit, proceeding or investigation pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer or which would draw into question the validity of this Agreement, the Servicing Agreement or the Home Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would be likely to impair the ability of the Master Servicer to perform under the terms of this Agreement or the Servicing Agreement.

          (f) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would adversely affect its performance hereunder or under the Servicing Agreement.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.03 shall survive delivery of the respective Trustee's Home Loan Files to the Trustee or its Custodian and shall inure to the benefit of the Depositor, the Certificateholders, the Securities Insurer, and the Trustee. Upon discovery by any of the Transferor, the Depositor, the Securities Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Home Loan or the interests of such Person therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties.

          Section 3.04. Representations and Warranties Regarding Individual Home Loans.

          The Transferor hereby represents and warrants to the Depositor, the Trustee, the Securities Insurer, the Master Servicer and the Certificateholders, with respect to each Home Loan as of the Closing Date, and with respect to each Subsequent Loan, as of the related Subsequent Transfer Date, except as otherwise expressly stated:

          (a) Home Loan Schedule. The information with respect to each Home Loan set forth in the Home Loan Schedule is complete, true and correct as of the Cut-off-Date;

          (b) Delivery of Home Loan File. All of the original or certified documentation required to be delivered by the Transferor on the Closing Date or as otherwise provided herein has or will be so delivered as provided; The Home Loan File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent home loan lenders that regularly originate or purchase mortgage loans comparable to the Home Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Home Loans;

          (c) Nature of Property. Each Mortgaged Property consists of a single parcel of residential real property, separately assessed for tax purposes, owned by the related Obligor in fee simple absolute and is improved by a one-to-four-family residential dwelling, which does not include cooperatives. No more than 3.48% of the Cut-Off Date Initial Aggregate Pool Principal Balance is secured by Mortgaged Properties that are condominiums, townhouses or planned unit developments. No more than 0.89% of the Cut-Off Date Initial Aggregate Pool Principal Balance is secured by Mortgaged Properties that are manufactured housing or mobile homes;

          (d)  Servicing.  Each  Home  Loan  is  being  serviced  by the  Master
Servicer;

          (e) Fixed Interest Rate. The Home Loan Interest Rate on the fixed rate Home Loans is not less than 7.750% nor more than 14.000% and as of the Cut-Off-Date, the weighted average Home Loan Interest Rate on the fixed rate Home Loans is approximately 10.061%;

          (f) Adjustable Home Loan Interest Rates. Certain of the Debt Instruments bear an adjustable Home Loan Interest Rate ("ARMs"). All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the Principal Balance with respect to the ARMs are enforceable, all such adjustments have been correctly made in accordance with the terms of the related Debt Instrument and such adjustments will not affect the priority of the Mortgage lien; all ARMs have an index and there is no provision which would permit the Obligor to convert to a fixed interest rate; as of the Cut-Off Date, the weighted average margin on the ARMs was approximately 6.229%; the ARMs have a weighted average contractual maximum interest rate equal to approximately 16.794%; the ARMs have a weighted average contractual minimum interest rate equal to approximately 9.880%; approximately 0.09% of the ARMS, by aggregate Principal Balance of the related Initial Loans as of the Cut-Off Date, are 1/29's and have a subsequent adjustment frequency of six months, approximately 56.26% of the ARMS, by aggregate Principal Balance of the related Initial Loans as of the Cut-Off Date, are 2/28's and have a subsequent adjustment frequency of six months, approximately 30.71% of the ARMs, by aggregate Principal Balance of the related Initial Loans as of the Cut-Off Date, are 3/27's and have a subsequent adjustment frequency of six months, approximately 10.38% of the ARMS, by aggregate Principal Balance of the related Initial Loans as of the Cut-Off Date, are 5/25's and have a subsequent adjustment frequency of six months and the remaining approximately 2.57% of the ARMs, by aggregate Principal Balance of the related Initial Loans as of the Cut-Off Date, adjust every 6 months;

          (g) Priority of Lien. Each Mortgage is a valid and subsisting first lien of record on a single parcel of real estate constituting the Mortgaged Property, subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Home Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (h) Title. Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated the Transferor held good and indefeasible title to, and was the sole owner of, each Home Loan, subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment by the Depositor to the Trustee herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Home Loan, subject to no liens, charges, mortgages, encumbrances or rights of others;

          (i) Delinquencies. As of the Cut-Off Date, (i) no more than 0.40% of the Cut-Off Date Aggregate Initial Pool Principal Balance is 30 days Delinquent,
(ii) none of the Cut-Off Date Aggregate Initial Pool Principal Balance is 60 days Delinquent, and (ii) no Home Loan is 90 days or more Delinquent;

          (j) Tax Liens; Status of Property. There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

          (k) No Defenses. The Home Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Debt Instrument or the Mortgage, or the exercise of any right thereunder, render either the Debt Instrument or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (l) No Mechanics Lien. There is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal to or on a parity with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section (n) below;

          (m) Origination in Compliance with Laws. Each Home Loan complies, at the time it was made complied and at all times has complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedure, consumer credit protection, equal credit opportunity, disclosure and recording laws and the Transferor has and shall maintain in its possession available for inspection and shall deliver upon demand, evidence of compliance with all such requirements; and, to the Transferor's knowledge, no fraud or misrepresentation was committed by any person or entity in connection with the origination of each Home Loan;

          (n) Title Insurance. With respect to each Home Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Home Loan insuring the mortgagee's interest under the related Home Loan as the holder of a valid first mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in paragraph (g) above, was effective on the date of the origination of such Home Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect. The Transferor is, or will be upon completion of assignment, the sole named insured of such mortgage title insurance policy, the assignment to the Trust, of the originator's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the originator, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

          (o) Hazard Insurance. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (1) the outstanding Principal Balance of the related Mortgage, (2) the minimum amount required to compensate for damage or loss on a replacement cost basis or (3) the full insurable value of the Mortgaged Property. All individual insurance policies (collectively, the "Hazard insurance policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Mortgage obligated the Obligor thereunder to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor;

          (p) Flood Insurance. If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the related Home Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended; The Mortgage obligated the Obligor thereunder to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor;

          (q) Enforceability. Each Mortgage and Debt Instrument is genuine and is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Loan had full legal capacity to execute all Home Loan documents and convey the estate therein purported to be conveyed and the Mortgage and Debt Instrument have been duly and properly executed by such parties; the Obligor is a natural person who is a party to the Debt Instrument and the Mortgage in an individual capacity and not in the capacity of a trustee or otherwise.

          (r) Notice to Insurers. The Transferor, on its behalf and on behalf of the Depositor, has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Home Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

          (s) Geographic Concentration. No more than approximately 0.37% of the Cut-Off Date Aggregate Initial Pool Principal Balance is secured by Mortgaged Properties located within any single zip code area; no more than 10.00% of the Cut-Off Date Aggregate Initial Pool Principal Balance is located within any single state, except for California;

          (t) Primary Residence. Based upon the representations of the Obligors at the time of origination, at least approximately 92.93% of the Cut-Off Date Aggregate Initial Pool Principal Balance is secured by Mortgaged Properties that are maintained by the Obligors as primary residence;

          (u) No Modification. The terms of the Debt Instrument and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification is reflected on the Home Loan Schedule.

          (v) Recordation. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Transferor (or, subject to Section 2.04(d) hereof, are in the process of being recorded);

          (w) No Waiver. No instrument or release or waiver has been executed in connection with the Home Loan, and no Obligor has been released, in whole or in part;

          (x) Taxes and Insurance. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.

          (y) No Advances. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Debt Instrument or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (z) Condemnation; Damage. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring. No Mortgaged Property is damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Home Loan or the use for which the premises were intended;

          (aa) No Encroachments. All of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (bb) Property in Compliance with Law. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (cc) No Future Advances. The proceeds of the Home Loan have been fully disbursed, and there is no obligation on the part of the mortgagee or any person to make, or option on the part of the mortgagor to request, future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making or closing or recording the Home Loans were paid;

          (dd) Mortgage as Sole Security. The related Debt Instrument is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (ee) No Buy-Down Home Loans. No Home Loan was originated under a buydown plan;

          (ff) No Originator Payment Obligations. There is no obligation on the part of the Master Servicer or any other party to make payments in addition to those made by the Obligor;

          (gg) Deeds of Trust. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders or the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

          (hh) No Shared Appreciation. No Home Loan has a shared appreciation feature, or other contingent interest feature;

          (ii) State Qualification. All parties which have had any interest in the Home Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loans associations or national banks having principal offices in such state or (D) not doing business in such state so as to require qualification or licensing;

          (jj) Due on Sale. The Mortgage contains a customary provision for the acceleration of the payment of the unpaid Principal Balance of the Home Loan in the event the related Mortgage Property is sold without the prior consent of the mortgagee thereunder;

          (kk) Obligor Bankruptcy. No Obligor is a debtor in any state or federal insolvency or bankruptcy proceeding;

          (ll) Enforcement Rights. The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgage;

          (mm) No Default.  Other than delinquent Home Loans set forth in clause
(i) of this Section 3.04, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Debt Instrument and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Master Servicer nor the Transferor has waived any default, breach, violation or event of acceleration;

          (nn) Deposit of Payments. All amounts received on and after the Cut-Off Date with respect to the Home Loans to which the Transferor is not entitled to have been deposited into the Collection Account and are, as of the Closing Date, in the Collection Account;

          (oo) Underwriting. All of the Home Loans were originated and underwritten by the Transferor, or purchased and re-underwritten by the Transferor, in each case in accordance with the underwriting criteria set forth in the Prospectus Supplement;

          (pp) Conformity to Prospectus. Each Home Loan conforms, and all such Home Loans in the aggregate conform, to the description thereof set forth in the Prospectus and the Prospectus Supplement;

          (qq) No Adverse Selection. The Home Loans were not selected by the Transferor for inclusion in the Trust on any basis intended to adversely affect the Certificateholders and the Securities Insurer;

          (rr) Appraisal. A full appraisal on forms approved by FNMA or FHLMC was performed in connection with the origination of the related Home Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Home Loan for sale to prudent investors in the secondary market that invest in loans such as the Home Loans;

          (ss) Loan-To-Value. As of the Cut-Off Date, no Home Loan had a Loan-To-Value Ratio in excess of 90.00% and as of the Cut-Off Date, the weighted average Loan-To-Value Ratio is 78.53%;

          (tt) Environmental Matters. To the best of the Transferor's knowledge,
(i) no Mortgaged Property was, as of the Cut-Off Date, (A) located within a one-mile radius of any site containing environmental or hazardous waste risks, and (B) in violation of any environmental law or regulation; and (ii) no Mortgaged Property contained any environmentally hazardous material, substance or waste;

          (uu) Term. No Home Loan has a remaining term in excess of 360 months;

          (vv) Monthly Payments. Each Debt Instrument will provide for a schedule of substantially equal Monthly Payments which are, if timely made, sufficient to fully amortize the Principal Balance of such Debt Instrument on or before its maturity date;

          (ww) REMIC Qualification. Each Home Loan is a Qualified Mortgage; and

          (xx) Delinquent Loans. The Transferor has no reason to believe that any Home Loan will not pay in full and the Transferor does not intend to acquire any Mortgaged Property securing a Home Loan.

          Section 3.05.   Purchase and Substitution.

          (a) Repurchase and Substitution of Defective Home Loans. It is understood and agreed that the representations and warranties set forth in
Section 3.02 and Section 3.04 hereof shall survive the conveyance of the Home Loans from the Transferor to the Depositor and from the Depositor to the Trustee, and the delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Master Servicer, the Servicer, the Transferor, any Custodian, the Trustee, the Securities Insurer or any Certificateholder of a breach of any of the representations and warranties set forth in Section 3.02 and Section 3.04 which materially and adversely affects the value of the Home Loans or the interests of the Securities Insurer or the Certificateholders in the related Home Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor shall, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects. If within 60 days after the earlier of the Transferor's discovery of such breach or the Transferor's receiving notice thereof such breach has not been remedied by the Transferor or waived by the Securities Insurer and such breach materially and adversely affects the interests of the Securities Insurer or the Certificateholders in, or the value of, the related Home Loan (the "Defective Home Loan"), the Transferor shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Home Loan from the Trustee (in which case it shall become a Deleted Home Loan) and substitute one or more Qualified Substitute Home Loans in the manner and subject to the conditions set forth in this Section 3.05 or (ii) purchase such Defective Home Loan at a purchase price equal to the Purchase Price by depositing such Purchase Price in the Collection Account. The Transferor shall provide the Master Servicer, the Servicer, the Securities Insurer and the Trustee with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Transferor is purchasing the Defective Home Loan or substituting in lieu of such Defective Home Loan a Qualified Substitute Home Loan.

          Any substitution of Home Loans pursuant to this Section 3.05(a) shall be accompanied by payment by the Transferor of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for each Pool for any Distribution Date, amounts paid by the Transferor pursuant to this Section 3.05 in connection with the repurchase or substitution of any Defective Home Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Distribution Account as part of the Available Collection Amount for such Pool to be retained therein or transferred to the Distribution Account, if applicable, pursuant to Section 5.01(c) hereof.

          In addition to such cure, repurchase or substitution obligation, the Transferor shall indemnify the Depositor, the Servicer, the Trustee, the Securities Insurer and the Certificateholders against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Transferor of any of it representations and warranties contained in Section
3.02 and Section 3.04.

          (b) Repurchase of Defaulted Home Loans. In addition to the preceding repurchase obligations, each of the Transferor and Master Servicer shall have the option, exercisable in its sole discretion at any time, to repurchase from the Trust any Home Loan that is delinquent 91 or more days (in which case such Home Loan shall become a Deleted Home Loan); provided, however, that any such repurchase of a Home Loan pursuant to this Subsection shall be conducted in the same manner as the repurchase of a Defective Home Loan pursuant to this Section 3.05.

          (c) Substitutions. As to any Deleted Home Loan for which the Transferor substitutes a Qualified Substitute Home Loan(s), the Transferor shall effect such substitution by delivering to the Master Servicer and the Trustee
(i) a certification executed by a Responsible Officer of the Transferor to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) the documents constituting the Trustee's Home Loan File for such Qualified Substitute Home Loan(s).

          In accordance with Section 5.01(b)(i) hereof, the Master Servicer shall cause the Servicer to deposit in the Collection Account all payments received in connection with such Qualified Substitute Home Loan(s) after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Home Loans on or before the date of substitution will be retained by the Transferor. The Trustee will be entitled to all payments received on the Deleted Home Loan on or before the date of substitution and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Loan. The Transferor shall give written notice to the Trustee, the Master Servicer, the Servicer (if the Transferor is not then acting as such) and the Securities Insurer that such substitution has taken place and the Servicer shall amend the Home Loan Schedule pursuant to Subsection (g) below. Upon such substitution, such Qualified Substitute Home Loan(s) shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Home Loan(s), as of the date of substitution, the covenants, representations and warranties set forth in Section 3.02 and Section 3.04 hereof. On the date of such substitution, the Transferor will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any.

          (d) Reassignment of Defective Home Loans. With respect to all Defective Home Loans or other Home Loans repurchased by the Transferor pursuant to this Agreement, upon the deposit of the Purchase Price therefor into the Collection Account, the Trustee shall assign to the Transferor, without recourse, representation or warranty, all the Trustee's right, title and interest in and to such Defective Home Loans or other Home Loans, which right, title and interest were conveyed to the Trustee pursuant to the Home Loan Purchase Agreement. The Trustee shall take any actions as shall be reasonably requested by the Transferor to effect the repurchase of any such Home Loans.

          (e) Sole Remedies Against Transferor. It is understood and agreed that the obligations of the Transferor to cure or to repurchase or substitute any such Home Loan, and to indemnify for any breach of any representation or warranty with respect thereto, pursuant to this Section 3.05 shall constitute the sole remedies against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions. Any cause of action against the Transferor relating to or arising out of a defect in an Trustee's Home Loan File as or against the Transferor relating to or arising out of a breach of any representations and warranties made in Section 3.02 and
Section 3.04 hereof shall accrue as to any Home Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Transferor or notice thereof by the Transferor to the Trustee, (ii) failure by the Transferor to cure such defect or breach or purchase or substitute such Home Loan as specified above, and (iii) demand upon the Transferor, as applicable, by the Trustee for all amounts payable in respect of such Home Loan.

          (f) No Duty to Investigate. Neither the Securities Insurer, the Master Servicer, nor the Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Loan pursuant to this Section or the eligibility of any Home Loan for purposes of this Agreement.

          (g) Amendment of Home Loan Schedule. In connection with a repurchase or substitution of any Home Loan pursuant to this Section 3.05, the Master Servicer shall cause the Servicer to amend the Home Loan Schedule to reflect (i) the removal of the applicable Deleted Home Loan from the terms of this Agreement, and (ii) if applicable, the substitution of the applicable Qualified Substitute Home Loan. In connection with its monthly reporting here under, the Master Servicer shall cause the Servicer shall deliver a copy of the amended Home Loan Schedule to the Securities Insurer, the Master Servicer, the Trustee, and the Transferor.


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

          Section 4.01.   Appointment and Duties of the Master Servicer.

          (a) Appointment and Compensation of Master Servicer. The Certificateholders and the Trustee hereby assign and appoint the Master Servicer to act as the Master Servicer for the Home Loans (including all of the duties, obligations and rights of the Master Servicer) under this Agreement. The Master Servicer hereby accepts its appointment as the Master Servicer hereunder. The Master Servicer hereby undertakes to enter into the Servicing Agreement with the Servicer. The Master Servicer may remove and replace the Servicer under the terms of the Servicing Agreement, provided that the Securities Insurer consents to such termination and such Servicer is replaced with an Eligible Servicer. The Master Servicer shall be responsible for paying the Servicing Fee to the Servicer or any successor to the Servicer from the Master Servicer Compensation. The Master Servicer shall not consent to any material amendment, modification or waiver of the servicing provisions of this Agreement, without the consent of the Securities Insurer and the Trustee. Subject to the terms of this Agreement, the Certificateholders and the Trustee hereby assign and appoint the Master Servicer to act on behalf of the Trust as "Owner" under the Servicing Agreement.

          As compensation for its services hereunder, the Master Servicer shall be entitled to receive from the Distribution Account the Master Servicer Fee. In addition to the Master Servicer Fee, additional compensation attributable to any late charges collected on the Home Loans and investment earnings from the Collection Account and the Distribution Account shall be part of the Master Servicer Compensation payable to the Master Servicer pursuant to Section 5.01(c) hereof. The Servicing Fee will be payable from all or a portion of the Master Servicer Fee. The Master Servicer shall be required to pay all expenses incurred by it in connection with its Master Servicer duties and activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

          (b) Master Servicer Assumes Servicing Responsibility. If a Servicer Termination Event occurs and is continuing, then the Master Servicer shall be obligated (1) if instructed by the Securities Insurer, to select a successor Servicer, that is acceptable to the Securities Insurer, or (2) to act as the Servicer of the Home Loans hereunder unless the Securities Insurer directs otherwise.

          (c) Monitoring of Servicing. The Master Servicer shall: (i) review the servicing reports and loan level information prepared by the Servicer (1) to determine whether such reports are inaccurate or incomplete, in any material respect, and (2) to ascertain that the Servicer is in compliance, in all material respects, with its duties and obligations with respect to such reports under this Agreement; (ii) otherwise monitor the performance by the Servicer of its duties and obligations hereunder and notify the Trustee and the Securities Insurer of any Servicer Event of Default of which it has received notice or has actual knowledge; and (iii) be obligated to verify that the Servicer has deposited all payments and proceeds required to be deposited into the Collection Account pursuant to Section 5.01(b)(i) hereof. On the 19th calendar day of each month (or the next Business Day, if the 19th is not a Business Day), the Master Servicer shall provide the Trustee with an Officer's Certificate to the effect that the Master Servicer has performed its obligations under this Section 4.01(c) with respect to the servicing information for such month.

          (d) Successor Servicer. The Master Servicer agrees that it shall at all times be prepared (and shall take all steps reasonably required by the Securities Insurer to ensure such preparation), to perform the duties and obligations of the Servicer and become the successor servicer, if the Servicer fails to perform its duties and obligations hereunder.

          (e) Servicer Termination or Non-Renewal. At the direction of the Securities Insurer or the Majority Certificateholders (with the prior consent of the Securities Insurer), the Master Servicer, on behalf of the Trustee and the Certificateholders, shall terminate the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under the Servicing Agreement. The Master Servicer may, with the prior consent of the Securities Insurer, on behalf of the Trustee and the Certificateholders, terminate the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under the Servicing Agreement. The renewal or non-renewal of the Servicer's term shall be governed by the terms of the Servicing Agreement; provided that the Master Servicer shall not terminate the Servicer without the prior consent of the Securities Insurer.

          (f) Resignation of Master Servicer. The Master Servicer shall resign as Master Servicer hereunder if it determines that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured, provided that such determination shall be evidenced by an Opinion of Counsel (which shall be Independent) to such effect delivered to the Trustee and the Securities Insurer. In addition, the Master Servicer may resign for any reason with 30 day's prior written notice to the Trustee and the Securities Insurer. No resignation of the Master Servicer shall become effective until a successor master servicer acceptable to the Securities Insurer shall have assumed the obligations of the Master Servicer hereunder.

          (g) Limitation on Liability of Master Servicer. Except as set forth in
Section 9.01 herein, neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Servicer, the Securities Insurer, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action at the direction of the Securities Insurer or any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of non-performance of its express non-discretionary obligations and duties under this Agreement. The Master Servicer and any directors, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (h) Monthly Advances. If any Obligor fails to make all or any portion of its Monthly Payment for any Due Period by the related Determination Date, the Master Servicer shall deposit such shortfall (net of the Master Servicer Fee in respect thereof) into the Collection Account on or before such Determination Date, unless the Master Servicer, in its reasonable judgment, determines that any such Monthly Advance would be non-recoverable from future proceeds from the related Home Loan. The Trustee shall make any Monthly Advance that the Master Servicer fails to make, unless the Trustee, in its reasonable judgement, determines that any such Monthly Advance would be non-recoverable from future proceeds from the related Home Loan. The Trustee shall be reimbursed for funds so advanced as provided in this Agreement with respect to reimbursement of Monthly Advances.

          (i) [Reserved].

          (j) Termination. Upon any termination of the Master Servicer pursuant to this Section 4.01, the master servicing of the Home Loans hereunder shall be transferred to a successor master servicer in accordance with the terms hereof.

          (k) Compensating Interest. If Compensating Interest is owing with respect to such Distribution Date, then the Master Servicer shall cause the Servicer to direct Compensating Interest, up to the amount of the Master Servicer Compensation (net of the Servicing Fee) for such Distribution Date, into the Collection Account on or before the related Determination Date. The Master Servicer shall fund the payment of Compensating Interest on any Distribution Date out of its Master Servicer Compensation (net of the Servicing
Fee) for the related Distribution Date. If Compensating Interest on any Distribution Date exceeds the Master Servicer Compensation (net of the Servicing
Fee) for such Distribution Date, the Master Servicer shall cause the Servicer to fund any remaining unpaid Compensating Interest to the extent of the Prepayment Penalties collected on the Home Loans during the related Due Period and otherwise payable to the Transferor pursuant to Section 5.01(b)(iv).

          (l) REMIC Compliance. It is intended that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust REMICs shall be conducted so as to qualify them as, two separate REMICs in accordance with the REMIC Provisions and that the affairs of the Grantor Trust be conducted so as to qualify it as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not take any action or omit to take any action reasonably within the Master Servicer's control and the scope of its duties as described in this Agreement that would (1) endanger the REMIC status of either of the Trust REMICs or the grantor trust status of the Grantor Trust, or (2) result in the imposition on any of the Trust REMICs or the Trust Fund of a tax on "prohibited transactions" (either clause (1) or (2) shall be an "Adverse REMIC Event"). The Master Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised prior to the date such action was taken or omitted to be taken it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action, and the Master Servicer shall have no liability hereunder for any action taken by it in accordance with the written instructions of the Trustee; provided, however, the Trustee shall have no obligation to monitor the duties or activities of the Master Servicer and the Trustee shall only be required to advise the Master Servicer with respect to any action that could result in an Adverse REMIC Event to the extent the Master Servicer requests such advice from the Trustee. In addition, prior to taking any action with respect to the Trust Fund that is not expressly permitted under the terms of this Agreement (other than interest rate modifications referred to in the provision to the second preceding sentence), the Master Servicer will consult with the Trustee or its designee and the Securities Insurer, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Master Servicer shall use its best efforts to ensure that substantially all of the assets of the Trust REMICs will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code. The Servicer shall file with the Internal Revenue Service information regarding abandonments and foreclosures of Mortgaged Properties as and when required by Section 6050J of the Code.

          (m) The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Loans ("Master Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Master Servicer Employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Home Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.01(m) requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Securities Insurer or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Securities Insurer a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters as may be specified in writing to the Securities Insurer and the Trustee, from time to time. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without written notice to the Trustee and the Securities Insurer.

          Section 4.02.   Interim Servicer.

          Until the transfer of servicing to the initial Servicer on the "servicing transfer date" as specified in the Servicing Agreement, which could be as late as January 31, 2000 if the Rating Agencies deliver written confirmation that extending the date to January 31, 2000 will not cause a downgrade, withdrawal or qualification of the then current ratings of the
Principal Balance Certificates, the Master Servicer agrees, and the Certificateholders, the Security Insurer and the Trustee hereby appoint the Master Servicer as the Servicer of the Home Loans. The Master Servicer shall be obligated to act as the Servicer of the Home Loans and agrees to service the Home Loans in accordance with Accepted Servicing Procedures until the transfer of servicing to the Servicer. During the period in which the Master Servicer is acting as servicer, it shall be entitled to any Servicing Fee earned during such period.

          Section 4.03.   Powers of Attorney.

          The Trustee shall execute, at the written direction of the Servicer or the Master Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Trustee to enable the Servicer or the Master Servicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any Foreclosure Property, and the Trustee shall not be accountable for the actions of the Servicer or the Master Servicer under such powers of attorney and shall be indemnified by the Master Servicer in accordance with Section 9.01 hereof.

          Section 4.04.   Reports to the Securities and Exchange Commission.

          The Trustee shall cause to be filed with the Securities and Exchange Commission all monthly reports on Form 8-K and annual reports on Form 10-K by EDGAR electronic format (or any successor format) required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. The Trustee shall obtain EDGAR access codes (or any successor codes) required for filing with the Securities and Exchange Commission. Upon the request of the Trustee, each of the Servicer, the Master Servicer and the Transferor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 4.04.


                                    ARTICLE V

           ESTABLISHMENT OF TRUST ACCOUNTS; DISTRIBUTIONS AND PAYMENTS

          Section 5.01.   Collection Account and Distribution Account.

          (a) (i) Establishment of Collection Account. The Master Servicer, for the benefit of the Certificateholders, the Trustee and the Securities Insurer, shall cause to be established and maintained by or on behalf of the Trustee one or more Collection Accounts (collectively, the "Collection Account"), which shall be separate Eligible Accounts and may be interest-bearing, and which shall be entitled "Collection Account, in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3". The Collection Account may be maintained with the Trustee or any other depository institution, which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Trustee or First Union National Bank shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Trustee and the Securities Insurer. A copy of such letter agreement shall be furnished to the Securities Insurer and the Trustee. Funds in the Collection Account shall be invested in accordance with Section
5.03 hereof.

          The Collection Account shall be established, as of the Closing Date, with First Union National Bank as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Trustee, and upon the written consent of the Securities Insurer, be transferred to a different depository institution so long as such transfer is to an Eligible Account acceptable to the Securities Insurer.

          (ii) Establishment of Distribution Account. No later than the Closing Date, the Trustee, for the benefit of the Certificateholders and the Securities Insurer, shall cause to be established and maintained with the Trustee one or more Distribution Accounts (collectively, the "Distribution Account"), which shall be separate Eligible Accounts and may be interest-bearing, and which shall be entitled "Distribution Account, in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3". Funds in the Distribution Account shall be invested in accordance with Section 5.03 hereof.

          (iii) Establishment of Reserve Account. No later than the Closing Date, the Trustee, for the benefit of the Certificateholders and the Securities Insurer, shall cause to be established and maintained with the Trustee a Reserve Account (the "Reserve Account"), which shall be a separate Eligible Account and may be interest-bearing, and which shall be entitled "Reserve Account in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3." Funds in the Reserve Account shall be invested in accordance with Section 5.03 hereof.

          (b) (i) Deposits to Collection Account. The Master Servicer shall use its best efforts to cause the Servicer to deposit or cause to be deposited (without duplication), within one (1) Business Day after receipt thereof, but in no event more than two (2) Business Days after receipt, into the Collection Account and retain therein in trust for the benefit of the Certificateholders and the Securities Insurer:

                    (A) all payments of principal and interest on the Home Loans received after the Cut-Off Date;

                    (B) all Net Liquidation Proceeds;

                    (C) all Property Insurance Proceeds;

                    (D) all Released Mortgaged Property Proceeds;

                    (E) any amounts payable in connection with the repurchase of any Home Loan and the amount of any Substitution Adjustment pursuant to Section 3.05 hereof;

                    (F) the deposit of the Termination Price under Section 11.01 hereof;

                    (G) interest and gains on funds held in the Collection Account;

                    (H) Monthly Advances pursuant to Section 4.01(h) hereof; and

                    (I)  Compensating   Interest  pursuant  to  Section  4.01(k)
               hereof.

          The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts received with respect to a Home Loan that constitute additional servicing compensation pursuant to Section 7.03 hereof.

          (ii) Deposits to Distribution Account. By the close of business on the fourth Business Day prior to each Distribution Date, the Master Servicer shall cause the Servicer to withdraw from the Collection Account, the Available Collection Amount for each Pool and deposit such amounts into the Distribution Account for such Distribution Date.

          (iii) Deposits to Reserve Account. On each Distribution Date, the Trustee shall deposit into the Reserve Account such amounts required by Section 5.01(d)(B)(9) of this Agreement.

          (iv) Withdrawals from Collection Account. The Master Servicer shall cause the Servicer to also make the following withdrawals from the Collection Account, in no particular order of priority:

                    (A) to withdraw  any amount not  required to be deposited in the Collection Account or deposited therein in error;

                    (B) to withdraw any Servicing Advance  Reimbursement Amounts and Monthly Advance Reimbursement Amounts;

                    (C) to  withdraw,  on the fourth  Business Day prior to each
               Distribution Date, any Prepayment Penalties collected on the Home Loans during the related Due Period which are not required for Compensating Interest payments pursuant to Section 4.01(k) and pay such amounts to the Transferor; and

                    (D) to clear and terminate the Collection Account in connection with the termination of this Agreement.

          On the Business Day prior to each Distribution Date, the Trustee shall deposit into the Distribution Account any amounts from the Pre-Funding Account (pursuant to Section 5.05(b)) or the Capitalized Interest Account (pursuant to
Section 5.06(b)) that are required to be deposited in the Distribution Account on such Distribution Date.

          (c) Withdrawals from Distribution Account. To the extent funds are available in the Distribution Account, the Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall make withdrawals therefrom by 9:00 a.m. (New York City time) on each Distribution Date, for application in the following order of priority:

          to distribute on such Distribution Date the following amounts related to such Distribution Date in the following order, to be allocated pro rata with respect to each Class of Certificates, on the basis of the respective aggregate Principal Balance of the Home Loans in the related Pools, except for the Guaranty Insurance Premium which shall be allocated on the basis of the respective Certificate Principal Balances of the Principal Balance Certificates: (1) to the Trustee, an amount equal to the Trustee Fee and all unpaid Trustee Fees from prior Distribution Dates; (2) to the Servicer, an amount equal to the Servicing Compensation (net of the sum of any amounts retained prior to deposit into the Collection Account pursuant to subsection (b)(i) above); (3) to the Master Servicer, an amount equal to the Master Servicer Compensation and all unpaid Master Servicer Compensation (less the Servicing Fee, which is payable from the Master Servicer Fee and less any Compensating Interest payable by the Master Servicer for such Distribution Date) payable pursuant to this Section 5.01(c) from prior Distribution Dates, in each case, to the extent not otherwise retained by the Master Servicer or remitted by the Servicer to the Master Servicer; and (4) to the Securities Insurer, an amount equal to the Guaranty Insurance Premium and all unpaid Guaranty Insurance Premiums from prior Distribution Dates.

          (d) Withdrawals from Distribution Account and the Reserve Account. On each Distribution Date and with respect to each Class of Certificates, the Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Distribution Date) shall distribute from funds remaining on deposit in the Distribution Account after distribution of amounts set forth in Section 5.01(c) and any Insured Payment paid by the Securities Insurer in respect of such Distribution Date and from any amounts on deposit in the Reserve Account, in the following order of priority:

 (A) with respect to amounts from the Pool 1 Loans:

     (1) from the Available Distribution Amount for the Pool 1 Loans and any Insured Payments for the Class A-1 Certificates, to the Class A-1 Certificates, the sum of (A) the related Certificateholders' Interest Distribution Amount, determined by using the Net REMIC Rate in clause
          (b) of the related Pass-Through Rate instead of the related Net Interest Rate; and (B) the excess of the related Certificateholders' Interest Distribution Amount over the amount determined in clause (A);

     (2) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-2 Certificates, in an amount up to the shortfall, if any, in the amount available to pay the sum of (A) the Certificateholders' Interest Distribution Amount to the Class A-2 Certificates required by clause (B)(1) below, determined by using the Net REMIC Rate in clause (b) of the related Pass-Through Rate instead of the related Net Interest Rate; and (B) excess of such Certificateholders' Interest Distribution Amount over the amount determined in clause (A);

     (3) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class B Certificates, the related Allocation Percentage of the Certificateholders' Interest Distribution Amount for the Class B Certificates;

     (4) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class B Certificates, the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class B Certificates required by clause (B)(3) below;

     (5) from any remaining Available Distribution Amount for the Pool 1 Loans, the Regular Principal Distribution Amount for the Pool 1 Loans,

           (A) first, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero, and

           (B) second, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

     (6) from any remaining amounts in the Reserve Account, and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, and any Insured Payments for the Class A-1 Certificates, to the Class A-1 Certificates, in an amount not to exceed the Overcollateralization Deficit for the Class A-1 Certificates in reduction of the Certificate Principal Balance of the Class A-1 certificates until the Certificate Principal Balance is reduced to zero;

     (7) from any remaining amounts in the Reserve Account, and then any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Securities Insurer, to reimburse the Securities Insurer for any Securities Insurer Reimbursement Amounts owing to the Securities Insurer under the Insurance Agreement with respect to the Class A-1 Certificates, and with respect to the Class A-2 Certificates for which funds are not available to reimburse the Securities Insurer under clause (B)(7) below;

     (8) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-1 Certificates, in an amount up to the remaining Overcollateralization Deficiency Amount for the Class A-1 Certificates after making the distributions required by clause (A)(6) above, as a reduction of the Certificate Principal Balance of the Class A-1 Certificates, until the Certificate Principal Balance is reduced to zero;

     (9) from any remaining amounts on deposit in the Reserve Account, and then any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Class A-2 Certificates, in an amount up to any Overcollateralization Deficiency Amount for the Class A-2 Certificates, as a reduction of the Certificate Principal Balance of the Class A-2 Certificates, until the Certificate Principal Balance is reduced to zero. For this purpose, the Overcollateralization Deficiency Amount will be calculated after taking into account the distribution of the amounts required by clauses (A)(1) - (A)(8) above and (B)(1) - (B)(9) below on the Class A-2 Certificates;

     (10) from the remaining Available Distribution Amount for the Pool 1 Loans, the related Class B Principal Distribution Amount to the Class B
          Certificates until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

     (11) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-1 Certificates, any Certificateholders' Interest Carry-Forward Amount for such Class;

     (12) from any remaining Available Distribution Amount for the Pool 1 Loans, to the Class A-2 Certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Carry-Forward Amount to the Class A-2 Certificates required by clause
          (B)(11) below remaining after making distributions of the amounts required by clauses (B)(1) - (B)(11) below;

     (13) from any remaining Available Distribution Amount for the Pool 1 Loans,
          to  the  Class  B  Certificates,   any  Certificateholders'   Interest
          Carry-Forward Amount for such class;

     (14) from any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement for that Distribution Date after making the distributions required by clauses (A)(1) - (A)(13) above and
          (B)(1) - (B)(13) below, and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

     (15) on the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pool 1 Pre-Funding Amount, if any, that is on deposit in the Pre-Funding Account will be distributed to the Class A-1 and Class B Certificates, in reduction of their Certificate Principal Balances, pro rata, based on their Pool 1 Pre-Funding Percentages;

     (16) from any remaining Available Distribution Amount for the Pool 1 Loans, to reimburse the Class B Certificates in an amount up to the aggregate realized losses allocated to the Class B Certificates as a reduction of such Certificate Principal Balance, together with interest at the Pass-Through Rate for the Class B Certificates; and

     (17) from any remaining Available Distribution Amount for the Pool 1 Loans, concurrently, to the Servicer in an amount needed to reimburse the Servicer for any non-recoverable Protective/Servicing Advances, and to the Master Servicer and the Trustee in an amount needed to reimburse the Master Servicer and the Trustee for any non-recoverable Monthly Advances as set forth in Section 5.01(b);

     (18) from the Class X Excess Capitalized Interest Amount, for the Pool 1 Loans, if any, and any remaining Available Distribution Amount for the Pool 1 Loans, in that order, to the Class X Certificates, in an amount up to the Class X Distribution Amount to the extent not otherwise deemed distributed thereto pursuant to clauses (C)(1)--(C)(3) below; and

     (19) from any remaining Available Distribution Amount for the Pool 1 Loans to the Class R Certificates in respect of the Class R-II Interest.

 (B) with respect to amounts from the Pool 2 Loans:

     (1) from the Available Distribution Amount for the Pool 2 Loans and any Insured Payments for the Class A-2 Certificates, to the Class A-2 Certificates, the sum of (A) the related Certificateholders' Interest Distribution Amount, determined by using the Net REMIC Rate in clause
          (b) of the related Pass-Through Rate instead of the related Net Interest Rate; and (B) the excess of the related Certificateholders' Interest Distribution Amount over the amount determined in clause (A);

     (2) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-1 Certificates, in an amount up to the shortfall, if any, in the amount available to pay the sum of (A) the Certificateholders' Interest Distribution Amount to the Class A-1 Certificates required by clause (A)(1) above, determined by using the Net REMIC Rate in clause (b) of the related Pass-Through Rate instead of the related Net Interest Rate; and (B) excess of such Certificateholders' Interest Distribution Amount over the amount determined in clause (A);

     (3) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B Certificates, the related Allocation Percentage of the Certificateholders' Interest Distribution Amount for the Class B Certificates;

     (4) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B Certificates, the shortfall, if any, in the amount available to pay the Certificateholders' Interest Distribution Amount to the Class B Certificates required by clause (A)(3) above;

     (5) from any remaining Available Distribution Amount for the Pool 2 Loans, the Regular Principal Distribution Amount for the Pool 2 Loans,

           (A) first, to the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, and

           (B) second, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

     (6) from any remaining Available Distribution Amount for the Pool 2 Loans, and any Insured Payments for the Class A-2 Certificates, to the Class A-2 Certificates, in an amount not to exceed the Overcollateralization Deficit for the Class A-2 Certificates in reduction of the Certificate Principal Balance of the Class A-2 Certificates until the Certificate Principal Balance is reduced to zero;

     (7) from any remaining amounts on deposit in the Reserve Account and then any remaining Available Distribution Amount for the Pool 2 Loans, in that order, to the Securities Insurer, to reimburse the Securities Insurer for any Securities Insurer Reimbursement Amounts owing to the Securities Insurer under the Insurance Agreement with respect to the Class A-2 Certificates, and with respect to the Class A-1 Certificates for which funds are not available to reimburse the securities insurer under clause (A)(7) above;

     (8) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-2 Certificates, in an amount up to the remaining Overcollateralization Deficiency Amount for the Class A-2 Certificates after making the distributions required by clause (B)(6) above, as a reduction of the Certificate Principal Balance of the Class A-2 Certificates, until the Certificate Principal Balance is reduced to zero;

     (9)  from any remaining Available Distribution Amount for the Pool 2 Loans,

           (A) first, to deposit in the Reserve Account, an amount so that the funds on deposit in the Reserve Account will equal the Reserve Account Requirement. For this purpose, the Reserve Account Requirement will be calculated after taking into account the distribution of the amounts required by clauses (A)(1) - (A)(8) above;

           (B) second, to the Class A-1 Certificates, in an amount up to any Overcollateralization Deficiency Amount in excess of amounts on deposit in the Reserve Account for the Class A-1 Certificates, as a reduction of the Certificate Principal Balance of the Class A-1 Certificates, until the Certificate Principal Balance is reduced to zero. For this purpose, the Overcollateralization Deficiency Amount will be calculated after taking into account the distribution of the amounts required by clauses (A)(1) - (A)(8) above on the Class A-1 Certificates.

     (10) from the remaining Available Distribution Amount for the Pool 2 Loans, the related Class B Principal Distribution Amount, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

     (11) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-2 Certificates, any Certificateholders' Interest Carry-Forward Amount for such Class;

     (12) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class A-1 Certificates, in an amount up to the shortfall, if any, in the amount available to pay the Certificateholders' Interest Carry-Forward Amount to the Class A-1 Certificates required by clause
          (A)(11) above remaining after making distributions of the amounts required by clauses (A)(1) - (A)(11) above;

     (13) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B Certificates, any Certificateholders' Interest Carry-Forward Amount for such Class, after making distributions of the amounts required by clause (A)(13) above;

     (14) from any remaining Available Distribution Amount for the Pool 2 Loans, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, after making distributions of the amounts required by clause (A)(14) above;

     (15) on the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, the Pool 2 Pre-Funding Amount, if any, that is on deposit in the Pre-Funding Account will be distributed to the Class A-2 and Class B Certificates, in reduction of their Certificate Principal Balances, pro rata, based on their Pool 2 Pre-Funding Percentages;

     (16) from any remaining Available Distribution Amount for the Pool 2 Loans, to reimburse the Class B Certificates in an amount up to the aggregate realized losses allocated to the Class B Certificates as a reduction of such Certificate Principal Balance, together with interest at the Pass-Through Rate for the Class B Certificates after making the distributions required by clause (A)(16) above;

     (17) from any remaining Available Distribution Amount for the Pool 2 Loans, concurrently, to the Servicer in an amount needed to reimburse the Servicer for any non-recoverable Protective/Servicing Advances, and to the Master Servicer and the Trustee in an amount needed to reimburse the Master Servicer and the Trustee for any non-recoverable Monthly Advances set forth in Section 5.01(b); and

     (18) from the Class X Excess Capitalized Interest Amount, for the Pool 2 Loans, if any, and any remaining Available Distribution Amount for the Pool 2 Loans, in that order, to the Class X Certificates, in an amount up to the Class X Distribution Amount to the extent not otherwise deemed distributed thereto pursuant to clauses (C)(1)--(C)(3) below; and

     (19) from any remaining Available Distribution Amount for the Pool 2 Loans to the Class R Certificates in respect of the Class R-II Interest.

 (C) Amounts distributable to a Class of Certificates other than the Class R Certificates pursuant to clauses (A) and (B) above shall be treated as having been distributed in respect of the related REMIC II Regular Interests, except as follows:

     (1)  Amounts  distributable  pursuant  to  clauses  (A)(1)(B),   (A)(2)(B),
          (B)(1)(B)  and  (B)(2)(B)  shall be deemed  to have been  distributed, first, to the Class X Certificates in reduction of the Class X Distribution Amount and, second, if such amount is insufficient, in reduction of the Certificateholders' Interest Distribution Amount for the Class B Certificates, and then to the related Class of Class A Certificates outside the Trust REMICs. A subsequent payment of a Certificateholder's Interest Shortfall Amount to the Class B Certificates as a result of the preceding sentence shall be deemed to be distributed to the Class X Certificates in reduction of the Class X Distribution Amount and then to the Class B Certificates outside the Trust REMICs;

     (2)  Amounts distributable pursuant to clauses (A)(11),  (A)(12),  (A)(13),
          (B)(11), (B)(12) and (B)(13) shall be deemed to have been distributed, first, to the Class X Certificates in reduction of the Class X Distribution Amount and, second, if such amount is insufficient, in reduction of the Certificate Principal Balance of the REMIC II Regular Interest related to the Class B Certificates, and then to the related Class of Class A Certificates or the Class B Certificates outside the Trust REMICs; and

     (3) Amounts distributable as principal to the Class B Certificates pursuant to clauses (A)(14) and (B)(14) shall be deemed to have been distributed first to the Class X Certificates in reduction of the Class X Distribution Amount to the extent of the excess of the
          Certificate Principal Balance of the Class B Certificates over the Certificate Principal Balance of the related REMIC II Regular Interests as a result of the deemed distribution of principal to such REMIC II Regular Interest pursuant to clause (C)(2), and then to the Class B Certificates outside the Trust REMICs. Until the excess described in this clause (C)(3) has been reduced to zero, interest on such excess principal which is distributable pursuant to clauses
          (A)(3), (A)(4), (B)(3) or (B)(4) shall likewise be deemed to have been distributed first to the Class X Certificates in reduction of the Class X Distribution Amount, and then to the Class B Certificates outside the Trust REMICs.

 (D) The amounts specified in clauses (A)(7), (A)(17)(A),  (B)(7), (B)(9)(A) and
     (B)(17)(A) shall be treated as having been paid or deposited in respect of REMIC I.

          (e) REMIC I Distributions. On each Distribution Date, to the extent of Available Distribution Amount plus the Class X Excess Capitalized Interest Amount for both Pools, the Class LA-1, Class LA-2 and Class LB Interests shall receive distributions of (A) interest at their respective Pass-Through Rates, first, to the Class LA-1 Interest and the Class LA-2 Interest, pro rata, and, second, to the Class B Interest and (B) principal as follows: (i) from the
Regular Principal Distribution Amount for Pool 1, first, to the Class LA-1 Interest until the Lower-Tier Balance thereof has been reduced to zero, second, to the Class LA-2 Interest until the Lower-Tier Balance thereof has been reduced to zero, and, third, to the Class LB Interest, until the Lower-Tier Balance thereof has been reduced to zero, and (ii) from the Regular Principal
Distribution Amount for Pool 2, first, to the Class LA-2 Interest until the Lower-Tier Balance thereof has been reduced to zero, second, to the Class LA-1 Interest until the Lower-Tier Balance thereof has been reduced to zero, and, third, to the Class LB Interest until the Lower-Tier Balance thereof is reduced to zero; provided, that prior to the foregoing distributions of principal and interest to the Class LB Interest, the amounts specified as reimbursable to the Securities Insurer in Sections 5.01(d)(A)(7) and 5.01(d)(B)(7) shall be distributed to the Securities Insurer from the Available Distribution Amount for the Pool 1 Loans and the Available Distribution Amount for the Pool 2 Loans, respectively, and the amount required to the deposited in the Reserve Fund pursuant to Section 5.01(d)(B)(9)(A) shall be deposited in the Reserve Fund. The remaining Available Distribution Amount shall be applied to reimburse the Servicer, the Master Servicer and the Trustee as specified in Sections 5.01(d)(A)(17)(A) and 5.01(d)(B)(17)(A). Any remaining Available Distribution Amount for such Distribution Date will be distributed to the Holder of the Class R Certificates in respect of the Class R-I Interest. Realized Losses shall be allocated to the Class LB Interest in reduction of the Lower-Tier Balance thereof, and any recoveries with respect thereto shall be distributed to the Class LB Interest without further reduction of the Lower-Tier Balance thereof. Notwithstanding the foregoing, to the extent that the allocation of principal to the Class LA-1 or Class LA-2 Interest would result in the Lower-Tier Balance of such Interest being less than the Certificate Principal Balance of the related Class A-1 or Class A-2 Certificates, such allocation of principal shall be made to the Class LB Interest.

          Section 5.02.   The Guaranty Policy.

          (a) Not later than one Business Day prior to each Distribution Date, the Trustee shall determine with respect to such Distribution Date the amount to be on deposit in the Distribution Account reduced by the Trust Fees and Expenses for such Distribution Date, and exclusive of any Insured Payment.

          (b) Not later than 12:00 noon New York City time on the Business Day preceding each Distribution Date, the Trustee shall, if the Trustee determines that an Insured Payment is required to be made in accordance with the Guaranty Policy complete a Notice in the form of Exhibit A to the Guaranty Policy (the "Notice"), and submit such notice to the Securities Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due with respect to any Class of the Class A Certificates for and on such Distribution Date. The Insured Payment shall be deposited directly into the Distribution Account in accordance with the Notice and the Guaranty Policy. In addition, and without limitation, the Securities Insurer shall be subrogated to, and each Class A Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Securities Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Insured Payment.

          (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Guaranty Policy. The Securities Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

          (d) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Securities Insurer, shall comply with the provisions of the Guaranty Policy to obtain payment by the Securities Insurer of such voided amount distributed, and shall, at the time it provides notice to the Securities Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's amount distributed is so recovered, such Certificateholder will be entitled to payment pursuant to the Guaranty Policy, a copy of which shall be made available through the Trustee, the Securities Insurer and the Trustee shall furnish to the Securities Insurer its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

          (e) The Trustee shall promptly notify the Securities Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Master Servicer and the Trustee agree that, the Securities Insurer (so long as no Securities Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (1) the direction of any appeal of any order relating to such Preference Claim and (2) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Securities Insurer shall be subrogated to, and each Class A Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Securities Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

          Section 5.03.   Trust Accounts; Trust Account Property.

          (a) Control of Trust Accounts. Subject to Section 5.01 hereof, the Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Trust Fund. If, at any time, any Trust Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall, within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Securities Insurer may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

          With respect to the Trust Accounts, the Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Trustee for the benefit of the
Certificateholders and the Securities Insurer, as the case may be, and the Trustee shall have sole signature and withdrawal authority with respect thereto.

          In accordance with Section 5.01 hereof, the Servicer or the Master Servicer shall have the power, revocable by the Trustee with the consent of the Trustee, to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Master Servicer to carry out their respective duties hereunder or permitting the Trustee to carry out its respective duties herein.

                    (1) Investment of Funds. So long as no Master Servicer Event of Default shall have occurred and be continuing, the funds held in any Trust Account may be invested (to the extent practicable) in Permitted Investments, as directed by the Master Servicer. Any directions for investment of funds in any Trust Account shall be made in writing or by telephone or facsimile transmission with confirmation in writing. In any case, funds in any Trust Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the Business Day immediately preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to subsection (a)(2) of this Section. All interest and any other investment earnings on amounts or investments held in any Trust Account shall be deposited into such Trust Account immediately upon receipt by the Trustee. All Permitted Investments in which funds in any Trust Account are invested must be held by or registered in the name of The Bank of New York, as Trustee, in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3.

                    (2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from any Trust Account held by or on behalf of the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Trustee to perform in accordance with this Section
               5.03 hereof or the Trustee is the obligor under the Permitted Investment and has defaulted thereon.

          If any losses are realized in connection with any investment in any Trust Account pursuant to this Agreement, then the Master Servicer shall deposit the amount of such losses (to the extent not offset by income from other investments in such Trust Account) into such Trust Account immediately upon the realization of such loss.

          (b) No Liability for Losses. Subject to Section 12.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

          (c) Delivery of Trust Account Property. With respect to the Trust Account Property, the Trustee acknowledges and agrees that:

                    (1) any  Trust  Account  Property  that  is held in  deposit accounts shall be held solely in the Eligible Accounts; and each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Trustee; and, without limitation on the foregoing, the Trustee shall have sole signature authority with respect thereto;

                    (2) any Trust  Account  Property that  constitutes  property within clause (a) of the definition of "Delivery" in Section 1.01 hereof shall be delivered to and maintained by the Trustee in accordance with the definition of "Delivery" in Section 1.01 hereof and shall be held, pending maturity or disposition, solely by or on behalf of the Trustee; and

                    (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered to and maintained by the Trustee in accordance with the definition of "Delivery" in
               Section 1.01 hereof.

          Section 5.04.   Allocation of Losses.

          In the event that Net Liquidation Proceeds, Property Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Home Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Home Loan, such Net Liquidation Proceeds, Property Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument, first, to interest accrued at the Home Loan Interest Rate and, then, to principal.

          Section 5.05.   Pre-Funding Account.

          (a) The Trustee for the benefit of the Certificateholders, shall cause to be established and maintained a Pre-Funding Account (the "Pre-Funding Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Pre-Funding Account, in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3." Funds in the Pre-Funding Account shall be invested in accordance with Section 5.03 hereof. The Pre-Funding Account shall not be an asset of either REMIC I or REMIC II.

          On the Closing Date, the Trustee will deposit in the Pre-Funding Account the Aggregate Original Pre-Funding Amount (which was received from the Depositor and derived from the net proceeds of the sale of the Class A-1, Class A-2 and Class B Certificates). On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.06 hereof with respect to such transfer, the Trustee shall withdraw from the Pre-Funding Account an amount equal to the Principal Balances of the Subsequent Loans transferred to the Trustee pursuant to the related Subsequent Transfer Agreement on such Subsequent Transfer Date and distribute such amount to or upon the order of the Transferor.

          (b) If the Pre-Funding Amount for either Pool has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funding Amount on such date pursuant to paragraph (a) above, the Trustee shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date, the Pre-Funding Amount for each Pool, and deposit such amounts in the Distribution Account to be applied in reduction of the Certificate Principal Balances of the Principal Balance Certificates as set forth in Section 5.01(d).

          (c) On the Business Day preceding each of the first, second and third Distribution Dates, if applicable, the Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and pay such amounts to the Transferor.

          Section 5.06.   Capitalized Interest Account.

          (a) The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained a Capitalized Interest Account (the "Capitalized Interest Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Capitalized Interest Account, in trust for the Fremont Home Loan Asset Backed Certificates, Series 1999-3." Funds in the Capitalized Interest Account shall be invested in accordance with Section 5.03 hereof. The Capitalized Interest Account shall not be an asset of either REMIC I or REMIC II.

          On the Closing Date, the Trustee will deposit in the Capitalized Interest Account the Capitalized Interest Initial Deposit from the net proceeds of the sale of the Class A-1, Class A-2 and Class B Certificates and on each Subsequent Transfer Date the Trustee will deposit in the Capitalized Interest Account any applicable Capitalized Interest Subsequent Deposit with respect to each Subsequent Loan.

          (b) On each Determination Date during the Pre-Funding Period, the Trustee will withdraw from the Capitalized Interest Account an amount equal to the Lower-Tier Capitalized Interest Requirement and deposit such amount into the Distribution Account. Such amount shall be treated as having been deposited by the Transferor into REMIC I.

          (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account, after withdrawal of the Lower-Tier Capitalized Interest Requirement on the immediately preceding Determination Date, shall be paid to the Transferor.

          (d) On each Distribution Date during the Pre-Funding Period, the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the Transferor Excess Capitalized Interest Amount for such Distribution Date and pay such amount to the Transferor.


                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

          Section 6.01.   Statements.

          (a) No later than each Determination Date, the Master Servicer shall cause the Servicer to deliver to the Trustee, the Depositor and the Master Servicer by facsimile, the receipt and legibility of which shall be confirmed by telephone, and with hard copy thereof to be delivered no later than one (1) Business Day after such Determination Date, the Servicer's Monthly Remittance Report, setting forth the date of such Report (day, month and year), the name of the Trustee (i.e. "The Bank of New York"), the Series designation of the
Certificates (i.e. "Series 1999-3") and the date of this Agreement, all in substantially the form set out in Exhibit B hereto. Furthermore, Master Servicer shall cause the Servicer to deliver to the Master Servicer, the Depositor and the Trustee no later than each Determination Date, a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Home Loans during the related Due Period as the Trustee, the Depositor or the Master Servicer may reasonably require (and the Trustee shall deliver in electronic format the information on such magnetic tape or computer disk to a certain financial market publisher designated by the Depositor (which initially shall be Bloomberg, L.P.)).

          (b) On each Distribution Date, Trustee shall distribute, based on information provided by the Servicer, a monthly statement (the "Distribution Statement") to the Depositor, the Securities Insurer, the Master Servicer, the Certificateholders, the Rating Agencies and a certain financial market publisher designated by the Depositor (which initially shall be Bloomberg, L.P.), stating the date of original issuance of the Certificates (day, month and year), the name of the Trust (i.e. "Fremont Home Loan Trust 1999-3"), the Series designation of the Certificates (i.e., "Series 1999-3"), the date of this Agreement and the following information:

                    (1) the Reserve Account Requirement;

                    (2) with respect to each Class of Principal Balance Certificates, the Available Collection Amount, the Available Distribution Amount, the Regular Distribution Amount, the Insured Payment and the Excess Spread for the related Distribution Date;

                    (3) the  Certificate  Principal  Balance  of such  Class  of
               Principal Balance Certificates before and after giving effect to payments made to the Holders of such Class of Principal Balance Certificates on such Distribution Date, and the Pool Principal Balance for each Pool as of the first and last day of the related Due Period;

                    (4) the  Certificate  Factor  with  respect to each Class of
               Principal Balance Certificates then outstanding;

                    (5) the Pass-Through Rate and  Certificateholders'  Interest
               Carry-Forward Amount, if any, for each Class of Principal Balance Certificates on such Distribution Date;

                    (6) the amount of  principal,  if any,  and  interest  to be distributed to each Class of Principal Balance Certificates on the related Distribution Date;

                    (7) as of such  Distribution  Date  and for  each  Class  of
               Principal Balance Certificates, the Overcollateralization Amount,
               the      Overcollateralization       Target      Amount,      any
               Overcollateralization Deficit and any Overcollateralization Deficiency Amount or any Overcollateralization Reduction Amount;

                    (8)  the  Master   Servicer   Compensation,   the  Servicing
               Compensation, the Trustee Fee and the Guaranty Insurance Premium, for such Distribution Date;

                    (9) for each Pool, the weighted average maturity of the Home
               Loans and the weighted average Home Loan Interest Rate of the Home Loans;

                    (10) for each Pool, the number of and aggregate Pool Principal Balance of all Home Loans in foreclosure proceedings and the percent of the aggregate Pool Principal Balances of such Home Loans to the aggregate Pool Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                    (11) for each  Pool,  the number of and the  aggregate  Pool
               Principal Balance of the Home Loans in bankruptcy proceedings and the percent of the aggregate Pool Principal Balances of such Home Loans to the aggregate Pool Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                    (12) for each Pool,  the number of  Foreclosure  Properties, the aggregate Pool Principal Balance of the related Home Loans, the book value of such Foreclosure Properties and the percent of the aggregate Pool Principal Balances of such Home Loans to the aggregate Pool Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                    (13) for each Pool,  during  the  related  Due  Period  (and cumulatively, from the Closing Date through the most current Due Period), the number and aggregate Pool Principal Balance of Home Loans for each of the following: (A) that became Defaulted Home Loans, (B) that became Liquidated Home Loans, (C) that became Deleted Home Loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defective Home Loans, and (D) that became Deleted Home Loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defaulted Home Loans or a Home Loan in default or imminent default;

                    (14) for each Pool, the scheduled principal payments and the principal prepayments received with respect to the Home Loans during the Due Period;

                    (15) the number and aggregate Pool Principal Balance of Home
               Loans that were 30, 60 or 90 days Delinquent as of the close of business on the last day of the related Due Period;

                    (16) for each Pool,  the related  amounts  withdrawn  and on deposit in the Pre-Funding Account and the Capitalized Interest Account; and

                    (17) the Class X Distribution Amount and the Class X Deferred Amount for such Distribution Date.

          In the case of information furnished to Certificateholders pursuant to subclause (b)(4) of this Section 6.01, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 Denomination.

          All reports prepared by the Trustee of the withdrawals from and deposits in the Collection Account will be based in whole or in part upon the information provided to the Trustee by the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer. In no event shall the Trustee be obligated to provide information required pursuant to this Section 6.01(b) if it has not timely received the necessary information from the Servicer to provide such information.

          (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and distribute to each Person who at any time during the calendar year was a Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (b) of this Section 6.01, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

          (d) On each Distribution Date, the Trustee shall forward to The Depository Trust Company a copy of the Distribution Statement in respect of such Distribution Date, together with such other information as the Trustee deems necessary or appropriate.

          (e) The Trustee shall forward to each Certificateholder, during the term of this Agreement, such periodic, special or other reports, including information tax returns or reports required with respect to the Certificates, as shall be necessary, reasonable, or appropriate with respect to the Certificateholders, or otherwise with respect to the purposes of this Agreement.

          (f) The Master Servicer promptly shall notify each Rating Agency if the Securities Insurer intends to waive or change the Overcollateralization Target Amount for any Class of Class A Certificates.

          (g) Reports and computer tapes furnished by the Servicer and the Trustee, to the Master Servicer and the Depositor and the Securities Insurer pursuant to this Agreement shall be deemed confidential and of a proprietary nature and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Transferor or the Servicer or for any other purpose except as set forth in this Agreement.

          Section 6.02.   Withholding.

          The Trustee shall comply with all requirements of the Code, and applicable state and local laws, with respect to the withholding from any payments made to any Certificateholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, giving due effect to any applicable exemptions from such withholding and effective certifications or forms provided by the recipient. Any amounts withheld pursuant to this Section 6.02 shall be deemed to have been paid to the Certificateholders for all purposes of this Agreement.


                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

          Section 7.01. Realization Upon Defaulted Home Loans. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, or to the Master Servicer or Servicer on behalf of the Trustee, the Securities Insurer and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Home Loan, such REO Loan shall be considered to be a Home Loan held in REMIC I until such time as the related Mortgage Property shall be sold and such REO Loan becomes a Liquidated Loan.

          In the event that REMIC I acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Home Loan, such Mortgaged Property shall be disposed of by or on behalf of such REMIC prior to the close of the third calendar year following the year of its acquisition unless (i) the Master Servicer shall have provided to the Trustee and the Securities Insurer an Opinion of Counsel to the effect that the holding by such REMIC of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not cause either of the Trust REMICs to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject any of the Trust REMICs or the Trust Fund to tax or cause any of the Trust REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (ii) the Master Servicer or the Trustee (at the Master Servicer's expense) shall have applied for, at least 60 days prior to the close of such third calendar year, an extension of such period in the manner contemplated by Code Section 856(e)(3), in which case the initial period shall be extended by the applicable extension period. The Master Servicer shall further ensure that the Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by REMIC I of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that REMIC I does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

          Section 7.02.   Release of Home Loan Files.

          (a) If with respect to any Home Loan:

          (i) the outstanding Principal Balance of such Home Loan plus all interest accrued thereon shall have been paid;

          (ii) the Servicer shall have received, in escrow, payment in full of such Home Loan in a manner customary for such purposes;

          (iii) such Home Loan has become a Defective Home Loan and has been repurchased or a Qualified Substitute Home Loan has been conveyed to the Trustee pursuant to Section 3.05 hereof;

          (iv) such Home Loan or the related Foreclosure Property has been sold in connection with the termination of the Trust pursuant to Section 11.01 hereof; or

          (v) such Home Loan is a Defaulted Home Loan or a Liquidated Home Loan that is liquidated or disposed of or the related Foreclosure Property has been sold ;

then in each such case,  an Officer's  Certificate  of the Servicer  pursuant to
Section 4.5 of the Servicing Agreement to the effect that the Servicer has complied with all of its obligations under this Agreement and the Servicing Agreement with respect to such Home Loan and requesting that the Trustee release to the Servicer the related Trustee's Home Loan File. Upon the receipt of such Officer's Certificate, the Trustee shall, within five Business Days or such shorter period as may be required by applicable law, release, or cause the applicable Custodian to release (unless such Trustee's Home Loan File has previously been released), the related Trustee's Home Loan File to the Servicer and execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest ownership of such Home Loan in the Servicer or such other Person as may be specified in such certificate, the forms of any such instrument to be appended to such certificate.

          (b) If a temporary release of the Trustee's Home Loan File is necessary or appropriate for the servicing (which may include any modification or foreclosure) of any Home Loan, then upon the request of the Servicer the Trustee shall release the related Trustee's Home Loan File (or any requested portion thereof) to the Servicer.

          Section 7.03.   Servicing Compensation.

          As compensation for its services under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Compensation, out of which the Servicer shall pay any subservicing fees to any subservicer. The Servicing Compensation shall be paid either by the Servicer retaining such additional servicing compensation prior to deposit in the Collection Account pursuant to
Section 5.01(b)(i) hereof or, if deposited in the Collection Account, as part of the Servicing Compensation withdrawn from the Collection Account or Distribution Account.

          The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and under the Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided for herein or in Section 8.1 thereof.

          Section 7.04.   Statement as to Compliance and Financial Statements.

          The Master Servicer shall deliver or cause to be delivered to the Trustee, the Depositor, the Securities Insurer, the Master Servicer and the Rating Agencies not later than 90 days following the end of each fiscal year of the Servicer (beginning with the fiscal year 2001), an Officer's Certificate, required under Section 7.2 of the Servicing Agreement, stating that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement and the Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and the Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and what action the Servicer proposes to take with respect thereto.

          Contemporaneously with the submission of the Officer's Certificate required by the preceding paragraph, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Securities Insurer, and the Master Servicer a copy of the Servicer's annual audited financial statements prepared in the ordinary course of business. The Master Servicer shall, upon the request of the Depositor, deliver to such party any unaudited quarterly financial statements of the Servicer.

          The Master Servicer shall also cause the Servicer to furnish and certify to the requesting party such other information as to (i) the Servicer's organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) the Servicer's financial condition,
(iii) the Home Loans and (iv) the performance of the obligations of any subservicer under the any subservicing agreements, in each case as the Trustee, the Master Servicer, the Securities Insurer or the Depositor may reasonably request from time to time.

          Section 7.05.   Independent Public Accountants' Servicing Report.

          Not later than 90 days following the end of each fiscal year of the Servicer (beginning with fiscal year 2001), the Master Servicer shall require that the Servicer comply with Section 7.3 of the Servicing Agreement and cause any nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Trustee, the Rating Agencies, the Securities Insurer, the Master Servicer and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Home Loans under this Agreement, the Servicing Agreement or of mortgage loans under pooling and servicing agreements (including the Home Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related subservicer.

          Section 7.06.   Reports to the Trustee; Collection Account Statements.

          If the Collection Account is not maintained with the Trustee, then not later than 25 days after each Record Date, the Master Servicer shall cause the Servicer to forward to the Trustee, the Securities Insurer and the Master Servicer, a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.01(b)(i) hereof, the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in Section 5.01(b)(iv) hereof, in each case, for the related Due Period.

          Section 7.07.   Financial Statements and Records of Servicer.

          The Master Servicer shall require that the Servicer agree to provide the books, records or information, and/or access thereto, of the types required of the Master Servicer in Sections 9.08 and 9.09 herein, to the Trustee, the Depositor, the Securities Insurer and each of their respective agents, upon terms substantially similar to the terms set forth in Sections 9.08 and 9.09.


                                  ARTICLE VIII

                                THE CERTIFICATES

          Section 8.01. Form. The Certificates shall be designated as the "Fremont Home Loan Trust 1999-3 Home Loan Asset Backed Certificates, Series 1999-3". Each Class of Certificates shall be in substantially the form set forth in Exhibits G-1, G-2, G-3, G-4 and G-5 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate.

          Each Certificate shall be dated the date of its authentication. The terms of each Class of Certificates are set forth in Exhibits G-1, G-2, G-3, G-4 and G-5 hereto. The terms of each Class of Certificates are part of the terms of this Agreement.

          Section 8.02. Execution, Authentication, Delivery and Dating. The Certificates shall be executed on behalf of the Trust by an Authorized Officer of the Trustee. The signature of any such Authorized Officer on the Certificates may be manual or facsimile.

          Certificates bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          The Certificates that are authenticated and delivered by the Trustee on the Closing Date shall be dated September 23, 1999. All other Certificates that are authenticated after the Closing Date for any other purpose under this Agreement shall be dated the date of their authentication. Each Class of Principal Balance Certificates shall be issuable as registered Certificates in the minimum denomination of $25,000 initial principal amount and integral multiples of $1 in excess thereof; provided however, that any Principal Balance Certificate may be issued in such denominations as may be necessary to represent the remainder of the aggregate principal amount of such Certificates. Each Class of Class X and Class R Certificates will be issued in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interests in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

          No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          Section 8.03.   Registration; Registration of Transfer and Exchange.

          (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Bank of New York is hereby appointed as the initial Certificate Registrar (the "Certificate Registrar") for the purpose of registering and transferring Certificates, as herein provided. Upon the resignation of any Certificate Registrar (unless the Trustee is the Certificate Registrar), the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar. The Securities Insurer and the Master Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

          (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

          (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in writing.

          (d) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transferor exchange shall be an expense of the Trust.

          (e) It is intended that the Principal Balance Certificates be registered so as to participate in a global book-entry system with the
Depository, as set forth herein. The Class A-1 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Certificate with a denomination equal to the Original Certificate Principal Balance for such Class. The Class A-2 Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-2 Certificate with a denomination equal to the Original Certificate Principal Balance for such Class. The Class B Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class B Certificate with a denomination equal to the Original Certificate Principal Balance for such Class. Upon initial issuance, the ownership of each such Principal Balance Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Principal Balance Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Transferor, the Master Servicer, the Trustee and the Securities Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Principal Balance Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Transferor, the Master Servicer, the Trustee and the Securities Insurer shall have no responsibility or obligation with respect to (1) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (2) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Principal Balance Certificates or (3) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Principal Balance Certificates. No Person other than a Certificateholder shall receive a certificate evidencing a Principal Balance Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede &Co." in this Agreement shall refer to such new nominee of the Depository.

          (f) In the event that (1) the Depositor or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Principal Balance Certificates and the Master Servicer or the Depositor is unable to locate a qualified successor or (2) the Master Servicer at its sole option elects to terminate the book-entry system through the Depository, the Principal Balance Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Master Servicer may determine that the Principal Balance Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Master Servicer, or such depository's agent or designee but, if the Master Servicer does not select such alternative global book-entry system, then the Principal Balance Certificates may be registered in whatever name or names Certificateholders transferring Principal Balance Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Master Servicer.

          (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Principal Balance Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Principal Balance Certificates as the case may be and all notices with respect to such Principal Balance Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

          (h) No transfer, sale, pledge or other disposition of any Class X or Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of Class X or Class R Certificates is to be made in reliance upon an exemption from the Securities Act of 1933, and under the applicable state securities laws, then either: (i) the Trustee shall require that the transferee deliver to the Trustee an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit H attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified
Institutional Buyer"), and the Trustee may also require that the transferee deliver to the Trustee an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Trustee shall require an Opinion of Counsel reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee and
(b) the Trustee shall require the transferor to execute a certification in form and substance satisfactory to the Trustee setting forth the facts surrounding such transfer; provided, however, that a transfer of a Class X or Class R Certificate may be made to a trust if the transferor provides to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 8.03. The Trustee will furnish, or cause to be furnished, upon the request of any Holder of Class X or Class R Certificates to a prospective purchaser of such Class X or Class R Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee or the Master Servicer or the Securities Insurer is obligated to register or qualify any Class of Class X or Class R Certificate under the Securities Act of 1933, as amended, or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class X or Class R Certificate without registration or qualification. Any Holder of a Class X or Class R Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Master Servicer and the Securities Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with or contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

          (i) Unless the Class X and Class R Certificates have been registered under the Securities Act, each of the Class X and Class R Certificates shall bear a legend substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND MASTER SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT I TO THE POOLING AND MASTER SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

          (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (ii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

          (iii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit J from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 8.03(i)(iii) and agrees to be bound by them;

          (iv)   Notwithstanding  the  delivery  of  a  Transfer  Affidavit  and
     Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected;

          (v) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit K) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee;

          (vi) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit I from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code)(such Person, a "Permitted Transferee"); and

          (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 8.03 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 8.03, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this
     Section 8.03. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 8.03 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

          (j) With respect to the Class X and Class R Certificates and with respect to any Class B Certificates that are not held in book-entry form, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit I attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Securities Insurer, the Servicer, or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Trustee shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Trustee or the Securities Insurer. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any similar law, or would otherwise violate the provisions of this Section 8.03(j) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law. The transferee of a beneficial interest in a Class B Certificate that is in book-entry form shall be deemed to represent that it is not a Person or entity referred to in (a) or (b) above.

          So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Servicer, or the Home Loans which (i) is necessary to the provision of an Opinion of Counsel described in this Section 8.03(j) and (ii) pertains to the following: (A) whether the Master Servicer, the Servicer or any Affiliate, is an Affiliate of the Trustee, (B) which of the Home Loans constitute more than 5% of the aggregate unamortized Principal Balance of the Home Loans as of the Closing Date, and (C) the amount of compensation paid to the Master Servicer, the Servicer and any sub-servicer pursuant to the terms and provisions of this Agreement and the Servicing Agreement.

          (k) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder thereof or his attorney duly authorized in writing and, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing, in the case of a Class A-1 Certificate, Class A-2 Certificate, Class B Certificate, Class X Certificate or Class R Certificate, the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the Trust and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be canceled by the Trustee.

          Section 8.04.   Mutilated,  Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Securities Insurer such security or indemnity as may reasonably be required by them to hold the Trust Fund, the Securities Insurer and the Trustee harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding.

          Upon the issuance of any replacement Certificate under this Section 8.04, the Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Certificate issued pursuant to this Section 8.04 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute the complete and indefeasible evidence of ownership in the Trust Fund as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

          The provisions of this Section 8.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          Section 8.05. Persons Deemed Certificate Owners. Prior to due presentment for registration of transfer of any Certificate, the Securities Insurer, the Trustee and any agent of the Securities Insurer or the Trustee may treat the Person in the name of which any Certificate is registered (as of the day of determination) as the Certificate owner for the purpose of receiving remittances, if any, on such Certificate and for all other purposes whatsoever, and none of the Securities Insurer or any agent of the Securities Insurer or the Trustee shall be affected by notice to the contrary.

          Section 8.06. Method of Distributions. All distributions made to the Certificateholders according to Class or type of Certificate on each Distribution Date will be made on a pro rata basis among the Certificateholders as of the next preceding Record Date based on the proportional beneficial ownership interest in the Trust Fund as are represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Holder of a Principal Balance Certificate, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.


                                   ARTICLE IX

                               THE MASTER SERVICER

          Section 9.01.   Indemnification; Third Party Claims.

          (a) The Master Servicer shall indemnify the Transferor, the Trustee, the Depositor and the Securities Insurer (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Master
Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Master Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement.

          (b) The Transferor, the Depositor, the Securities Insurer or the Trustee, as the case may be, shall promptly notify the Master Servicer if a claim is made by a third party with respect to a breach of any of the Master Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Master Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement. The Master Servicer shall promptly notify the Trustee, the Securities Insurer and the Depositor of any claim of which it has been notified pursuant to this Section 9.01 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

          (c) The Master Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Master Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Master Servicer, (ii) the Master Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Master Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Master Servicer. The Master Servicer shall not be liable for any settlement of any such claim or action unless the Master Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section 9.01 shall relieve the Master Servicer of liability only if such failure is materially prejudicial to the position of the Master Servicer and then only to the extent of such prejudice.

          (d) The provisions of this Section 9.01 shall survive the replacement of the Master Servicer; provided, that no successor master servicer shall be liable for (or required to indemnify any party for) any act or omission of any predecessor master servicer.

          Section 9.02.   Merger or Consolidation of the Master Servicer.

          The Master Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its authorization or qualification to do business as a foreign corporation and maintain, or cause an affiliate approved by the other parties hereto to maintain, such other licenses and permits in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Home Loans and to perform its duties under this Agreement; provided, however, that the Master Servicer may merge or consolidate with any other corporation upon the satisfaction of the conditions set forth in the following paragraph.

          With the consent of the Securities Insurer, any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be an Eligible Servicer and shall be the successor of the Master Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Master Servicer shall send notice of any such merger, conversion, consolidation or succession to the Trustee, the Securities Insurer and the Servicer.

          Section  9.03.   Limitation  on Liability  of the Master  Servicer and
Others.

          The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 hereof, the Master Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Master Servicer's duty to service the Home Loans in accordance with this Agreement.

          Section 9.04.   Master Servicer Not to Resign; Assignment.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) with the consent of the Securities Insurer and the Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel who is Independent to such effect delivered (at the expense of the Master Servicer) to the Securities Insurer and the Trustee. No resignation of the Master Servicer shall become effective until a successor master servicer appointed by the Securities Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

          Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

          The Master Servicer agrees to cooperate with any successor master servicer in effecting the transfer of the Master Servicer's servicing responsibilities and rights hereunder pursuant to the first paragraph of this
Section 9.04.

          Section 9.05.   [Reserved]

          Section 9.06.   Relationship of Master Servicer to the Trustee.

          The relationship of the Master Servicer (and of any successor to the Master Servicer as master servicer under this Agreement) to the Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Trustee.

          Section 9.07.   Master Servicer May Own Securities.

          Each of the Master Servicer and any Affiliate of the Master Servicer may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Master Servicer or an Affiliate thereof except as otherwise specifically provided herein. Securities so owned by or pledged to the Master Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Securities; provided, however, that any Securities owned by the Master Servicer or any Affiliate thereof, during the time such Securities are owned by them, shall be without voting rights for any purpose set forth in this Agreement. The Master Servicer shall notify the Trustee and the Securities Insurer promptly after it or any of its Affiliates becomes the owner or pledgee of a Security.

          Section 9.08.   Right to Examine Master Servicer Records.

          The Trustee, the Depositor, the Securities Insurer and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Master Servicer (including, without limitation, the Servicer), whether held by the Master Servicer or by another on behalf of the Master Servicer, which may be relevant to the performance or observance by the Master Servicer of the terms, covenants or conditions of this Agreement. In the case of the supervisory agents and examiners of the Trustee, the Securities Insurer and the Certificateholders, access to the documentation regarding the Home Loans required by applicable state and federal regulations shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

          The Master Servicer also agrees to make available on a reasonable basis to the Depositor, the Certificateholders or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Depositor, the Certificateholders and any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying that the Servicer has the ability to service the Home Loans in accordance with this Agreement.

          Each Certificateholder, the Securities Insurer, the Master Servicer and the Trustee agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

          Section 9.09.   Financial Statements.

          The Master Servicer understands that, in connection with the transfer of the Certificates, Certificateholders and the Securities Insurer may request that the Master Servicer make available to the Certificateholders and to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.


                                    ARTICLE X

                                     DEFAULT

          Section 10.01.   Master Servicer Events of Default.

          (a) Master Servicer Event of Default. A Master Servicer Event of Default shall include the occurrence and continuation of one or more of the following:

          (i) (1) Any failure by the Servicer to deposit in the Collection Account in accordance with Section 5.01(b) hereof any payments in respect of the Home Loans received by the Servicer no later than the second Business Day following the day on which such payments were received; (2) any failure of the Servicer to pay when due any amount payable by it under the Servicing Agreement or this Agreement; or (3) the occurrence and continuance of any other Servicer Event of Default (as defined in Exhibit E hereto) which Servicer Event of Default continues unremedied for a period of 30 days after the date on which a notice of default requiring such failure to be remedied shall have been given (a) to the Servicer and the Master Servicer by the Trustee, or the Securities Insurer, or (b) to the Servicer, the Master Servicer, the Trustee and the Securities Insurer by the Majority Certificateholders.

          (ii) The failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which a notice of default requiring such failure to be remedied shall have been given (a) to the Master Servicer by the Trustee, or the Securities Insurer, or (b) to the Master Servicer, the Trustee and the Securities Insurer by the Majority Certificateholders.

          (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days.

          (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property.

          (v) The Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          (vi) The Majority Certificateholders and the Securities Insurer, collectively, or the Securities Insurer, individually, shall determine, in their reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, and shall give the Master Servicer a notice of default, that:

               (1) the Master Servicer or Servicer has experienced a material adverse change in its business, assets, liabilities, operations, condition (financial or otherwise) or prospects; or

               (2) the Master Servicer or Servicer or any of their subsidiaries or parent has defaulted on any of its material obligations; or

               (3) the Master Servicer is no longer able to discharge its duties under this Agreement or the Servicer is no longer able to discharge its duties under the Servicing Agreement; or

               (4) the Master Servicer has ceased to conduct its business in the ordinary course;

provided, however, that the Master Servicer shall have five Business Days from the receipt of such notice of default to cure such Master Servicer Event of Default by providing the foregoing parties with written assurances that, in a reasonable and good faith manner, substantiate the financial and operational well-being of the Master Servicer or Servicer, as appropriate, and adequately refute the occurrence of a material adverse change, including, without limitation, information, reports or written assurances obtained from certain of its lenders or lenders to the Servicer.

          (b) Remedies. If a Servicer Event of Default (as defined in Exhibit E hereto) shall occur and be continuing or the Servicer's term of service has not been renewed pursuant to Section 3 of the Servicing Agreement, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Securities Insurer or the Trustee or the Majority
Certificateholders, by a notice of default to the Master Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, with the consent of the Securities Insurer may require the Master Servicer to terminate all the rights and obligations of the Servicer under the Servicing Agreement and in and to the Home Loans and the proceeds thereof, as servicer under the Servicing Agreement. Upon termination of the Servicer following such notice of default, all authority and power of the Servicer under the Servicing Agreement, whether with respect to the Home Loans or otherwise, shall, at the direction of the Securities Insurer, pass to, be transferred to, and be vested in either: (1) a successor servicer acceptable to the Securities Insurer and the Rating Agencies; or (2) the Master Servicer, or (3) the Trustee. If a Master Servicer Event of Default shall occur and be continuing, then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Securities Insurer or the Trustee, or the Majority Certificateholders, by a notice of default to the Master Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, with the consent of the Securities Insurer, may terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Home Loans and the proceeds thereof, as Master Servicer under this Agreement. Upon termination of the Master Servicer following such notice of default, all authority and power of the Master Servicer under this Agreement, whether with respect to the Home Loans or otherwise, shall, at the direction of the Securities Insurer pass to, be transferred to, and be vested in either: (1) a successor master servicer reasonably acceptable to the Securities Insurer; or
(2) the Trustee.

          Upon the termination of the Master Servicer and transfer to a successor master servicer, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Home Loans and related documents. The Master Servicer agrees to cooperate with the successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder.

          Section 10.02.   [Reserved].

          Section 10.03.   Waiver of Defaults.

          The Securities Insurer, and the Majority Certificateholders may with prior consent of the Securities Insurer, on behalf of all Certificateholders, waive any events permitting removal of the Servicer or Master Servicer pursuant to this Article X; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the related Certificateholder. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

          Section 10.04.   Accounting Upon Termination of Master Servicer.

          Upon termination of the Master Servicer under this Article X, the Master Servicer shall, at its own expense execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of master servicing of the Home Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer under this Agreement.


                                   ARTICLE XI

                                   TERMINATION

          Section 11.01.   Termination.

          (a) This Agreement shall terminate upon written notice to the Trustee of either: (1) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Home Loan, or the disposition of all funds with respect to the last Home Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities; or

          (b) the mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

          Section 11.02.   Optional Termination.

          On any Distribution Date on or after the Optional Termination Date, then the Holders of a majority of the Percentage Interest in the Class R Certificateholders may, at their option, effect an early termination of the Trust. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. The Majority Class R Certificateholders, the Securities Insurer or the Servicer, as applicable, shall effect such early termination by providing prior notice thereof to the Servicer, the Trustee, the Master Servicer and the Securities Insurer by purchasing all of the Home Loans from the Trustee at a purchase price, payable in cash, equal to or greater than the Termination Price. The expense of any Independent appraiser required under this Section 11.02 shall be a nonreimbursable expense of the Holders of a majority of the Percentage Interest in the Class R Certificates, the Securities Insurer or the Servicer, as applicable.

          Any such early termination by the Majority Class R Certificateholders, the Securities Insurer or the Servicer, as applicable, shall be accomplished by depositing into the Collection Account on the third Business Day prior to the Distribution Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(i) hereof and any amounts withdrawn therefrom by the Trustee pursuant to Section 5.01(b)(iv) hereof) shall be transferred to the Distribution Account pursuant to Section 5.01(b)(ii) hereof for distribution to Certificateholders and the Securities Insurer on the succeeding Distribution Date; and any amounts received with respect to the Home Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Distribution Date shall belong to the purchaser thereof or the Securities Insurer, as applicable. For purposes of calculating the Available Distribution Amount for each Class of Certificates for such final Distribution Date for any Class of Certificates, amounts transferred to the Distribution Account immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.01(d) hereof.

          Section 11.03.   Notice of Termination.

          Notice of any termination, specifying the Distribution Date upon which the Trust Fund and the Trust REMICs will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to each of the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Distribution Date in such month, specifying (1) the Distribution Date upon which final payment of such Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer at the time such notice is given to Certificateholders. The obligations of the Securities Insurer hereunder shall terminate upon the deposit with the Trustee of the Termination Price and when the aggregate of the Class Principal Balances of the Principal Balance Certificates has been reduced to zero.

          Section 11.04.   Surrender of Certificates.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the affected Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the affected Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Class R Certificateholders for payment. Such funds shall remain uninvested.

          Section 11.05.   Additional Termination Requirements.

          In the event that the optional termination is exercised as provided in
Section 11.02, the Trust REMICs shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel (which shall not be an expense of the Trustee) to the effect that the failure of the Trust REMICs to comply with the requirements of this
Section 11.05 will not (1) result in the imposition of taxes on "prohibited transactions" of either of the Trust REMICs as defined in Section 860F of the Code or (2) cause either such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          The Trustee shall treat the first date of mailing of the notice of termination specified in Section 8.1(d) as the date of adoption of the plan of complete liquidation of each of the Trust REMICs under Section 860F of the Code and applicable regulations thereunder and shall specify such date as the date of adoption of such plan of complete liquidation in the final Tax Returns of each of the Trust REMICs; and within 89 days of such date of adoption of the plans of complete liquidation, the Trustee shall distribute or credit, or cause to be distributed or credited all amounts distributable to the Trustee as holder of the REMIC I Regular Interests pursuant to Section 5.01(e) and to the Holders of Certificates pursuant to Section 5.01(d), and the Trust REMICs shall terminate at such time.


                                   ARTICLE XII

                                   THE TRUSTEE

          Section 12.01.   Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and power vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Transferor hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Master Servicer notify the Securities Insurer and request written instructions as to the action the Securities Insurer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Securities Insurer who shall then direct the Trustee as to the action, if any, to be taken.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securities Insurer or with the consent of the Securities Insurer or, any Class of Principal Balance Certificates evidencing Percentage Interests of such Class of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 10.01(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

          (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (a) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to any insurance, (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, the Certificateholders or the Home Loans, (d) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          (d) It is intended that the Trust REMICs formed hereunder shall constitute, and that the affairs of each such REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) of the Tax Matters Person on behalf of the Trust REMICs, and that in such capacities it shall:

          (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the Trust REMICs, using a calendar year as the taxable year for each such REMIC and the accrual method of accounting;

          (ii) make, or cause to be made, an election, on behalf of each of the Trust REMICs, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year;

          (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue prices of the REMIC II Regular Interests;

          (iv) to the extent that the affairs of the Trust REMICs are within its control, conduct such affairs of the Trust REMICs at all times that any REMIC I Regular Interests or Certificates are outstanding so as to maintain the status of the Trust REMICs as REMICs under the REMIC Provisions and any other applicable federal, state and local laws;

          (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Trust REMICs;

          (vi) pay the amount of any and all federal, state, and local taxes imposed on the Trust REMICs, including, without limitation, prohibited transaction taxes as defined in Section 860F of the Code, taxes on net income from foreclosure property under Section 860G(c) of the Code and taxes on contributions to either of the Trust REMICs after the Startup Day under Section 860G(d) of the Code, when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (vii) ensure that any such returns or reports filed on behalf of the Trust REMICs by the Trustee are properly executed by the appropriate person and submitted in a timely manner. The Trustee covenants and agrees that it will sign, as Trustee, any and all tax returns required to be filed by the Trust REMICs;

          (viii) represent the Trust Fund and the Trust REMICs (at the sole cost and expense of the Trustee) in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority with respect thereto, request an administrative adjustment as to any taxable year of the Trust Fund or the Trust REMICs, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund or the Trust REMICs and otherwise act on behalf of the Trust Fund and the Trust REMICs in relation to any tax matter involving the Trust Fund and the Trust REMICs;

          (ix) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the Trust REMICs;

          (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the transfer of an Ownership Interest in a Class R Certificate to any Person who is a "disqualified organization," as defined in Section 860E(e)(5) of the Code, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of either the Class R-I Interest or the Class R-II Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at anytime any Person that is such a disqualified organization. Reasonable compensation for providing such information may be accepted by the Trustee;

          (xi) pay out of its own funds, without any right of reimbursement from the assets of the Trust Fund, tax return preparation and filing expenses, and pay out of the assets of the Trust Fund all other tax related expenses of the Trust Fund, including, but not limited to professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, the expense of obtaining any Opinion of Counsel required pursuant to Sections 7.01, 12.02(b) and 13.02 and taxes imposed on any Trust REMIC or the Trust Fund except as specified herein, which shall be expenses of REMIC I;

          (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066s and each Form 1066Q with respect to the Trust REMICs and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate with respect to the following matters:

               (A) the original issue discount (or, in the case of the Home Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests of any of the Trust REMICs created hereunder and with respect to the Home Loans, together with each constant yield to maturity used in computing the same;

               (B) the treatment of losses realized with respect to the Home Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the Trust REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Home Loans;

               (C) the amount and timing of any non-interest expenses of the Trust REMICs; and

               (D) any taxes (including penalties and interest) imposed on the Trust REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          In the event that any tax is imposed on "prohibited transactions" of the Trust REMICs as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of REMIC I as defined in Section 860G(c) of the Code, on any contribution to the Trust REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Servicer under the Servicing Agreement, or otherwise (iii) the holders of the Class R Certificates in proportion to their undivided beneficial ownership interest in the related REMICs as are represented by such Class R Certificates. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has paid the tax and not been previously reimbursed or indemnified therefor).

          (e) The Trustee shall not vary the investments of the Grantor Trust and shall otherwise administer the Grantor Trust in compliance with the provisions of Subpart E, Part I, Subchapter J of the Code and applicable Treasury regulations thereunder. The Trustee shall file Form 1041 annually with the Internal Revenue Service (providing the name and address of the Trustee and signed by the Trustee, but otherwise completed in blank) and shall attach thereto and shall furnish to the respective Certificateholders (other than the Class R Certificateholders) their pro rata shares of the income and deductions of the Grantor Trust for each of the accrual periods or portions thereof for the preceding calendar year, including (i) in the case of the Principal Balance Certificates, the amount of interest and OID income with respect to the related Class of REMIC II Regular Interests, the amount accrued as income on such Certificates under their related Basis Risk Arrangements in excess of such income accrued on the REMIC II Regular Interests, and the amortized amount of the initial purchase price paid for the respective Class of Certificates that was allocated to the respective Basis Risk Arrangements and (ii) in the case of the Class B and Class X Certificates, the amount of OID income with respect to the related Class of REMIC II Regular Interests, the amortized amount of income with respect to the purchase price deemed received from the Class A Certificates (in the case of both the Class B and Class X Certificates) and the Class B Certificates (in the case of the Class X Certificates only), and the periodic payments deemed made by the Class B and Class X Certificates under the respective Basis Risk Arrangements. In computing the amounts of interest or OID, the amount accrued as income or expense under the related Basis Risk
Arrangements and the amortization of the purchase price for the Basis Risk Arrangements as an income or expense, unless and until required otherwise by applicable Treasury Regulations or other authority, the Trustee shall use the level yield method and shall treat the original yields for the REMIC II Regular Interests and the related Basis Risk Arrangements as corresponding to the overall yields for the related Classes of Certificates. The Trustee shall report to the Transferor all income and expense with respect to the Pre-Funding Account and Capitalized Interest Account, based on information provided by the Master Servicer, and the amount of any Prepayment Penalties actually received by the Trust Fund and any Compensating Interest paid therefrom. In making the foregoing determinations of allocation of purchase price, income and expense with respect to the Basis Risk Arrangements, the Trustee shall treat the Basis Risk Arrangement provided by the Class B Certificates to the Class A Certificates as having a value of zero, unless and until required otherwise by the Internal Revenue Service.

          Section 12.02.   Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 12.01:

          (i) the Trustee (acting as Trustee or as agent for the Tax Matters Person) may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee (acting as Trustee or as agent for the Tax Matters Person) may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend litigation hereunder or in relation hereto at the request, or direction of the Securities Insurer or any of the Certificateholders,
     pursuant to the provisions of this Agreement, unless such Certificateholders or the Securities Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Securities Insurer or Holders of Principal Balance Certificates evidencing Percentage Interests aggregating not less than 25% of such class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Master Servicer's own funds;

          (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

          (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee shall have no liability for the acts or omissions of any such agents, attorneys or independent contractors appointed with due care.

          (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Master Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause either of the Trust REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Master Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Master Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

          Section 12.03. Not Liable for Certificates or Home Loans. The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Transferor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates, or of any Home Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Master Servicer in respect of the Home Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

          Section 12.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

                  Section 12.05.    Trustee's Fees and Expenses; Indemnity.

          (a) The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee Fee, which shall not be limited by any law in regard to the compensation of a trustee of an expense trust, in accordance with the provision of Section 5.01(c). The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and, prior to the occurrence of an Event of Default, the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses.

          (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Transferor and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trustee, in connection with this Agreement, the Insurance Agreement, the Guaranty Policy or any other related document or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall also be indemnified by the Class R Certificateholders and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as agent and the Tax Matters Person for each of the Trust REMICs under this Agreement, other than any loss, liability or expense incurred by reason of (i) the acts of the Trustee not authorized or required pursuant to this Agreement or not taken pursuant to written instructions received from the Master Servicer, the Securities Insurer or the Majority Certificateholders, or (ii) by reason of the Trustee's reckless disregard of obligations and duties hereunder. The obligation of the Master Servicer under this Section 12.05 arising prior to any resignation or termination of the Master Servicer hereunder shall survive termination of the Master Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article XII.

          Section 12.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB by DCR and S&P, and Baa2 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Securities Insurer, and (e) reasonably acceptable to the Securities Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.07.

          Section 12.07.   Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, the Securities Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Securities Insurer and the Transferor by the Master Servicer, and upon acceptance of appointment by a successor trustee, in accordance with Section 12.08, the Master Servicer will give notice thereof to the Certificateholders. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Master Servicer or the Securities Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Securities Insurer or the Master Servicer with the consent of the Securities Insurer may remove the Trustee, and shall, within 30 days after such removal, appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Securities Insurer and the Transferor by the Master Servicer.

          (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Securities Insurer or the Master Servicer, with the consent of the Securities Insurer, may remove the Trustee and appoint a successor trustee acceptable to the Securities Insurer by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.08.

          Section 12.08. Successor Trustee. Any successor trustee appointed as provided in Section 12.08 shall execute, acknowledge and deliver to the Depositor, the Securities Insurer, the Transferor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. No successor trustee may be appointed without the prior consent of the Securities Insurer. The predecessor trustee shall deliver to the successor trustee all Trustee Home Loan Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06. Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          Section 12.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 12.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof.

          (a) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (c) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section  12.11.   Tax  Returns;  OID  Interest  Reporting.  The Master
Servicer, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust REMICs and the Grantor Trust (including all such loan level information as the Trustee may reasonably request) or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters. Within 10 days of the Closing Date, the Depositor shall furnish to the Trustee the portion of the issue prices of the Certificates allocable to the related REMIC II Regular Interests and to the respective Basis Risk Arrangements and the yields on the Certificates.

          Section 12.12. Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Securities Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Guaranty Policy, shall surrender the Guaranty Policy to the Securities Insurer for cancellation.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.01.   Acts of Certificateholders.

          (a) Except with respect to Section 13.02 and as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Securities Insurer agrees to take such action or give such consent or approval.

          (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof or thereof.

          (d) The rights of the Certificateholders will be determined pursuant to this Agreement. The rights of the Holders of any Certificates or other instruments which may be issued by the Trustee pursuant to Section 8.03 of this Agreement shall be determined by a supplement with respect thereto. Such supplement may provide for any other agreements between the parties hereto as long as such agreements do not violate, as to any Certificate, certificates or other instruments, Section 13.02.

          (e) Wherever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval by the Holder of a Certificate shall be conclusive and binding on such Holder and upon all future Holders of a Certificate and of any Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent is made upon any Certificate.

          (f) No  Certificateholder  shall  have  any  right  by  virtue  of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Home Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have obtained the written consent of the Securities Insurer and given to the Trustee a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 13.01(f), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 13.02.   Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Transferor and the Trustee by written agreement with notice thereof to the Certificateholders, without the consent of any of the Certificateholders, but with the consent of the Securities Insurer, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Certificateholders, adversely affect the status of either of the Trust REMICs as a REMIC or cause a tax to be imposed on either such REMIC or adversely affect the grantor trust status of the Grantor Trust. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any of the foregoing if either (i) an Opinion of Counsel is obtained to such effect or (ii) the party requesting the amendment obtains the Ratings Confirmation with respect to such amendment.

          (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Transferor and the Trustee by written agreement, with the prior written consent of the Majority Certificateholders and the Securities Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Certificate, without the consent of the Holders of 100% of the Certificates affected thereby and the Securities Insurer, (ii) adversely affect in any material respect the interests of the Holders of any of the Certificates or the Securities Insurer in any manner other than as described in clause (i), without the consent of the Holders of 100% of such Certificates or the Securities Insurer, or (iii) reduce the percentage of any of the Certificates, the consent of which is required for any such amendment, without the consent of the Holders of 100% of such Certificates and the Securities Insurer.

          (c) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities of the Trustee, as the case may be, under this Agreement.

          Section 13.03.   Recordation of Agreement.

          To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the Majority Certificateholders or the Securities Insurer, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Home Loans.

          Section 13.04.   Duration of Agreement.

          This Agreement shall continue in existence and effect until terminated as herein provided.

          Section 13.05.   Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 13.06.   Notices.

          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to:

          (a) in the case of the Depositor, PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019,
Attention: John Fearey, Esq., or such other addresses as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Depositor;

          (b) in the case of the Transferor and Master Servicer, Fremont Investment & Loan, 175 North Riverview Drive, Anaheim, California 92808,
Attention: Kyle Walker, or such other address as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Servicer or the Transferor;

          (c) in the case of the Trustee, The Bank of New York, 101 Barclay Street - 12E, New York, New York 10286, Attention: Mortgaged-Backed Securities Unit, with a copy to First Union National Bank, 230 South Tryon Street, NC 1179, 9th Floor, Charlotte, North Carolina 28288-1179, Attention: Structural Finance Group, so long as it is acting as agent for the Trustee;

          (d) in the case of the Certificateholders, as set forth in the applicable Certificate Register;

          (e) in the case of a claim under the Guaranty Policy, Ambac Assurance Corporation, One State Street Plaza, 17th Floor, New York, New York 10004,
Attention: Structured Finance, and shall be marked to indicate "URGENT MATERIAL ENCLOSED", or such other address as may be furnished to the Certificateholders and the other parties hereto in writing by the Securities Insurer;

          (f)  in  the  case  of  the  Securities   Insurer,   Ambac   Assurance
Corporation,  One State  Street  Plaza,  17th Floor,  New York,  New York 10004,
Attention: Structured Finance, or

          (g) in the case of the Servicer, to Countrywide Home Loans, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, Attention: Michael Gross; provided that during the period that the Master Servicer is acting as Servicer, notices shall be sent to the Master Servicer.

          Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

          Section 13.07.   Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 13.08.   No Partnership.

          Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

          Section 13.09.   Counterparts.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

          Section 13.10.   Successors and Assigns.

          This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Trustee, the Certificateholders, the Securities Insurer, the Master Servicer and their respective successors and permitted assigns.

          Section 13.11.   Headings.

          The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 13.12.   Actions of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Trustee if made in the manner provided in this
Section 13.12.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner, which the Depositor, the Servicer or the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer, the Trustee or the Securities Insurer in reliance thereon, whether or not notation of such action is made upon such Security.

          (d) The Depositor, the Servicer or the Trustee may require additional proof of any matter referred to in this Section 13.12 as it shall deem necessary.

          Section 13.13.   Reports to Rating Agencies.

          (a) The Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

          (i) copies of amendments to this Agreement;

          (ii) notice of any substitution or repurchase of any Home Loans;

          (iii) notice of any termination, replacement, succession, merger or consolidation of the Servicer, the Master Servicer, any Custodian or the Trustee;

          (iv) notice of final distribution on the Certificates;

          (v) any notice of default;

          (vi) copies of the annual independent accountants' report delivered pursuant to Section 7.05 hereof, and copies of any compliance reports delivered by the Servicer including under Section 7.04 hereof; and

          (vii) copies of any Distribution Statement pursuant to Section 6.01(b) hereof.

          (b) With respect to the requirement of the Trustee to provide statements, reports and notices to the Rating Agencies, such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Group; (ii) if to Moody's Investors Service, Inc., 99 Church Street, Corporate Department - 4th Floor, New York, New York 10007, Attention: Residential Mortgage Monitoring Department and
(iii) if to Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10004, Attention: Lynn Crozier, RMBS Monitoring Group.

          Section 13.14.   Limitations on Liability of the Depositor.

          Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust, the Certificateholders or the Securities Insure for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

          Section 13.15.   Year 2000 Compliance.

          The Master Servicer and the Servicer shall be committed either to implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or acquire computer systems that are year 2000 ready, in each case prior to January 1, 2000.

          The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to perform its duties and obligations under this Agreement are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses to perform its duties and obligations ("Third Party Software"), the Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to perform its duties and obligations or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Services are 2000 Compliant. As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by the introduction of dates falling on or after January 1, 2000. Notwithstanding the foregoing, Depositor, Transferor and Master Servicer acknowledge and agree that the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the Depositor, Transferor or Master Servicer or third parties, nor does the Trustee make any warranties hereunder with respect to any public utility, communications service provider, correspondent bank, securities or commodities exchange, or funds transfer network. Moreover, because of the unprecedented nature of this issue, the Trustee does not make any representation or warranty as to what will in fact occur with respect to the Trustee's Systems of Third Party Software of Third Party Services on or after January 1, 2000.

          Section  13.16.   Grant  of  Certificateholder  Rights  to  Securities
Insurer.

          In consideration for the guarantee of the Insured Securities by the Securities Insurer pursuant to the Guaranty Policy, and by acceptance of an Insured Security, the Certificateholders hereby grant to the Securities Insurer the right to act as the Holder of 100% of the outstanding Insured Securities for the purpose of exercising the rights of the Holders of the Insured Securities under this Agreement, without the consent of any such Certificateholders, including the voting rights of such Holders, but excluding those rights requiring the consent of all such Holders under Section 13.02(b), and any rights of such Holders to distributions under Section 5.01(d) hereof; provided that the preceding grant of rights to the Securities Insurer by the Certificateholders shall be subject to Section 13.18 hereof. The rights of the Securities Insurer to direct certain actions and consent to certain actions of the Majority Certificateholders hereunder will terminate at such time as the Certificate Principal Balance of Insured Securities have been reduced to zero and the Securities Insurer has been paid the Securities Insurer Reimbursement Amount in full and all other amounts owed under the Guaranty Policy and Insurance Agreement and the Securities Insurer has no further obligation under the Guaranty Policy.

          Section 13.17.   Third Party Beneficiary.

          The parties hereto acknowledge that the Securities Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.

          Section 13.18. Suspension and Termination of Securities Insurer's Rights.

          (a) During the continuation of a Securities Insurer Default, the rights granted or reserved to the Securities Insurer hereunder shall vest instead in the Majority Certificateholders; provided, however, that the Securities Insurer shall be entitled to any payments of the Securities Insurer Reimbursement Amount, and the Securities Insurer shall retain those rights under
Section 11.01 to consent to the termination of this Agreement and Section 13.02 to consent to any amendment of this Agreement.

          (b) At such time as either (i) the Certificate Principal Balances of the Insured Securities have been reduced to zero or (ii) the Guaranty Policy has been terminated, and in either case of (i) or (ii) the Securities Insurer has been paid the Securities Insurer Reimbursement Amount in full and all other amounts owed under the Guaranty Policy and the Insurance Agreement (and the Securities Insurer no longer has any obligation under the Guaranty Policy, except for breach thereof by the Securities Insurer), then the rights and benefits granted or reserved to the Securities Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders (including in certain instances the Majority Certificateholders) shall be entitled to the exercise of such rights and to receive such benefits of the Securities Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders (including the Majority Certificateholders).

          Section 13.19. Appointment of Tax Matters Person. The Class R Certificateholders hereby appoint the Trustee to act as agent of the Tax Matters Person for REMIC I and REMIC II, respectively, for all purposes of the Code. The Trustee will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person of each of REMIC I and REMIC II shall be the Holder of the Class R Certificates holding the largest Percentage Interest.

          Section 13.20. Intent of the Parties. It is the intent of the Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC and, if applicable, a Basis Risk Arrangement. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

          IN WITNESS WHEREOF, the Depositor, the Transferor, the Master Servicer and the Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Pooling and Master Servicing Agreement.


                                        PAINEWEBBER MORTGAGE ACCEPTANCE
                                        CORPORATION IV, as Depositor


                                        By:  ___________________________________
                                             Name:   Barbara J. Dawson
                                             Title:  Senior Vice President



                                        FREMONT INVESTMENT & LOAN, as Transferor and Master Servicer


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as
                                        Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

THE STATE OF _______________ )
                             )
COUNTY OF __________________ )


          BEFORE ME, the undersigned authority, a Notary Public, on this ____ day of __________ 1999, personally appeared ____________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said THE BANK OF NEW YORK, not in its individual capacity but in its capacity as Trustee of FREMONT HOME LOAN TRUST 1999-3 as Trust, and that she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF [_______________], this the ____ day of __________, 1999.


                                        Notary Public, State of ___________

THE STATE OF _______________ )
                             )
COUNTY OF __________________ )


          BEFORE ME, the undersigned authority, a Notary Public, on this ____ day of __________ 1999, personally appeared Barbara J. Dawson, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, as the Depositor, and that he/she executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, this the ____ day of __________, 1999.


                                        Notary Public, State of ___________

THE STATE OF _______________ )
                             )
COUNTY OF __________________ )


          BEFORE ME, the undersigned authority, a Notary Public, on this ____ day of __________ 1999, personally appeared _______________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said FREMONT INVESTMENT & LOAN, as the Transferor and Master Servicer, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF FREMONT INVESTMENT & LOAN, this the ____ day of __________ 1999.


                                        Notary Public, State of ___________

                                    EXHIBIT A
                               HOME LOAN SCHEDULE

The Home Loan Schedule is available upon request of The Bank of New York, as Trustee, at 101 Barclay Street - 12E, New York, New York 10286, Attention; Mortgaged Backed Securities Unit.

                                    EXHIBIT B

             FORM OF SERVICER'S MONTHLY REMITTANCE REPORT TO TRUSTEE

                                    EXHIBIT C
                         FORM OF LOAN LIQUIDATION REPORT

Customer Name:                                                       ___________
Account No.:                                                         ___________
Original Principal Balance:                                          ___________
1.  Type of Liquidation (REO disposition/charge-off/short pay-off)   ___________
Date last paid                                                       ___________
Foreclosure                                                          ___________
Date of Foreclosure                                                  ___________
Date of REO                                                          ___________
Date of REO Disposition                                              ___________
Property Sale Price/Estimated Market Value at disposition            $__________
Settlement (short pay-off and collection actions)                    ___________
Date of Settlement Payment                                           ___________
Defaulted Loan Sale                                                  ___________
Date of Sale                                                         ___________
Charge-off or Bankruptcy                                             ___________
Date of Charge-off or Bankruptcy Discharge                           ___________
2.  Liquidation Proceeds                                             ___________
Principal Prepayment                                                 $__________
Property Sale Proceeds                                               $__________
Insurance Proceeds                                                   $__________
Settlement Payment Loan Sale Proceeds                                $__________
Other (Itemize)                                                      $__________
Total Proceeds                                                       $__________
Liquidation Expenses                                                 $__________
Protective/Servicing Advances                                        $__________
Servicing Fees                                                       $__________
Other Servicing Compensation                                         $__________
Collection Agent or Attorney's Fees                                  $__________
Total Advances                                                       $__________
3.  Net Liquidation Proceeds (Item 2 minus Item 3)                   $__________
4.  Principal Balance of Mortgage Loan                               $__________
5.  Loss, if any (Item 4 minus Item 3)                               $__________

                                    EXHIBIT D

                                   [RESERVED]

                                    EXHIBIT E

                               SERVICING AGREEMENT


         This Servicing Agreement, made this 23rd day of September, 1999, by and between FREMONT INVESTMENT & LOAN, having an office at 175 North Riverview Drive, (the "Owner") and COUNRTYWIDE HOME LOANS, INC., a New York corporation, having its principal office at 4500 Park Granada, Calabasas, California 91302 (the "Servicer"), recites and provides as follows:

                                 R E C I T A L S

         WHEREAS, Owner and Servicer executed and delivered that certain Agreement Regarding Standard Servicing Terms dated September 1, 1999 (the "Standard Terms Agreement");

         WHEREAS, the Standard Terms Agreement sets forth certain standard provisions for the servicing of residential mortgage loans by Servicer on behalf of Owner; and

         WHEREAS, Owner and Servicer desire that Servicer service the mortgage loans described on the attached Mortgage Loan Schedule pursuant to the terms hereof and the terms of the Standard Terms Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Standard Terms Agreement, or if not defined therein, in the Pooling and Master Servicing
Agreement, dated as of September 1, 1999, among Fremont Investment & Loan, as master servicer and transferor, PaineWebber Mortgage Acceptance Corporation IV, as depositor and The Bank of New York, as trustee.
The following terms shall have the meanings set forth below:

         "Custodian" shall mean First Union National Bank.

         "Delinquency Test" shall equal the following percentages of the principal balance of the Mortgage Loans:

                                                  MORTGAGE LOAN DELINQUENCIES 30
                                                         DAYS AND GREATER

October, 1999 through December, 1999                          2.000%

January, 2000 through March, 2000                             3.500%

April, 2000 through June, 2000                                4.250%

July, 2000 through September, 2000                            5.000%


         "Loss Test" shall equal the following percentages of the principal balance of the Mortgage Loans:

                    MONTHS                         REALIZED LOSS PERCENTAGE ON
                                                          MORTGAGE LOANS

October, 2000 through December, 2000                          0.050%

January, 2001 through March, 2001                             0.100%

April, 2001 through June, 2001                                0.450%

July, 2001 through September, 2001                            0.750%

October, 2001 through December, 2001                          1.000%

January, 2002 through March, 2002                             1.250%

April, 2002 through June, 2002                                1.450%

July, 2002 through September, 2002                            1.700%

October, 2002 through December, 2002                          1.950%

January, 2003 through March, 2003                             2.150%

April, 2003 through June, 2003                                2.300%

July, 2003 through September, 2003                            2.450%

October, 2003 through December, 2003                          2.600%

January, 2004 through March, 2004                             2.750%

April, 2004 through June, 2004                                2.850%

July, 2004 through September, 2004                            2.950%

October, 2004 through December, 2004                          3.000%

January, 2005 through March, 2005                             3.150%

April, 2005 through June, 2005                                3.200%

July, 2005 and thereafter                                     3.250%


         "Monthly Loss Rate" means, with respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the sum of all Liquidated Loan Losses minus Net Foreclosure Profits, that occurred during each of the related and eleven immediately preceding Due Periods with respect to the Mortgage Loans over (y) the Aggregate Pool Principal Balance at the beginning of the Due Period twelve months prior to such Distribution Date.

         "P&I Account" shall mean that certain Collection Account established pursuant to the terms of the Pooling and Master Servicing Agreement.

         "Pool Delinquency Rate" means with respect to any Due Period, the fraction, expressed as a percentage, equal to (x) the aggregate Principal Balances of all Mortgage Loans 90 days or more days delinquent (including, with respect to all Mortgage Loans, all foreclosures, Mortgage Loans involved in bankruptcy proceedings and REO properties) as of the close of business on the last day of such Due Period over (y) the Aggregate Pool Principal Balance.

         "Service Termination Delinquency Rate Trigger" means, as of any Distribution Date commencing with the seventh Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rate for each of the six months immediately preceding Due Periods with respect to the Mortgage Loans exceeds 13.00%.

         "Servicer   Termination  Loss  Trigger"  means,  with  respect  to  any
Distribution Date, upon the occurrence of a Monthly Loss Rate exceeding 1.75%.

         "Servicing Commencement Date" shall mean November 30, 1999, however the Servicing Commencement Date shall be January 31, 2000 upon receipt of certain written confirmations under Section 4.02 of the Pooling and Master Servicing Agreement.

         "Target Amount" shall equal the following percentages of the principal balance of the Mortgage Loans:


                                        MORTGAGE LOAN DELINQUENCIES 30
                                               DAYS AND GREATER

            November, 1999                          1.500%

            December, 1999                          2.000%

            January, 2000                           2.500%


         Section 2. DUTIES AND RESPONSIBILITIES OF THE SERVICER. Servicer agrees to service the Mortgage Loans on behalf of Owner, its successors and assigns, in accordance with the provisions of this Servicing Agreement, the Standard Terms Agreement and the Pooling and Master Servicing Agreement.

         Section 3. TERM OF MORTGAGE LOAN SERVICING AGREEMENT. The duties, responsibilities, and obligations to be performed and carried out by Servicer under this Servicing Agreement shall commence upon the execution of this Servicing Agreement and shall terminate (a) as to any Mortgage Loan upon the distribution of the final payment or Liquidation Proceeds on the last Mortgage Loan or REO Property subject to this Servicing Agreement and (b) as to all the Mortgage Loans (x) in accordance with the Standard Terms Agreement, or (y) if no servicer renewal notice is received by the Servicer as provided in this Section
3. The Servicer hereby covenants and agrees to act as servicer under this Servicing Agreement for an initial term commencing on the Servicing Commencement Date and expiring three months thereafter (the "Initial Term"), thereafter, the Initial Term shall be extendible by written notice (each, a "Servicer Renewal Notice") of the Securities Insurer (or the Trustee if a Securities Insurer Event of Default is then occurring) for successive three month terms. The Master Servicer may, with the consent of the Securities Insurer, appoint a replacement Servicer, which shall be an eligible Servicer approved by the Securities Insurer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any Servicer Renewal Notice, the Servicer shall be bound for the duration of the Initial Term and the term covered by any such Servicer Renewal Notice to act as the Servicer, subject to and in accordance with the other provisions of this Servicing Agreement. The Servicer agrees that if, as of the last day of the calendar month preceding the last day of any such servicing term, the Servicer shall not have received a Servicer Renewal Notice, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Master Servicer, the Securities Insurer and the Trustee. The failure of the Securities Insurer or any other party to deliver a Servicer Renewable Notice by the end of any such three-month term shall result in the automatic termination of the Servicer.

         Section 4. COMPENSATION. In consideration of the services rendered under this Servicing Agreement, the Servicer shall be entitled to such fees as are provided for in the Standard Terms Agreement.

         In addition to the fees payable to the Servicer under Article VIII of the Standard Terms Agreement, the Master Servicer shall pay the Servicer additional incentive compensation during the term of the Fremont Home Loan Trust 1999-3 securitization transaction if the following criteria are met.

         (a) INITIAL TESTS. Beginning on October 1, 1999 and continuing to September 30, 2000, the Servicer shall be entitled to receive the following additional compensation on the fifteenth calendar day (or, if not a Business Day, the Business Day immediately following such day) of the calendar month immediately following the Master Servicer's fiscal quarter at issue (provided, however, that the Servicer shall be entitled to such compensation on a pro rata basis for any fiscal quarter in which it does not service the Mortgage Loans for the entire fiscal quarter):

                  (i) if total Delinquencies on the Mortgage Loans on the last Business Day of the fiscal quarter at issue do not exceed the Delinquency Test, the Servicer is entitled to additional compensations equal to 1/4 of 0.04% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter; or

                  (ii) if total Delinquencies on the Mortgage Loans on the last Business Day of the fiscal quarter at issue exceed the Delinquency Test by less than 10%, the Servicer is entitled to additional compensations equal to 1/4 of 0.02% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter; or

                  (iii) if total Delinquencies on the Mortgage Loans on the last Business Day of the fiscal quarter at issue are below Delinquency Test by more than 10%, the Servicer is entitled to additional compensation equal to 1/4 of 0.07% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter;

provided, however, that if Delinquencies on the Servicing Transfer Date exceed the Target Amount, then the difference between the Target Amount and the Delinquency Test threshold will be added to such Delinquency Test threshold.

         (b) SUBSEQUENT TESTS. Beginning on October 1, 2000 and continuing through the term of the Fremont Home Loan Trust 1999-3 securitization transaction, the Servicer shall be entitled to receive the following additional compensation on the fifteenth calendar day (or, if not a Business Day, the Business Day immediately following such day) of the calendar month immediately following the Master Servicer's fiscal quarter at issue:

                  (i) if Realized Losses on the Mortgage Loans on the last Business Day of the fiscal quarter at issue do not exceed the Loss Test, the Servicer is entitled to additional compensations equal to 1/4 of 0.04% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter; or

                  (ii) if Realized Losses on the Mortgage Loans on the last Business Day of the fiscal quarter at issue exceed the Loss Test by less than 10%, the Servicer is entitled to additional compensations equal to 1/4 of 0.02% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter; or

                  (iii) if Realized Losses on the Mortgage Loans on the last Business Day of the fiscal quarter at issue are below the Loss Test by more than 10%, the Servicer is entitled to additional compensation equal to 1/4 of 0.07% of the average of the principal balances of the Mortgage Loans as of the first Business Day of each month in such fiscal quarter;

provided, however, that if the Master Servicer obtains a reasonable belief after a due inquiring that the Servicer is attempting to influence the outcome of the Loss Test through manipulative or unfair practices or methods, then the Servicer shall be paid no additional compensation under this Section 4(b).

The Master Servicer's determination in the preceding sentence shall, in the absence of manifest error, be final and binding.

         (c)      ADDITIONAL    CONSIDERATIONS.For   purposes   of   calculating
additional Servicer compensation under Sections 4(a) and (b), if Fremont Investment & Loan voluntarily repurchases any Mortgage Loan and assumes the servicing of such Mortgage Loan, then Fremont Investment & Loan shall generally follow the Accepted Servicing Practices, and such Mortgage Loan shall be included in the Loss Test determination, and Protective/Servicing Advances need not be made in respect of such Mortgage Loan; however, if Fremont Investment & Loan voluntarily repurchases any Mortgage Loan and the Servicer continues to service such Mortgage Loan, then such Mortgage Loan shall continue to be included in both the Loss Test determination and Protective/Servicing Advances will continue to be made in respect of such Mortgage Loan. Moreover, if an additional Servicer Event of Default under Section 5 hereof occurs, then no compensation under Sections 4(a) (b) will be payable.

         Section 5. ADDITIONAL SERVICER EVENTS OF DEFAULT. In addition to the Events of Default set forth in Section 9.4 of the Standard Terms Agreement, the occurrence and continuance for 90 days (unless the Securities Insurer has not consented to any successor Servicer) of a Servicer Termination Delinquency Rate Trigger or a Servicer Termination Loss Trigger shall be additional Events of Default hereunder:

         Section 6. STANDARD TERMS. Servicer acknowledges that the Standard Terms Agreement prescribes additional terms and conditions under which Servicer is to service the Mortgage Loans. The terms of the Standard Terms Agreement are incorporated herein by reference and are made a part hereof. Servicer agrees to perform and observe the duties, responsibilities and obligations that are to be performed and observed by Servicer under the Standard Terms Agreement as said Agreement may be amended from time to time, and further agrees that the Standard Terms Agreement, as amended or supplemented, is and shall be a part of this Servicing Agreement to the same extent as if set forth herein in full. If any provision of the Standard Terms Agreement conflicts with any provision of this Servicing Agreement, the terms of this Servicing Agreement shall govern.

         Section 7. REPRESENTATIONS AND WARRANTIES. As of the date hereof and as of the Servicing Commencement Date, the Servicer and Owner hereby remake the representations and warranties contained in the Standard Terms Agreement with respect to this Servicing Agreement.

         Section 8. ASSIGNMENT AND DELEGATION OF DUTIES BY SERVICER. Except as otherwise expressly provided in the Standard Terms Agreement, Servicer shall not assign or transfer any of its duties, rights, benefits or privileges under this Servicing Agreement.

         Section 9. ASSIGNMENT BY OWNER. Except as provided in the Standard Terms Agreement, Servicer agrees that Owner, its successors and assigns, may at any time, without the consent of Servicer, assign and transfer its right, title and interest under this Servicing Agreement to any other Person, subject to the provisions of Section 15 hereof. The parties hereto acknowledge that the Owner will assign its rights under this Servicing Agreement to Fremont Home Loan Trust 1999-3, a New York common law trust, on or about September 23, 1999.

         Section 10. NOTICES. All notices under this Servicing Agreement shall be made as provided in the Standard Terms Agreement.

         Section 11. SEVERABILITY. Each part of this Servicing Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Servicing Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

         Section 12. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Servicing Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         Section 13. HEADINGS. The headings of the Sections contained in this Servicing Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Servicing Agreement or any provision hereof.

         Section 14. CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

         Section 15. ASSIGNMENT. This Servicing Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns; provided, however, that the Owner shall not transfer ownership of the Mortgage Loans to more than three subsequent "Owners" without the prior consent of the Servicer.

         Section 16. COUNTERPARTS. This Servicing Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Servicing Agreement by signing any such counterpart.

         Section 17. GOVERNING LAW. This Servicing Agreement shall be construed, and the rights and obligations of the Servicer and the Owner hereunder determined, in accordance with the laws of the State of New York determined without regard to its laws concerning conflicts of laws.

         Section 18. THIRD PARTY BENEFICIARY. The parties hereto agree and acknowledge that in respect of the securitization financing into which the Mortgage Loans will be transferred on or about September 23, 1999, Ambac Assurance Corporation, as securities insurer and The Bank of New York, as trustee each are express third party beneficiaries hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.

         Section 19. AMENDMENT. The Master Servicer shall not change the duties and obligations of the Servicer hereunder without the prior consent of the Servicer.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Servicer:                          COUNTRYWIDE HOME LOANS, INC.,
                                   a New York corporation

                                   By:_______________________________________
                                   Name:
                                   Its:


Owner:                             FREMONT INVESTMENT & LOAN
                                   a California industrial loan company


                                   By:_______________________________________
                                   Name:
                                   Title:

                               AGREEMENT REGARDING
                            STANDARD SERVICING TERMS


                                     BETWEEN


                          COUNTRYWIDE HOME LOANS, INC.
                                   AS SERVICER


                                       AND


                            FREMONT INVESTMENT & LOAN
                      AS INITIAL OWNER AND MASTER SERVICER


                           RESIDENTIAL MORTGAGE LOANS


                          DATED AS OF SEPTEMBER 1, 1999

                                TABLE OF CONTENTS




ARTICLE I DEFINITIONS...........................................................

         Section 1.1. Definitions...............................................
         Section 1.2. Interpretation of Agreement...............................

ARTICLE II DOCUMENTS TO BE DEPOSITED WITH CUSTODIAN.............................

         Section 2.1. Custodial Agreement.......................................
         Section 2.2. Possession of Mortgage Files..............................

ARTICLE III REPRESENTATIONS AND WARRANTIES......................................

         Section 3.1. Servicer Representations and Warranties...................
         Section 3.2. Owner Representations and Warranties......................
         Section 3.3. Breach of Representation or Warranty......................
         Section 3.4. Cooperation...............................................

ARTICLE IV LOAN ADMINISTRATION..................................................

         Section 4.1. General...................................................
         Section 4.2. Servicing Commencement Date...............................
         Section 4.3. Duties Servicer May Delegate..............................
         Section 4.4. Servicer Mortgage Loan Files..............................
         Section 4.5. Release of Custodial Mortgage Loan Files..................
         Section 4.6. Documents, Records, and Funds in Possession of
                         Servicer to be Held for Owner..........................
         Section 4.7. Microfilmed Records.......................................
         Section 4.8. Enforcement of Due-On-Sale Clause; Assumption.............
         Section 4.9. Partial Release, Easement and Eminent Domain..............
         Section 4.10. Insurance................................................
         Section 4.11. Evidence of Insurance....................................
         Section 4.12. Insurance Notices........................................
         Section 4.13. Default by Insurer.......................................
         Section 4.14. Hazard Insurance.........................................
         Section 4.15. Hazard Insurance Loss Settlement.........................
         Section 4.16. Uninsured Hazard Loss....................................
         Section 4.17. Flood Insurance..........................................
         Section 4.18. Condominium and PUD Insurance Coverage Requirements......
         Section 4.19. Special Flood Hazard Insurance for Condominium or PUD....
         Section 4.20. Name of Insured..........................................
         Section 4.21. Mortgagee Clause.........................................
         Section 4.22. Title Insurance..........................................
         Section 4.23. Tax and Insurance Reserves...............................
         Section 4.24. Delinquencies............................................
         Section 4.25. Property Inspection......................................
         Section 4.26. Notification Matters.....................................
         Section 4.27. Abandonment..............................................
         Section 4.28. Plans for Curing Delinquencies...........................
         Section 4.29. Loan Modifications.......................................
         Section 4.30. Advance Responsibility During Delinquency................
         Section 4.31. Bankruptcies.............................................
         Section 4.32. Approval of Certain Foreclosures.........................
         Section 4.33. Deed-in-Lieu of Foreclosure..............................
         Section 4.34. Actions Prior to Foreclosure.............................
         Section 4.35. Retention of Attorneys for Foreclosure - Foreclosure Fees
         Section 4.36. Foreclosure Procedures...................................
         Section 4.37. Disbursement of Escrow Items.............................
         Section 4.38. Reinstatement of Mortgage Loans..........................
         Section 4.39. Partial Payment Toward Reinstatement of Mortgage Loans...
         Section 4.40. Servicing Requirements for REO...........................
         Section 4.41. Marketing REO............................................
         Section 4.42. Rehabilitation...........................................
         Section 4.43. Required REO Documentation...............................
         Section 4.44. Satisfactions............................................
         Section 4.45. Disclosure Upon Transfer of Servicing....................
         Section 4.46. Response to Borrower Inquiries...........................
         Section 4.47. Environmental Problems...................................
         Section 4.48. Limitation on Authority..................................
         Section 4.49. Direction of Owner.......................................
         Section 4.50. Conflicts and Removal of Assets..........................
         Section 4.51. Reports Pursuant to Requirements.........................
         Section 4.52. Computer Systems.........................................

ARTICLE V LOAN ACCOUNTING.......................................................

         Section 5.1. General...................................................
         Section 5.2. Individual Mortgage Loan Accounting Requirements..........
         Section 5.3. Interest Calculations.....................................
         Section 5.4. Application of Mortgage Loan Payments.....................
         Section 5.5. Full Payment Not Received from Borrower...................
         Section 5.6. Curtailments..............................................
         Section 5.7. Reapplication of Prior Prepayments........................
         Section 5.8. Liquidations..............................................

ARTICLE VI ACCOUNTING...........................................................

         Section 6.1. General...................................................
         Section 6.2. Account Maintenance.......................................
         Section 6.3. P & I Account; Remittance.................................
         Section 6.4. T & I Account.............................................
         Section 6.5. Tax and Insurance Reserves................................
         Section 6.6. Protective/Servicing Advances.............................
         Section 6.7. Servicer's Overhead Not Reimbursable......................
         Section 6.8. Access to Records.........................................
         Section 6.9. Securitization Financing..................................
         Section 6.10. Late Charge Payment......................................

ARTICLE VII REPORTS TO THE OWNER................................................

         Section 7.1. Reports to the Owner......................................
         Section 7.2. Annual Officer's Certificate as to Compliance.............
         Section 7.3. Annual Independent Public Accountants' Servicing Report...
         Section 7.4. Monthly Document Report...................................
         Section 7.5. Securitization Financing..................................

ARTICLE VIII  COMPENSATION TO SERVICER..........................................

         Section 8.1. Compensation to the Servicer..............................

ARTICLE IX MERGER OR CONSOLIDATION OF SERVICER; RESIGNATION; DEFAULT............

         Section 9.1. Merger or Consolidation...................................
         Section 9.2. Assignment or Transfer of Servicing Agreement.............
         Section 9.3. Resignation of Servicer...................................
         Section 9.4. Events of Default by Servicer.............................
         Section 9.5. Termination of the Servicer Without Cause.................
         Section 9.6. Indemnification by the Servicer...........................
         Section 9.7. Indemnification by the Owner..............................
         Section 9.8. Indemnification Procedures................................
         Section 9.9. Consent...................................................

ARTICLE X MISCELLANEOUS.........................................................

         Section 10.1. Errors and Omissions Coverage and Fidelity Coverage......
         Section 10.2. No Assignment or Delegation of Duties by Servicer........
         Section 10.3. Binding Nature of Agreement; Assignment..................
         Section 10.4. Assignment.  Entire Agreement; Waivers...................
         Section 10.5. Amendments and Supplements...............................
         Section 10.6. CONTROLLING LAW..........................................
         Section 10.7. No Joint Venture; Limited Agency.........................
         Section 10.8. Counterparts.............................................
         Section 10.9. Notices..................................................
         Section 10.10.  Provisions Separable; Interpretation...................
         Section 10.11.  [Reserved.]............................................
         Section 10.12.   Expenses..............................................


EXHIBIT A - Form of Servicing Agreement
EXHIBIT B - Form of Receipt
EXHIBIT C - Form of Report
SCHEDULE I - Servicing Policies and Procedures

                  AGREEMENT REGARDING STANDARD SERVICING TERMS

         This AGREEMENT REGARDING STANDARD SERVICING TERMS (this "Agreement"), dated as of September 1, 1999, by and between FREMONT INVESTMENT & LOAN, having an office at 175 NORTH RIVERVIEW DRIVE, ANAHEIM, CALIFORNIA 92808, as the initial owner (in such capacity, the "Owner") and as master servicer (in such capacity, the "Master Servicer") and COUNTRYWIDE HOME LOANS, INC., a New York corporation, having its principal office at 4500 PARK GRANADA, CALABASAS, CALIFORNIA 91302 as servicer (the "Servicer").

                                    RECITALS

         WHEREAS, Owner currently owns certain sub-prime residential mortgage loans;

         WHEREAS,   Owner,  from  time  to  time,  intends  to  finance  certain residential mortgage loans, in one or more securitization transactions;

         WHEREAS, Servicer is engaged in, among other things, the servicing of residential mortgage loans; and

         WHEREAS, Owner and Servicer desire to contract with each other from time to time for the servicing responsibilities associated with certain of the above-described types of mortgage loans by periodically executing servicing agreements that adopt the terms of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1.      DEFINITIONS.

         The capitalized terms in this Agreement and not otherwise defined shall have the meanings given below in this Section 1.1.

         ACCEPTED SERVICING PRACTICES: With respect to any Mortgage Loan or REO, those servicing, collection, resolution, or disposition practices as are undertaken in good faith and in the best interests of Owner and as are performed with the same care, skill, prudence, and diligence with which the Servicer services and administers mortgage loans or properties for other portfolios similar to the Mortgage Loan and REO, as the case may be, and in a manner consistent with the customary practices of prudent institutions in the business of servicing sub-prime mortgage loans, including the "Servicing Policies and Procedures" set forth in Schedule I hereto, as such may be amended from time to time upon the agreement of the Servicer and the Owner, but without regard to:

         1. Any relationship that Servicer, or any Affiliate of Servicer may have with the related Borrower; or

         2. Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

         3. The ownership, or servicing, or management for others, by Servicer of any other mortgage loans or property;

provided, however, that such services are performed in compliance with all Requirements, of the terms of this Agreement, any related Servicing Agreement, and the terms and provisions of the Mortgage Loan Documents.

         ACCOUNT CUSTODIAN OR CUSTODIAN: First Union National Bank, a national banking association having an address at 9639 Dr. Perry Road, Suite 124, Ijamsville, Maryland 21754, or such other institution designated by the Owner.

         AFFILIATE: Any person or entity that directly or indirectly controls, is controlled by or is under common control with such person or entity, and when used in connection with this definition, "control" shall mean the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities of such person or entity, by contract or otherwise. "Controlling" and "Controlled" shall have meanings correlative to the foregoing. Notwithstanding anything to the contrary in the foregoing, for purposes of this Agreement, IndyMac, Inc., a Delaware corporation, shall not be considered an "Affiliate" of the Servicer.

         ANCILLARY INCOME: All ancillary income (other than interest, interest on the P & I Account, any Prepayment Penalties and 20% of the Late Charges in accordance with Section 6.10 hereof) from the Mortgage Loans and Mortgaged Premises, including without limitation, insufficient fund fees, assumption fees, modification fees received from a Borrower, fees associated with any repayment plan or forbearance agreement and all other incidental and customary fees.

         APPRAISAL REPORT: A report setting forth the fair market value of a Mortgaged Premises as determined by an appraiser. For appraisals conducted prior to the Servicing Commencement Date, such Appraisal Reports shall be in the form received by the Servicer, and for appraisals conducted subsequent to the Servicing Commencement Date, such Appraisal Reports shall be in a form indicating that the related appraisals have been conducted in accordance with the Uniform Standards of Professional Appraisal Practice, provided in each case by an independent appraiser (i) who, at the time the appraisal was conducted, met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans and (ii) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and (iii) whose compensation was not affected by the results of the appraisal.

         ASSIGNMENT: The assignment of a Security Instrument or equivalent instrument, which is in recordable form and may be in the form of a blanket assignment, sufficient under the laws of the jurisdiction wherein the related Mortgaged Premises are located to transfer all the rights of the secured party pursuant to such Security Instrument to a transferee for valid consideration.

         ASSUMPTION: The process whereby, on sale or transfer of a legal or beneficial interest in Mortgaged Premises, the new owner of the Mortgaged Premises becomes legally obligated under the terms of the existing Security Instrument, Note and any addenda and riders to the Security Instrument or Note. Subsequent to the Assumption, the new owner of the property shall be deemed to be the Borrower under the Mortgage Loan Documents.

         ATTORNEY'S TITLE OPINION: With respect to Mortgaged Premises, an opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Premises are located, stating that the Security Instrument is a first priority lien on the Mortgaged Premises subject only to Permitted Encumbrances.

         BANKRUPTCY "CRAM DOWN": With respect to any Mortgage Loan involved in a bankruptcy proceeding, the reduction by the bankruptcy court of either the Unpaid Principal Balance of the Note, accrued interest on the Note or the Note Rate.

         BORROWER: The Person or Persons obligated to make payments of principal and interest on a Mortgage Loan, including but not limited to all borrowers obligated jointly, severally or jointly and severally and all guarantors.

         BUSINESS DAY: Any day other than a Saturday, Sunday or day when banks are authorized or obligated to be closed under the laws of the States of New York or California.

         CONDOMINIUM INSURANCE (CONDOMINIUM INSURANCE POLICY): Multi-peril insurance of required coverages covering the entire Condominium Project. Coverage shall include fire and extended coverage and all other coverages based on the construction, location and use of the Condominium Project. Coverage shall be on a 100% replacement cost basis.

         CONDOMINIUM PROJECT: Real estate, including the separate ownership in fee, or on a satisfactory leasehold estate, of a particular residential unit with an indivisible interest in the real estate designated for common ownership strictly by unit owners.

         CONDOMINIUM  UNIT:  A  single  family  property  within  a  Condominium
Project.

         CURRENT SERVICER: Any other servicer, sub-servicer, document custodian, owner, holder, originator, or other Person who, as of the date of this Agreement or any related Servicing Agreement, has possession of any document or information constituting a part of the Servicer Mortgage Loan File.

         CURTAILMENT: Any partial prepayment of principal outstanding on a Mortgage Loan that otherwise is current which prepayment is not accompanied by an amount representing the full amount of scheduled interest due on the Mortgage Loan.

         CURTAILMENT INTEREST: When a Curtailment is applied retroactively by the Servicer to the Unpaid Principal Balance of a Mortgage Loan outstanding on the first day of the month in which the Curtailment is received, as set forth in
Section 505 herein, an amount equal to 30 days of interest on the Curtailment at the Note Rate.

         CUSTODIAL AGREEMENT: The respective agreement providing for custody of Mortgage Loan Documents with respect to a particular group of Mortgage Loans serviced pursuant to a Servicing Agreement.

         CUSTODIAL MORTGAGE LOAN FILE: All documents, instruments and other papers deposited with and held by the Custodian as to any Mortgage Loan, including the documents specified in Section 403(a), as well as any other documents that come into the Custodian's possession with respect to a Mortgage Loan.

         CUSTODIAL CLEARING ACCOUNT: An account maintained by the Servicer for the benefit of the Owner for the deposit of all funds collected in connection with the Mortgage Loans.

         CUSTODIAL TAXES AND INSURANCE (T & I) ACCOUNT: As provided in Section 6.1.

         DELINQUENCY: A Delinquency occurs when all or part of the Borrower's Monthly Payment and, where applicable, Escrow is not paid on the Due Date. For reporting purposes, a Delinquency that remains uncured for two calendar months, but not three, is considered a 30-day Delinquency. A Delinquency that has been uncured for three calendar months, but not four, is considered a 60-day Delinquency. A Delinquency that has been uncured for four calendar months or more is considered a 90-day and over Delinquency.

         DUE DATE: The day of each month on which the Borrower's Monthly Payment and, where applicable, Escrow payment is due as stated in the Note.

         DUE-ON-SALE CLAUSE: The clause in a Security Instrument requiring the payment of the entire Mortgage Loan balance upon sale or transfer of an interest in the Mortgaged Premises.

         ENVIRONMENTAL  PROBLEM  PROPERTY:  Shall have the  meaning set forth in
Section 4.47.

         ERRORS AND OMISSIONS POLICY: An insurance policy insuring against losses caused by errors or omissions of the Servicer and its personnel, including, but not limited to, losses caused by the failure to pay insurance premiums or taxes, to record or perfect liens, to effect valid transfers of Notes, or to properly service Mortgage Loans.

         ESCROW: All funds collected by the Servicer to cover expenses of the Borrower required to be paid under the Security Instrument, including, without limitation, taxes, special assessments, association dues, ground rents, water, sewer and other governmental impositions or charges that are or may become liens on the Mortgaged Premises prior to that of the Mortgage Loan, as well as Hazard Insurance and Flood Insurance.

         FANNIE MAE: The entity formally known as The Federal National Mortgage Association or any successor thereto.

         FANNIE MAE GUIDELINES: The guidelines contained in the Fannie Mae Seller's Guide and in the Fannie Mae Servicing Guide pertaining to one-to-four-family, first lien, conventional residential mortgage loans, and such other rules, regulations and guidelines adopted by Fannie Mae that establish eligibility requirements for the purchase of conventional, residential mortgage loans by Fannie Mae or establish loan service requirements for mortgage loans purchased by Fannie Mae, as amended or supplemented from time to time. Wherever the Servicer is required to follow Fannie Mae Guidelines herein, the Servicer shall apply such Guidelines to all Mortgage Loans regardless of whether a Mortgage Loan is not of a type purchased by Fannie Mae.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FIDELITY BOND: An insurance policy insuring against losses caused by improper or unlawful acts of the Servicer's personnel. Any Fidelity Bond shall name the Owner, its successors and assigns as a certificate owner.

         FLOOD INSURANCE (FLOOD INSURANCE POLICY): An insurance policy insuring against flood damage to a Mortgaged Premises, required for Mortgaged Premises located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

         FREDDIE MAC: The Federal Home Loan Mortgage Corporation or any successor thereto.

         FULL PAYOFF: The amount required to satisfy a Mortgage Loan in full, which amount includes the unpaid principal balance, interest due on account and any other funds to be collected at the time of payoff, such as recording fees, service fees, attorney fees, escrow advances, Prepayment Penalties, Late Charges and other costs as applicable.

         HAZARD INSURANCE (HAZARD INSURANCE POLICY): A fire and casualty extended coverage insurance policy insuring against loss or damage from fire, hazard, flood, wind, liability, and other perils covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.

         HUD:  The United States Department of Housing and Urban Development.

         INITIAL OWNER:  Fremont Investment & Loan.

         INSURANCE POLICY: Any insurance for a Mortgage Loan referred to in this Agreement, including Hazard Insurance, Flood Insurance, Title Insurance and Condominium or PUD Insurance, including all riders and endorsements thereto.

         INSURANCE PROCEEDS: Proceeds payable from an Insurance Policy, to be paid directly to the Tax and Insurance Reserve in the case of Hazard or Flood Insurance, or to the P & I Account in the case of Title Insurance.

         INSURER:  An insurance company that provides an Insurance Policy.

         LATE CHARGES: Any fees imposed on the Borrower by the Servicer for late payments.

         LIQUIDATION: Application of a payment to a Mortgage Loan which results in the release in full of the lien of the Security Instrument on any Mortgaged Premises, whether through foreclosure, condemnation, prepayment in full or otherwise.

         LIQUIDATION PROCEEDS: The amount received by the Servicer in connection with any Liquidation of a Mortgage Loan, including, but not limited to, any rebates, referral fees or other similar amounts received by the Servicer in connection with the Liquidation of a Mortgage Loan.

         LOAN  MATERIAL:  Shall have the  meaning  specified  in  Section  10.11 hereof.

         LOAN NUMBER: A unique number assigned by the Servicer to each Mortgage Loan.

         MASTER SERVICER: Fremont Investment & Loan, as master servicer of the Mortgage Loans in connection with a securitization transaction, or any successor thereto.

         MODIFICATION AGREEMENT: A manually executed written instrument recorded in the appropriate jurisdiction evidencing a change in the interest rate or repayment terms of a Note.

         MONTHLY CUT-OFF DATE: With respect to any Remittance Date, the last day of the month preceding the month in which such Remittance Date occurs.

         MONTHLY DOCUMENT REPORT: The monthly report prepared by the Servicer and delivered to Owner pursuant to Section 7.4.

         MONTHLY PAYMENT: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest due in the applicable month under the terms of the Note.

         MORTGAGE LOAN: A loan that is secured by a mortgage, deed of trust or deed to secure debt on the related Mortgaged Premises and that is identified in a Mortgage Loan Schedule. The term "Mortgage Loan" includes all of the Owner's right, title, and interest in and to the Mortgage Loan, including, without limitation, the Mortgage Loan Documents and all other material and information collected by the Servicer in connection with the Mortgage Loan.

         MORTGAGE LOAN DOCUMENTS: All documents held by the Owner (or its designee), the Servicer or the Custodian, as set forth in Section 4.4.

         MORTGAGE LOAN PROCEEDS: (i) The net sale proceeds of any REO, (ii) the net sale proceeds at a foreclosure sale, (iii) the amount of a Full Payoff or Short Payoff, (iv) any payment by a Borrower resulting in the Liquidation of a Mortgage Loan, or (v) the proceeds from the sale by the Owner of a Mortgage Loan that is the subject of this Agreement, in each case after deduction from the proceeds or payment of an amount equal to all Protective/Servicing Advances made by the Servicer in connection with the related Mortgage Loan and not previously reimbursed.

         MORTGAGE LOAN SALE AGREEMENT: The agreement pursuant to which Owner, other than the Initial Owner purchased a Mortgage Loan.

         MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached as an exhibit to a Servicing Agreement.

         MORTGAGED PREMISES: The property securing a Note and subject to the lien of the related Security Instrument, which property consists of real property on which is located a one-to four-family detached residential dwelling, condominium or attached town house or row house.

         MORTGAGEE: The secured party to which the Security Instrument initially grants a lien on the Mortgaged Premises.

         NOTE: A manually executed written instrument evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

         NOTE ASSUMPTION RIDER: A rider attached to the Note which states the terms upon which an Assumption may occur.

         NOTE RATE: The interest rate payable by the Borrower on the Mortgage Loan according to the terms of the Note.

         OFFICER:  An officer or  principal  of a  corporation  or  partnership,
respectively,   who  is  authorized  to  execute  documents  on  behalf  of  his corporation or partnership.

         OFFICER'S CERTIFICATE: For any Person, a certificate that has been signed on behalf of that Person by an individual who is identified in that Certificate as being an officer of that Person or any other individual authorized to execute the certificate.

         OWNER: Fremont Investment & Loan, its assigns and their respective successors in interest; provided, however, that upon a transfer of its interest in the Mortgage Loans in connection with a securitization transaction, the term "Owner" shall, where applicable, refer to the Master Servicer acting on behalf of the Owner.

         PERMITTED ENCUMBRANCES: With respect to any Mortgage Loan, (i) the lien created by the Security Instrument, (ii) liens for taxes and assessments due and payable, (iii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Security Instrument acceptable to mortgage lending institutions in the area in which the Mortgaged Premises are located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, and
(iv) such other matters to which like properties are commonly subject which in the view of the Servicer do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument.

         PERMITTED INVESTMENTS: Any one or more of the obligations or securities listed below, which investments mature, unless payable on demand, not later than the Business Day preceding the next occurring Remittance Date:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) certificates of deposit, demand and time deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each of two or more nationally recognized statistical rating organizations in its highest rating category; and

                  (iii) any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Owner.

Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" or any investments which contractually may return less than the purchase price therefor.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government, or any agency or political subdivision of any government.

         PREPAYMENT PENALTIES: Any penalties imposed on the Borrower as the result of the prepayment of the related Mortgage Loan.

         PRINCIPAL AND INTEREST (P & I) ACCOUNT:  As provided in Section 6.1.

         PROTECTIVE/SERVICING ADVANCE: All customary, reasonable, and necessary out-of-pocket costs and expenses paid or incurred in connection with the Servicer's obligations hereunder or in connection with any special services to be performed by the Servicer pursuant to this Agreement, including without limitation:

         (a) real estate taxes, assessments and similar charges;

         (b) insurance premiums;

         (c) any expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

         (d) any cost or expense necessary in order to maintain or release the lien on each Mortgaged Property and related collateral, including any mortgage registration taxes, release fees, or recording or filing fees;

         (e) customary expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Borrowers and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

         (f) costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

         (g) customary expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance; and

         (h) any other reasonable costs and expenses, including without limitation, costs and expenses related to travel and lodging and legal fees and expenses incurred by the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of the Mortgage Loans or related Mortgaged Properties and the performance of Loan Servicing by the Servicer under this Agreement.

         PUD (PLANNED UNIT DEVELOPMENT): A parcel of real estate that contains property and improvements owned and maintained by a homeowners' association, corporation or trust for the enjoyment and use of individual PUD Unit owners within that parcel of land. The shared portions of the parcel are known as common property.

         PUD INSURANCE (PUD INSURANCE POLICY): Insurance which provides the same coverage as Condominium Insurance, but for a PUD.

         PUD UNIT: A single family property within a PUD.

         REAL ESTATE OWNED (REO): Any Mortgaged Premises previously subject to the lien of a Mortgage Loan after the title thereto has been acquired on behalf of the Owner through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

         RECEIPT:  As provided in Section 4.5.

         REMITTANCE DATE:  The seventh Business Day of each month.

         REPERFORMANCE: Any event or action, including payment by the Borrower, that causes a Mortgage Loan that was previously sixty (60) days or more past due to be less than sixty (60) days past due as of the first Business Day of any calendar month.

         REPRESENTATIVE:  Shall have the  meaning  specified  in  Section  10.11 hereof.

         REPURCHASE PRICE: With respect to a Mortgage Loan repurchased pursuant to a Mortgage Loan Sale Agreement, the amount paid by the Seller upon repurchase of a Mortgage Loan.

         REQUIREMENTS: All federal, state or local laws and any other requirements of any government or any agency or instrumentality thereof applicable to the servicing of the Mortgage Loans, the management of the Mortgaged Premises and the provision of services hereunder by the Servicer.

         RESOLUTION: With respect to any Mortgage Loan, the Full Payoff, the acceptance of a Short Payoff, any other Liquidation, the execution of a Modification Agreement, or the Reperformance of such Mortgage Loan; provided, however, that the execution of a Modification Agreement or Reperformance with respect to any Mortgage Loan shall only be deemed to be a Resolution if the Borrower with respect to such Mortgage Loan makes or causes to be made three consecutive monthly payments after the execution of such Modification Agreement or the Reperformance of such Mortgage Loan.

         SECURITY INSTRUMENT: A written instrument creating a valid lien on the Mortgaged Premises. A Security Instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, including any riders and addenda thereto.

         SELLER: The seller of Mortgage Loans to the Owner pursuant to a Mortgage Loan Sale Agreement.

         SERVICER MORTGAGE LOAN FILE: A file maintained by the Servicer for each Mortgage Loan that contains the documents, if applicable, specified in Section
4.4 (to the extent received by the Servicer), as well as any documents or other information that, in any form, comes into the Servicer's possession with respect to a Mortgage Loan.

         SERVICING AGREEMENT: An agreement between the Servicer and the Owner in the form of Exhibit A attached hereto.

         SERVICING COMMENCEMENT DATE: The date set forth in a Servicing Agreement as the "Servicing Commencement Date" with respect to the Mortgage Loans serviced thereunder.

         SERVICING FEE: The compensation to which the Servicer is entitled for servicing the Mortgage Loans pursuant to this Agreement. The amount and method of determining the Servicing Fee is described in Section 8.1.

         SHORT PAYOFF: The amount received under an arrangement entered into with a delinquent Borrower whereby the Servicer allows the Borrower to sell the property to a third party at less than the outstanding balance owed by the Borrower on a Mortgage Loan.

         THIRD PARTIES: With respect to any Person, all persons and entities other than (a) such Person, (b) its Affiliates and their respective successors and (c) the officers, directors, partners, shareholders, employees (including "contract employees"), agents and other representatives of such Person acting in their respective capacities as such.

         TITLE INSURANCE (TITLE INSURANCE POLICY): An American Land Title Association (ALTA) mortgage loan title policy form 1970, or other form of lender's title insurance policy acceptable to Fannie Mae or Freddie Mac, including all riders and endorsements thereto, insuring that the Security Instrument constitutes a valid lien on the Mortgaged Premises subject only to Permitted Encumbrances.

         UNPAID PRINCIPAL BALANCE: With respect to any Mortgage Loan, the outstanding principal balance payable by the Borrower under the terms of the Note.

         SECTION 1.2. INTERPRETATION OF AGREEMENT.

                  (a) All references in this Agreement to designated Sections, Articles, Exhibits, and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

                  (b) Use of the masculine gender is intended to include the feminine and neuter genders.

                  (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit, or describe the scope or intent of the provisions of this Agreement.

                  (d) Terms in the singular include the plural and vice versa.

                  (e) The terms "includes" or "including" are intended to be inclusive rather than exclusive.

                  (f) The term "reasonable efforts" or "best efforts" shall mean the efforts a prudent person desirous of achieving a result would take in order to achieve that result but shall not be interpreted to require the Owner or Servicer, as the case may be, to initiate or participate in any litigation, arbitration, or other proceedings or to incur expenses in excess of those contemplated by this Agreement or that are otherwise commercially reasonable in light of the result to be achieved.


                                   ARTICLE II

                    DOCUMENTS TO BE DEPOSITED WITH CUSTODIAN


         SECTION 2.1.      CUSTODIAL AGREEMENT.

         Pursuant to the Custodial Agreement, the Owner has or will deliver and release to the Custodian on or prior to the Servicing Commencement Date the Mortgage Loan Documents specified in the Custodial Agreement with respect to each Mortgage Loan, including but not limited to those specified in Section 4.4(a). In the event of any conflict, inconsistency, or discrepancy between any of the provisions of this Agreement and any of the provisions of the Custodial Agreement, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

         On or prior to the Servicing Commencement Date, the Custodian shall have certified its receipt of the Mortgage Loan Documents that have been delivered to the Custodian pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Owner shall pay all fees and expenses of the Custodian including but not limited to, (i) any and all annual and warehousing fees, (ii) any and all termination fees in the event the Custodian is terminated by the Owner or the Servicer, and (iii) any and all fees due in connection with the deposit or retrieval of a Mortgage Loan document or documents.

         The Owner shall deliver and release to the Servicer any Mortgage Loan Documents which are in the Owner's possession and which are not required to be held by the Custodian as promptly as is reasonably possible after the Servicing Commencement Date.

         The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation, or extension of any Mortgage Loan entered into in accordance with this Agreement or any related Servicing Agreement within one week of their execution, provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

         SECTION 2.2.      POSSESSION OF MORTGAGE FILES.

         The ownership of each Mortgage Loan, including the Note, the Security Instrument, the related Mortgage Loan Documents and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, is vested in the Owner, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Owner and shall be retained and maintained, in trust, by the Servicer at the will of the Owner in a custodial capacity only. The Mortgage Loan Documents not delivered to the Owner or a Custodian are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof and the Servicer's possession of the Mortgage Loan Documents so retained is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Mortgage Loan Documents with respect to each Mortgage Loan shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of such Mortgage Loan by the Owner. The Servicer shall release its custody of any Mortgage Loan Documents only in accordance with written instructions from the Owner except where such release is required as incidental to the Servicer's servicing of the related Mortgage Loans or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 3.03, or is otherwise contemplated by this Agreement.

         Any documents released to the Servicer in connection with the foreclosure or servicing of any of the Mortgage Loans shall be held by the Servicer in trust for the benefit of the Owner in accordance with this Section
2.2. The Servicer shall return to the Owner such documents when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Owner, the Servicer's request and receipt submitted pursuant to the first sentence of this paragraph shall be released by the Owner to the Servicer.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. SERVICER REPRESENTATIONS AND WARRANTIES.

         The Servicer, in order to induce the consummation of the transactions contemplated hereby, represents and warrants to Owner and to its successors, Affiliates and assigns, as of the date of this Agreement and as of the date of any Servicing Agreement, that:

                  (a) The Servicer was duly formed and is validly existing and in good standing under the laws of the state of its formation and has the corporate power and authority to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the business transacted by it, in which the properties owned, leased, or serviced by it or in which the performance of its duties under this Agreement or any related Servicing Agreement requires such qualification (except where the failure so to qualify would not have a material adverse effect on the business, properties, assets, or condition  (financial  or  otherwise)  of the  Servicer  or Owner,  the
         Servicer's performance of its obligations hereunder and the enforceability of any Mortgage Loan).

                  (b) The Servicer has the power and authority to own its properties and conduct any and all business required or contemplated by this Agreement and any related Servicing Agreement and to perform the covenants and obligations to be performed by it under this Agreement and any related Servicing Agreement.

                  (c) The execution, delivery, and performance of this Agreement and any related Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and any Servicing Agreement), and the performance of all transactions contemplated to be performed by it under this Agreement and any related Servicing Agreement, are within the corporate power of the Servicer and have been duly authorized by all necessary actions on the part of the Servicer. Neither the execution, delivery, and performance of this Agreement by the Servicer, nor the consummation by the Servicer of the transactions herein contemplated, nor compliance with the provisions hereof by the Servicer, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the charter or bylaws of the Servicer or any law, governmental rule, or regulation, or any judgment, decree, or order binding on the Servicer or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract, or other instrument to which it is a party or by which it or any of its properties is bound.

                  (d) This Agreement and any related Servicing Agreement, when duly executed and delivered by the Owner, constitutes a legal, valid, and binding agreement of the Servicer, enforceable against it in accordance with its terms, subject, as to enforcement or remedies, to applicable bankruptcy, reorganization, insolvency, or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

                  (e) No consent, approval, order, or authorization of any other party or of any governmental authority, bureau, or agency or registration, qualification, or declaration with any such authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any related Servicing Agreement.

                  (f) The Servicer is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing and such approvals are still in full force and effect. No event has occurred that would make the Servicer unable to comply with applicable eligibility requirements, would require notification to Fannie Mae or Freddie Mac or that would result in a breach of the representation made in the preceding sentence. The Servicer has the facilities, procedures and experience necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.

                  (g) The Servicer is not insolvent or bankrupt, and no proceedings asserting the bankruptcy or insolvency of the Servicer have been initiated or, to the Servicer's best knowledge, are threatened.

                  (h) At the date hereof, the Servicer does not believe, nor does it have any reason or cause to believe, that it will not be able to perform each and every covenant contained in this Agreement or any related Servicing Agreement or any of the transactions contemplated hereby or thereby.

                  (i) There is no litigation or administrative proceeding of or before any court, tribunal, or governmental body, pending or, to the Servicer's knowledge, threatened, against the Servicer or any of its properties, or with respect to this Agreement or any related Servicing Agreement, which if determined adversely to the Servicer, would adversely affect the validity or enforceability of this Agreement, any related Servicing Agreement or any transactions contemplated hereby or thereby, or the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof, or which would have a material adverse effect on the financial condition of the Servicer.

                  (j) The consummation of the transactions contemplated by this Agreement and any related Servicing Agreement is in the ordinary course of business of the Servicer.

                  (k) Neither this Agreement nor any written statement, report, or other document furnished or to be furnished pursuant to the this Agreement or in connection with the transactions contemplated hereby contains any material untrue statement of fact with respect to Servicer.

                  (l) The Servicer is not in default under any agreement, contract, instrument, or indenture of any nature whatsoever to which the Servicer is a party or by which it is bound nor has any event occurred which with notice or lapse of time or both would constitute a default under any such agreement, contract, instrument, or indenture, except for any default that would not have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement or any related Servicing Agreement.

                  (m) The Servicer has delivered to the Owner financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the closing date of this Agreement or any related Servicing Agreement. All such financial statements fairly present the results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and its subsidiaries. All such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

         SECTION 3.2.      OWNER REPRESENTATIONS AND WARRANTIES.

         The Owner, as a condition to the consummation of the transactions contemplated hereby, represents and warrants to the Servicer and to its successors, Affiliates, or assigns, as of the date of this Agreement and as of the date of each Servicing Agreement that:

                  (a) The Owner was duly formed and is validly existing and in good standing under the laws of the state of its formation, and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification as a result of Owner's ownership of the Mortgage Loans or the performance of Owner's obligations to effect the transactions contemplated by this Agreement except where the failure to so qualify would not have a material adverse effect on the Owner's performance of its obligations under this Agreement.

                  (b) The Owner has the power and authority to own its properties and conduct any and all business required or contemplated by this Agreement and to perform the covenants and obligations to be performed by it under such Agreement.

                  (c) The execution and delivery of this Agreement have been duly authorized by all necessary actions on the part of the Owner; neither the execution and delivery of this Agreement by the Owner, nor the consummation by the Owner of the transactions herein contemplated, nor compliance with the provisions hereof by the Owner, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the limited partnership agreement or partnership certificate of the Owner or any law, governmental rule or regulation, or any judgment, decree or order binding on the Owner or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it is bound.

                  (d) This Agreement, when duly executed and delivered by the Owner, constitutes a legal, valid and binding agreement of the Owner, enforceable in accordance with its terms, subject, as to enforcement or remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity.

                  (e) There is no litigation or administrative proceeding of or before any court, tribunal, or government body, pending or, the Owner's knowledge, threatened against the Owner or any of its properties, or with respect to this Agreement or any related Servicing Agreement, which, if determined adversely to the Owner, would adversely effect the validity or enforceability of this Agreement, any related Servicing Agreement or any transactions contemplated hereby or thereby, or the ability of the Master Servicer to master service the Mortgage Loans, or which would have a material adverse effect on the financial condition of the Owner.

                  (f) No consent, approval, order or authorization of any governmental authority, or registration, qualification or declaration with any such authority, other than such as have been obtained, is required for the performance by Owner of its obligations under this Agreement.

                  (g) This Agreement does not contain with respect to Owner any material untrue statement of fact.

         With respect to each Mortgage Loan, the Owner, as a condition to the consummation of the transactions contemplated hereby, represents and warrants to the Servicer and to its successors, Affiliates, or assigns, as of the date of this Agreement and the related Servicing Agreement, and in its capacity as Master Servicer, again on each Servicing Commencement Date, that:

                  (i) The information set forth in the Mortgage Loan Schedule and in each Mortgage File is complete, true and correct in all material respects.

                  (ii) To the best of its knowledge, any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

                  (iii) The servicing and collection practices with respect to each Note and Mortgage Loan including, without limitation, the establishment, maintenance and servicing of any Escrow accounts, if any, prior to the transfer of the servicing thereof to the Servicer, have been conducted in all material respects in accordance with the terms of Note and in material compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae\Freddie Mac standards, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the Escrow accounts, if any, prior to the transfer of the servicing thereof to the Servicer, there exists no material deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No Escrow deposits or payments or other charges or payments due the Owner have been capitalized under the related Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

         SECTION 3.3.      BREACH OF REPRESENTATION OR WARRANTY.

         Upon breach of any material requirement or representation or warranty contained herein or in any related Servicing Agreement, the breaching party shall notify the other party in writing of the nature of the breach, the date on which the breach occurred or began, and the breaching party's plans, if any, for curing the breach.

         SECTION 3.4.      COOPERATION.

                  (a) Upon reasonable request by the Servicer, Owner shall promptly furnish the Servicer with such documents prepared by the Servicer and satisfactory in form and substance to Owner as may be necessary or appropriate to enable the Servicer to liquidate, collect payments against and otherwise service and manage the Mortgage Loans and Mortgaged Premises in accordance with this Agreement.

                  (b) The parties acknowledge that Owner will retain title to, and ownership and exclusive control of, the Mortgage Loans and the proceeds relating thereto (except to the extent that the Servicer is entitled to any Protective/Servicing Advances or Servicing Fees (including Ancillary Income) prior to disbursing any such proceeds to Owner, to the extent Servicer is so authorized pursuant to other terms and provisions in this Agreement) and that, except as set forth in the preceding parenthetical, the Servicer will not acquire any title to, security interest in, or other rights of any kind in or to such Mortgage Loans or proceeds.

                  (c) Each party agrees that it shall take all actions and provide such documents and instruments as are reasonably necessary to carry out the purposes of this Agreement and any related Servicing Agreement and as may be reasonably requested to better assure and confirm the respective rights and obligations of the parties under this Agreement and any related Servicing Agreement. It is understood and agreed that the foregoing provision shall not operate to preclude or inhibit either party from the full exercise of its rights under this Agreement or any related Servicing Agreement.

                  (d) The Servicer shall be responsible for responding promptly and accurately to all reasonable requests from Owner, the Borrower or other Persons for information within the Servicer's possession and control relating to a Mortgage Loan or any Mortgaged Premises or to the Borrower that the Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

                  (e) The Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to provider of hazard or flood insurance, or other insurer or guarantor, taxing authority, tax servicer, homeowners association, or condominium association.

                  (f) At the request and at the expense of the Owner, the Servicer shall prepare and record or cause the preparation and recordation of any and all deeds, assignments of mortgage, and ancillary instruments relating to the conveyance of the Mortgaged Premises and the Mortgage Loans to Owner or its designee, and shall supervise the efforts of any third party in preparing and recording such deeds and assignments of mortgage and ancillary instruments.

                  (g) At the request and expense of Owner, the Servicer shall cooperate with Owner in facilitating any financing or securitization of the Mortgage Loans (including furnishing such reports and information with respect to the Mortgage Loans as Owner may reasonably request), and facilitating the transfer of servicing of the Mortgage Loans to such entity as Owner may designate in connection with a securitization of the Mortgage Loans.



                                   ARTICLE IV

                               LOAN ADMINISTRATION

         SECTION 4.1. GENERAL.

         The Servicer agrees, as an independent contractor, to service the Mortgage Loans and each Mortgaged Premises in accordance with the requirements set forth herein and, to the extent not inconsistent therewith, in accordance with Accepted Servicing Practices and generally in accordance with Fannie Mae guidelines. The Servicer also shall maintain at all times an adequate system of audit and internal controls, adequate facilities and an experienced staff to carry out its obligations.

         The Owner shall execute and deliver to the Servicer, upon the Servicer's request therefor, powers of attorney or other instruments as the Servicer may reasonably deem necessary for the purposes of performing its obligations hereunder, including, without limitation, the prosecution of proceedings in respect of the Mortgage Loans, enforcing the terms of the Mortgage Loans, the execution and delivery of instruments of transfer or assignment, the execution and delivery of court pleadings, and otherwise to carry out the full intent and purpose of this Agreement, at all times consistent with the servicing standard and the protection of the Owner's interests.

         SECTION 4.2.      SERVICING COMMENCEMENT DATE.

         The Servicer shall commence administering the Mortgage Loans pursuant to the terms and conditions of this Agreement on the Servicing Commencement Date.

                  (a) Owner shall instruct the Current Servicer of any Mortgage Loans to transfer to the Servicer on or prior to the related Servicing Commencement Date the Servicer Mortgage Loan Files and/or servicing records necessary to provide current data with respect to each of such Mortgage Loans. In the event that not all of the related Servicer Mortgage Loan Files and/or necessary servicing records are transferred on the Servicing Commencement Date, the Owner, with the assistance and cooperation of the Servicer, shall use reasonable efforts to cause the Current Servicer to transfer to the Servicer any Servicer Mortgage Loan Files and/or servicing records necessary to provide current data with respect to each Mortgage Loan and each Mortgaged Premises listed on the Mortgage Loan Schedule that are not transferred to the Servicer on the Servicing Commencement Date. The Servicer shall transfer and convert the Servicer Mortgage Loan Files to the Servicer's system as soon as reasonably possible from the date of receipt by the Servicer of the Servicer Mortgage Loan Files and such other documents as are reasonably necessary to service the Mortgage Loans and Mortgaged Premises from the Current Servicer.

                  (b)  In  the  event  Servicer  determines  that  the  Servicer
         Mortgage Loan File for a Mortgage Loan or any Mortgaged Premises does not contain all of the Mortgage Loan Documents or other documents reasonably necessary to service the Mortgage Loan or Mortgaged Premises, the Servicer shall notify Owner in writing promptly, but in no event later than thirty (30) days after the date on which Servicer had actual knowledge of such determination of all such missing necessary documents. For the purposes of the immediately preceding sentence and Section 7.4, the phrase "actual knowledge" shall mean that the Servicer shall only be responsible for examining the "four corners" of the Servicer Mortgage Loan File presented to the Servicer by the Owner or the Current Servicer (as the case may be) and verifying that each such Servicer Mortgage Loan File contains the Mortgage Loan Documents specified in writing or that are customary for the type of Mortgage Loan involved (e.g., a promissory note, deed of trust or mortgage, mortgagee's title policy, and appropriate assignments of the deed of trust or mortgage); the Servicer shall have no responsibility for determining whether there are particular missing documents if the documents (or any writing specifying such documents) presented to Servicer do not disclose the existence of such missing document (e.g., a loan modification not included in the file delivered to the Servicer by the Owner and not referenced in any of the Mortgage Loan Documents in the file). Following such determination, the Servicer shall determine in accordance with Accepted Servicing Practices what additional documents and information should be obtained for the related Servicer Mortgage Loan File and shall use reasonable efforts to obtain such documents and information as soon as reasonably practicable. Reasonable expenses relating to the obtaining of such information will be reimbursed by the Owner.

                  (c) All  documents  provided to the Servicer  pursuant to this
         Section 4.2 shall be held in trust by the Servicer on behalf of the Owner pursuant to the terms of Sections 2.2 and 4.4.

                  (d) Owner agrees to cooperate fully with the Servicer with respect to all reasonable requests made by the Servicer in connection with the transfer of servicing pursuant to this Section 4.2.

         SECTION 4.3. DUTIES SERVICER MAY DELEGATE.

         As set forth below, the Servicer and its Affiliates are permitted to delegate certain servicing responsibilities. No other duties may be delegated without the written consent of the Owner. The Servicer may retain or subcontract with:
                  (a) Real estate brokers or listing agents to perform customary services in connection with the disposition of Mortgaged Premises;

                  (b) Title insurance companies, escrow companies and trust companies to issue or provide reports reflecting the condition of title to any Mortgaged Premises and services incidental to the foreclosure or acquisition in lieu of foreclosure of any Mortgaged Premises, or the sale or disposition of Mortgaged Premises acquired by the Servicer;

                  (c) Attorneys licensed to practice in the state where the Mortgaged Premises or Borrowers are located to perform customary legal services in connection with the foreclosure or acquisition of Mortgaged Premises or the sale or disposition of Mortgaged Premises acquired by the Servicer at or in lieu of foreclosure, or for the collection of delinquent sums owed on any Mortgage Loan;

                  (d) Professional property inspection companies to conduct routine inspections of, and provide written inspection reports on, Mortgaged Premises as required herein;

                  (e) Title companies, escrow companies, real estate tax service companies and similar companies to provide periodic reports as to the amount of real estate taxes due on any Mortgaged Premises and the due date or dates of each required installment and to record Mortgage Loan Documents;

                  (f) Credit bureaus or credit reporting companies to provide routine credit reports on Borrowers or persons who have applied to assume Mortgage Loans;

                  (g)  Construction  companies,   contractors  and  laborers  to
         provide labor, materials and supplies necessary to protect, preserve and repair Mortgaged Premises as required herein;

                  (h) Third party vendors for the preparation of monthly mortgagor billing statements;

                  (i) Third party vendors for the preparation of escrow analysis statements;

                  (j) Third party vendors to effect reconveyances and to prepare and record releases; and

                  (k) Third party vendors to perform miscellaneous courier services.

         The Servicer shall use reasonable efforts to assure that each Person retained to provide any of the foregoing services is fully licensed and holds all required governmental franchises, certificates and permits necessary to conduct the business in which he is engaged and that such Person is reasonably reputable, knowledgeable, skilled and experienced and has the necessary personnel, facilities and equipment required to provide the services for which he is retained. Any such Person shall be retained solely for the Servicer's account and at the Servicer's sole expense (subject to any right of reimbursement provided in this Agreement and shall not be deemed to be an agent or representative of the Owner or its successors or assigns. The Servicer shall remain liable to the Owner, its successors and assigns for the performance of the Servicer's duties and obligations under this Agreement, notwithstanding the delegation of any servicing function pursuant to this Section 4.3.

         SECTION 4.4. SERVICER MORTGAGE LOAN FILES.

         The Servicer shall maintain a Servicer Mortgage Loan File for each Mortgage Loan, each of which is to be clearly marked with the Loan Number and to be clearly marked to reflect the ownership by the Owner of the related Mortgage Loan. Such Servicer Mortgage Loan Files shall conform to and will be maintained in accordance with all applicable Requirements and Accepted Servicing Practices.

                  (a)  The  Servicer   Mortgage  Loan  File  shall  contain  the
         following:

                         (i) NOTE.  A copy of the Note  bearing all  intervening
                  endorsements, endorsed in
                  blank, without recourse;

                         (ii) SECURITY INSTRUMENT. A copy of the Security Instrument, with evidence of recording thereon;

                         (iii)  ASSUMPTIONS  AND  MODIFICATIONS.  Copies  of all
                  assumption,    modification,    consolidation   or   extension
                  agreements, with evidence of recording thereon;

                         (iv) INSURANCE.  Evidence of insurance,  as required by
                  Section 4.12 hereof; and

                         (v) ASSIGNMENTS. A copy(ies) of the Assignment of the Security Instrument, executed in blank, and all intervening Assignments with evidence of recording thereon.

                  (b) The Servicer Mortgage Loan File shall also contain the following, to the extent received by the Servicer:

                         (i) The Appraisal  Report made at the time the Mortgage
                  Loan was originated;

                         (ii) The  settlement  statement  for the  purchase  and
                  financing or refinancing of the Mortgaged Premises under the Note and Security Instrument;

                         (iii) The originals of any tax service contract;

                         (iv) Any approval by the Owner of any modifications and
                  documentation of such modifications to the original Mortgage Loan Documents, and any approval by the Owner of all other actions taken by the Servicer hereunder that require the approval of Owner;

                         (v) Documentation,  including  appropriate  approval by
                  the  Owner,   relating  to  any  releases  of  any  collateral
                  supporting the Mortgage Loan;

                         (vi)  Collection  letters or form  notices  sent to the
                  Borrower,   but  only  if  the  Servicer   does  not  maintain
                  collection files;

                         (vii)    Foreclosure     correspondence    and    legal
                  notifications, if applicable;

                         (viii) Water and irrigation company stock certificates,
                  if applicable;

                         (ix)  The  loan   application,   any  credit   reports,
                  verification of employment, verification of any deposit, and tax returns;

                         (x) The originals of all RESPA and Truth in Lending Act
                  disclosure statements executed by the Borrower; and

                         (xi) All other Mortgage Documents which are customarily
                  maintained in a Mortgage Loan file in order to properly service a Mortgage Loan.

                  (c) Notwithstanding any other provisions of this Agreement, the Servicer may maintain the contents of the Servicing Mortgage Loan Files in electronic, electronic summary (consistent with Fannie Mae and Freddie Mac guidelines) or microfiche format as long as upon any change of servicing, or upon the reasonable request of the Owner, the Servicer shall (i) return the physical contents of the Servicer Mortgage Loan Files to the Owner, and (ii) use reasonable efforts to transfer such information to the successor servicer in the format requested.

         The Servicer will promptly deliver to the Custodian any other Mortgage Loan Document to be included in the Custodial Mortgage Loan File that comes into the Servicer's possession.

         The Servicer acknowledges that the Servicer will hold all Servicer Mortgage Loan Files in accordance with Accepted Servicing Practices and as bailee and agent for the Owner, its successors and assigns.

         SECTION 4.5.   RELEASE OF CUSTODIAL MORTGAGE LOAN FILES.

         From time to time as is appropriate for the servicing or foreclosure of a Mortgage Loan or the acquisition of Mortgaged Premises in lieu of foreclosure or for the making of any claim against or collection under any Flood Insurance Policy, Special or Standard Hazard Insurance Policy, the Servicer Fidelity Bond, the Servicer Errors and Omissions Policy, or for purposes of effecting a partial release of any Mortgaged Premises from the lien of the Security Instrument or for making any corrections to the Note or the Security Instrument or other documents constituting the Custodial Mortgage Loan File, the Servicer shall deliver to the Custodian, (i) an Officer's Certificate of the Servicer certifying as to the reason for such release, and (ii) a "Receipt" in the form of Exhibit B executed by an officer of the Servicer or by a Servicing Officer, designating the Custodial Mortgage Loan File, or the part thereof requested, to be released to the Servicer.

         Upon receipt of the foregoing, the Custodian will deliver to the Servicer the Custodial Mortgage Loan File or documents so requested. The Servicer shall cause the Custodial Mortgage Loan File or documents so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in a P & I Account. Upon receipt of an Officer's Certificate of the Servicer stating that such Mortgage Loan was liquidated and the Mortgage Loan
Proceeds were deposited in a P & I Account, the servicing receipt shall be released by the Custodian to the Servicer.

         The Servicer shall retain possession of any Custodial Mortgage Loan File or documents therein which have been released to the Servicer by the Custodian at all times unless (i) the Mortgage Loan has been liquidated and the Insurance Proceeds or Liquidation Proceeds relating to the Mortgage Loan have been deposited in a P & I Account, (ii) the Custodial Mortgage Loan File or documents have been delivered to an attorney or to a public trustee or other public official as required by law or is desirable for purposes of initiating pursuing or evaluating possible legal action or other proceedings for the foreclosure of the Mortgage Premises and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Custodial Mortgage Loan File or documents were delivered and the purpose or purposes of such delivery or (iii) the Servicer's need therefor no longer exists and the Servicer returns the Custodial Mortgage Loan File to the Custodian pursuant to the previous paragraph.

         SECTION 4.6. DOCUMENTS, RECORDS, AND FUNDS IN POSSESSION OF SERVICER TO BE HELD FOR OWNER.

         The Servicer shall transmit to the Custodian the documents and instruments required to be delivered under Section 2.1 hereof coming into the possession of the Servicer from time to time and shall account fully to the Owner for all funds received by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Custodial Mortgage Loan Files, Servicer Mortgage Loan Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer for and on behalf of the Owner and shall be and remain the sole and exclusive property of the Owner. The Servicer also agrees that it shall not create, incur or subject any Servicer Mortgage Loan File, Custodial Mortgage Loan File or funds that are deposited in any P & I Account or Custodial T & I Account, or any funds that otherwise are or may become due or payable to the Owner, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of set-off against any Servicer Mortgage Loan File or Custodial Mortgage Loan File or any funds collected on, or in connection with, a Mortgage Loan, except that the Servicer shall be entitled to set-off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 4.7.   MICROFILMED RECORDS.

         The  Servicer  may  duplicate  the  Servicer   Mortgage  Loan  File  on
microfilm, microfiche or magnetic media but may not destroy hard copies of the documents required to be maintained in the Servicer Mortgage Loan File.

         SECTION 4.8.   ENFORCEMENT OF DUE-ON-SALE CLAUSE; ASSUMPTION.

         In all circumstances of unapproved transfers initiated by a Borrower under a Mortgage Loan that is not more than 30 days Delinquent, the Servicer is required to notify the Owner (which notice may be contained in the Servicer's monthly reports pursuant to Article VII) of such transfer and obtain written approval before initiating enforcement proceedings with respect to such Mortgage Loan. The Servicer will enforce the Due-on-Sale Clause on any such non-Delinquent Mortgage Loan to the extent permitted by applicable law upon the transfer of title to the Mortgaged Premises only with the prior written consent of the Owner.

         Notwithstanding the preceding paragraph, the Servicer may also in its discretion waive the Due-On-Sale Clause on any Mortgage Loan and permit the Assumption of such Mortgage Loan, provided that in processing any such Assumption, the Servicer shall verify that:

                  (a) No material term of the Note (including, but not limited to, the Note Rate and the remaining term to maturity) is to be changed in connection with such Assumption;

                  (b) For conventional loans, based on a credit review performed by the Servicer and approved by the Owner, the new Borrower is a prudent credit risk in the opinion of the Servicer. The standards applied to such credit review may be more liberal than those applied to newly-originated loans for the Servicer's own account, to reflect the severity of loss on the Mortgage Loan in the event the assumption is denied and foreclosure results;

                  (c) For government insured or guaranteed loans, any credit review required by an applicable regulation has been performed by the Servicer.

                  (d) All documents relating to the Assumption are valid and binding on the new Borrower; and

                  (e) The Mortgage Loan will continue to be a valid first priority security interest upon the Mortgaged Premises.

         Upon such verification and the execution by the new Borrower of an Assumption agreement obligating the new Borrower to all of the terms of the related Note and Security Instrument, the Servicer may approve such Assumption and release the Previous Borrower from liability. The Servicer shall notify the Owner of the completion of any approved Assumption (which notice may be contained in Servicer's monthly reports pursuant to Article VII). The Servicer shall provide to the Custodian the original assumption agreement.

         Subject to the terms of the Note and Security Instrument, and applicable law or regulation, the Servicer may charge a reasonable and customary assumption fee, and the Servicer may retain such fee as additional servicing compensation.

         SECTION 4.9.  PARTIAL RELEASE, EASEMENT AND EMINENT DOMAIN.

         The Servicer shall take the following actions prior to permitting a release:

                  (a) For any Partial Release or with respect to Eminent Domain, obtain an acceptable Appraisal Report or broker's price opinion showing the current market value of the property before and after the release;

                  (b) Ensure that the cash consideration received at least equals the current market value of property to be released;

                  (c) Ensure that cash received is applied to the Unpaid Principal Balance of the Mortgage loan;

                  (d)  Prepare all legal documents for the transaction;

                  (e) Ensure that the remaining Mortgaged Premises adequately secure the Unpaid Principal Balance and accrued interest of the Mortgage Loan; and

                  (f) With respect to an easement, either (x) deliver an Officer's Certificate to the Owner certifying that the creation of such easement will not materially and adversely affect the marketability of title to the Mortgaged Premises or (y) obtain a written waiver of the requirement of clause (x) from the Owner.

         The Servicer shall notify immediately the Owner of any taking by eminent domain of all or a part of any Mortgaged Premises.

         SECTION 4.10.  INSURANCE.

         The Servicer shall verify that each Mortgage Loan (and Mortgaged Premises) is covered by Hazard Insurance and, if applicable, Flood Insurance, Condominium or PUD Insurance in accordance with this Agreement.

         The Servicer shall prepare and present on behalf of the Owner all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be reasonably necessary to realize recovery under such bonds and policies. Any proceeds disbursed to the Servicer in respect of such policies or bonds shall be promptly deposited in the P & I Account upon receipt or, if required to be applied to the restoration or repair of the related Mortgaged Premises, in the Custodial T & I Account upon receipt. The Servicer shall also prepare and present on behalf of the Owner all claims under each applicable Insurance
Policy, and take such other actions (including the negotiation, settlement, compromise and enforcement of the insured's claim) as is necessary to realize recovery under such policies and deposit all claim proceeds in the appropriate Custodial T & I Account or P & I Account.

         If the Insurance Proceeds paid in respect of any Mortgage Loan reduce the Unpaid Principal Balance of the Mortgage Loan to zero, then, to the extent not required to apply to restoration of the related Mortgage Premises, the Servicer shall treat the application of such proceeds as a Liquidation.

         SECTION 4.11.     EVIDENCE OF INSURANCE.

         Subject to Section 4.4(c) hereof, the Servicer shall maintain the following documentation with respect to insurance coverage on each Mortgage Loan (and REO):

                  (a) For one- to four-unit dwellings, an original of the Hazard Insurance Policy, if applicable, and any related endorsements;

                  (b) A copy of the Title Insurance Policy and any related endorsements (or an Attorney's Title Opinion), to the extent such insurance is evidenced in the Servicer Mortgage Loan File;

                  (c) An original of any Flood Insurance Policy, if Flood Insurance is required herein, and any related endorsements; and

                  (d) A copy of the Condominium Insurance Policy or PUD Insurance Policy, if applicable.

         A certificate of insurance is acceptable in lieu of the above if it contains the following information:

                  (a) Named insured and Mortgagee or, for PUD or Condominium Units, named insured association, unit owner and unit owner Mortgagee;

                  (b)   Address of Mortgaged Premises;

                  (c)   Type, amount and effective dates of coverage;

                  (d)   Deductible amount;

                  (e) Any endorsement or optional coverage obtained and made part of the original policy;

                  (f) Insurer's agreement to provide at least ten days' prior written notice to the Servicer and Borrower (or applicable unit owner Mortgagee if for a PUD or Condominium Unit) before any reduction in coverage or cancellation of the policy; and

                  (g) Signature of an authorized representative of the Insurer, if required by applicable law.

         SECTION 4.12.  INSURANCE NOTICES.

         The Servicer shall arrange for all insurance drafts, notices, policies, invoices, etc. to be delivered directly to the Servicer. Subject to Article 6, if the Servicer discovers that the Borrower does not have adequate insurance coverage, the Servicer shall obtain and maintain at its own expense (subject to any right of reimbursement provided in Article 6) the required insurance coverage on the Mortgaged Premises. The Owner shall send the requisite notices and take such other actions as reasonably requested by the Servicer to effectuate such delivery of notices.

         SECTION 4.13.   DEFAULT BY INSURER.

         If the Servicer knows or has reasonable cause to suspect that an Insurer under any applicable Insurance Policy will, for any reason, be unable to pay a valid claim, the Servicer promptly shall notify the Owner and shall find a substitute insurer approved by the Owner. In any case, the Servicer shall not be liable in any way for the financial inability of any insurer under any Insurance Policy to pay a valid claim.

         SECTION 4.14.  HAZARD INSURANCE.

         Subject to Article 6, the Servicer shall ensure that each Mortgaged Premises (and REO) is covered at all times by Hazard Insurance in an amount at least equal to the lesser of (a) the Unpaid Principal Balance of the Mortgage Loan, plus accrued interest and the aggregate of all Protective/Servicing
Advances, or (b) 100% of the replacement value of the improvements on the Mortgaged Premises, in each case in an amount not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee.

         If Hazard  Insurance is not available  for any Mortgaged  Premises (and
REO) because it consists of a dwelling unit in a Condominium Project or PUD, the Servicer shall make reasonable efforts to assure that such insurance coverage is obtained by the homeowners' or condominium association for such unit and for all common elements and common facilities as a common expense under "master" or "blanket"' policies as required under Fannie Mae guidelines, and the Servicer shall verify with the association not less frequently than annually that each such insurance coverage remains in effect. In respect of Mortgaged Premises located within a Condominium Project or PUD, the Servicer shall make reasonable efforts to assure that comprehensive public liability policies, flood insurance policies and fidelity coverage for the condominium association or homeowners' association such as is required by Fannie Mae guidelines is in full force and effect at all times.

         Each Mortgaged Premises (and REO) shall be protected against loss or damage from fire and other perils covered within the scope of standard extended coverage. All Hazard Insurance Policies shall be underwritten by a hazard insurance carrier that has a current rating that is acceptable under Fannie Mae Guidelines. In addition, the insurance carrier shall be licensed in accordance with Fannie Mae Guidelines.

         Each Hazard Insurance Policy shall contain or have attached a standard mortgagee clause in the form customarily used by private institutional mortgage loan investors. Such clause shall provide that the insurer will notify the named Mortgagee at least ten days before any reduction in coverage or cancellation of the policy. All mortgagee clauses shall be properly endorsed, necessary notices of transfer shall be given and any other action shall be taken that is necessary in order to protect the interests of the Owner, its successors and assigns. The standard mortgagee clause should read as follows: "Insuring Countrywide Home Loans, Inc., its successors and/or assigns."

         SECTION 4.15.  HAZARD INSURANCE LOSS SETTLEMENT.

         Except as otherwise provided herein, the Servicer shall follow Fannie Mae Guidelines in handling any insurance loss settlements.

         SECTION 4.16.  UNINSURED HAZARD LOSS.

         Subject to Section 6.6(i), the Servicer shall take the following actions immediately in the event of loss or damage to the Mortgaged Premises caused by an earthquake, flood, tornado or other natural disaster not covered by an Insurance Policy on the Mortgaged Premises (or REO, as applicable):

                  (a)  Determine the extent of the losses or damages;

                  (b) Secure any abandoned Mortgaged Premises from vandalism or the elements;

                  (c) Communicate with and counsel the Borrower on any disaster relief programs or other assistance which is available; and

                  (d) Recommend appropriate action to protect the interests of the Owner.

         SECTION 4.17.  FLOOD INSURANCE.

         The Servicer shall ensure that Flood Insurance is maintained on Mortgaged Premises (and REO) that are identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available). Any such Flood Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier.

         The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (a) the Unpaid Principal Balance of the Mortgage Loan, plus accrued interest and the aggregate of all Protective/Servicing Advances, and (b) the full insurable value of the Mortgaged Premises, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

         SECTION 4.18.  CONDOMINIUM AND PUD INSURANCE COVERAGE REQUIREMENTS.

         A Condominium Insurance Policy or PUD Insurance Policy shall be in effect with respect to each Condominium Project or PUD in which a Mortgaged Premises (or REO) is located. The minimum requirements are fire and extended coverage and all other coverage in the types and amounts customarily required by private institutional mortgage loan investors for projects similar in construction, location and use. Coverage shall be on a replacement cost basis for at least 100% of the insurable value based on replacement cost. In the event that a Condominium Insurance Policy or PUD Insurance Policy is not maintained, the Servicer shall notify the Owner (which notice may be contained in the Servicer's monthly reports pursuant to Article VII) but shall not be required to force-place a policy for the Condominium Project or PUD, except that the Servicer shall obtain insurance with respect to the particular Condominium or PUD Unit.

         SECTION 4.19.  SPECIAL FLOOD HAZARD INSURANCE FOR CONDOMINIUM OR PUD.

         If the Condominium Project or PUD is in an area defined by the Secretary of HUD as having special flood hazards, a blanket policy of flood insurance shall be maintained on the Condominium Project or the PUD in the amount of the maximum limit of coverage available under the National Flood Insurance Program, as amended, whichever is less. In the event that such a blanket policy of flood insurance is not maintained, the Servicer shall notify the Owner (which notice may be contained in the Servicer's monthly reports pursuant to Article VII) but shall not be required to force-place a policy for the Condominium Project or PUD, except that the Servicer shall obtain insurance with respect to the particular Condominium or PUD Unit if commercially practicable.

         SECTION 4.20.  NAME OF INSURED.

         The name of the insured stated under each required policy shall be similar in form and substance to the following:

                  "Association of Owners of the [Name of Condominium Project or PUD] for use and benefit of the individual Condominium or PUD Unit owners" (designated by name, if required).

         SECTION 4.21.  MORTGAGEE CLAUSE.

         Each Condominium Insurance Policy or PUD Insurance Policy shall contain the standard mortgagee clause endorsed to provide that any disbursements will be paid to the condominium or PUD homeowners' association for the use and benefit of Mortgagees as their interest may appear, or otherwise endorsed to fully protect the interest of the Owner.

         SECTION 4.22. TITLE INSURANCE.

         The Servicer shall not knowingly take any action as to each Mortgage Loan, other than a Mortgage Loan for which an Attorney's Title Opinion was delivered in lieu of a Title Insurance Policy, that would jeopardize the coverage of a Title Insurance Policy. The Servicer shall make reasonable efforts to perform and comply with all requirements and conditions of each Title Insurance Policy for each Mortgage Loan that are to be performed or observed by the "Insured" or obligee thereunder as a condition to maintaining and keeping it in force, or making a claim under, the Title Insurance Policy. Upon receipt of any proceeds from a Title Insurance Policy, Servicer shall deposit such proceeds in the P & I Account.

         SECTION 4.23. TAX AND INSURANCE RESERVES.

         All Tax and Insurance Reserves shall be established and maintained in accordance with the Mortgage Loan Documents, Fannie Mae Guidelines and applicable federal and state laws for Mortgage Loans. The Servicer will keep records of Escrow funds collected from the Borrower for the payment of real estate taxes, ground rents, Hazard Insurance and, if applicable, Flood Insurance premiums, assessments and other charges credited to the Tax and Insurance Reserve and deposited into the Custodial T & I Account. If (x) required under the terms of the related Mortgage Loan Documents or (y) the Borrower is delinquent one year or more in the payment of related real estate taxes, then the Servicer shall establish a Tax and Insurance Reserve for each Mortgage Loan and collect 1/12 of the yearly charge for Escrow with each Monthly Payment. The Servicer is solely responsible for the administration of the Borrower's Tax and Insurance Reserve. Insurance premiums that are not Escrow items which are collected and disbursed for payment, such as life, major medical, disability or other assessments, which are not required as part of the Borrower's monthly installments, shall not be recorded in the Borrower's Tax and Insurance Reserve. The Servicer shall follow Fannie Mae Guidelines and federal and state requirements in connection with Escrow items, insurance premiums other than Escrow items, and in connection with the analysis of the Borrower's Tax and Insurance Reserve and any reports to the Borrower related thereto.

         The Servicer shall comply with all requirements concerning the handling of Escrow Accounts contained in Section 941 of the National Affordable Housing Act and all regulations promulgated thereunder and all other applicable law.

         SECTION 4.24. DELINQUENCIES.

         The Servicer shall be responsible, continuously from the Servicing Commencement Date until the date each Mortgage Loan ceases to be subject to this Agreement and the related Servicing Agreement, for making reasonable efforts to use measures consistent with the Accepted Servicing Practices (including the Servicing Policies and Procedures attached hereto as Schedule I) to attempt to collect delinquent payments on each Mortgage Loan and to otherwise resolve each Mortgage Loan.

         The Servicer's collection staff shall be sufficiently skilled in financial counseling and mortgage servicing techniques to assist Borrowers in bringing their Mortgage Loans current and protecting their equity and credit rating, while also protecting the Owner's interests.

         The Servicer should treat each Delinquency individually. Discussions with the Borrower shall cover the cause of the Delinquency and the time frame in which the Delinquency will be cured. The Servicer shall use in its reasonable discretion notices, letters, telegrams, telephone calls, face-to-face contact and other responsible collection techniques employed by prudent mortgage loan servicers. The Servicer is required to maintain all collection records. The Servicer shall vary its collection techniques to fit individual circumstances, avoiding a fixed collection pattern which may be ineffective in dealing with chronically delinquent Borrowers.

         SECTION 4.25.     PROPERTY INSPECTION.

         The Servicer is required to inspect the Mortgaged Premises by the 60th day of Delinquency if no satisfactory arrangements have been made to cure the Delinquency. The inspection should determine the physical condition and the occupancy status of the Mortgaged Premises. The Servicer is required to continue to inspect the property periodically thereafter until the Delinquency is cured but only if foreclosure has commenced or the Mortgaged Premises are vacant. The results of any inspection should be used in determining whether a recommendation for foreclosure or deed-in-lieu of foreclosure is necessary. All required property inspections are at the Servicer's expense (subject to reimbursement pursuant to this Agreement. The Servicer may not charge its inspection expenses against any Escrow or Tax and Insurance Reserve.

         SECTION 4.26.     NOTIFICATION MATTERS.

         For any Mortgage Loan that is more than sixty days delinquent, the Servicer shall notify the Owner promptly (which notice may be contained in the Servicer's monthly reports pursuant to Article VII) after discovering any of the following:

                  (a) Sale or transfer of the Mortgaged Premises not approved by the Servicer pursuant to this Agreement;

                  (b) Litigation involving the Mortgaged Premises;

                  (c) Default under the terms of the Security Instrument, Note, Condominium Project or PUD constituent documents or similar obligations of the Borrower;

                  (d) Any other situation that may adversely affect the Mortgage Loan known to Servicer; or

                  (e) The Servicer knows, or has reason to know, that the related Mortgaged Premises are contaminated with toxic wastes, have other significant environmental risks or are infested with insects, rodents or other pests.

         The Servicer shall maintain accurate records of the aforementioned items.

         SECTION 4.27.  ABANDONMENT.

         Subject to Sections 6.6, if the Servicer determines that the Mortgaged Premises have been abandoned, the Servicer shall use reasonable efforts to protect the Mortgaged Premises from waste, damage and vandalism.

         SECTION 4.28.  PLANS FOR CURING DELINQUENCIES.

         The Servicer shall have reasonable discretion to extend appropriate relief to Borrowers who encounter hardship and who are cooperative and demonstrate proper regard for their obligations. The Servicer shall be readily available to Borrowers to offer skilled financial counsel and advice and shall make personal contact with delinquent Borrowers as often as possible to achieve a solution that will bring the Mortgage Loan current as soon as possible. The Servicer shall be fully familiar with the form of relief to Borrowers provided for herein and will employ such relief. However, no such relief shall be granted to any Borrower under a Mortgage Loan unless there is a reasonable expectation that the Borrower will bring the Mortgage Loan current within one year following the establishment of the plan and is willing and able to maintain the Mortgage Loan current following such relief.

         Prior to granting relief as herein provided, the Servicer shall (i) inspect the Mortgaged Premises and (ii) ascertain that the reasons for the default and the attitude and circumstances of the Borrower justify the relief to be granted. The Servicer is responsible for collection from the Borrower of any recording or similar costs incidental to the granting of relief.

         Where relief is appropriate, the Servicer shall arrange with the Borrower a "Liquidating Plan" giving the Borrower a definite period in which to reinstate the Mortgage Loan by immediately commencing payments in excess of the regular Monthly Payments. To the extent that the priority of the lien represented by the Mortgage Loan remains in effect and is not adversely affected, the Servicer may enter into a Liquidating Plan that provides that the total Delinquency will be repaid (commencing immediately) within the shortest period practicable. With respect to each Mortgage Loan, the Liquidating Plan shall provide that the Delinquency will be cured within one year from the establishment of the Liquidating Plan. The Servicer shall use its best efforts to have any Liquidating Plan set forth in writing and executed by the Borrower and by the Servicer in the form of a letter agreement if the earliest unpaid installment is more than 91 days past due.

         SECTION 4.29.  LOAN MODIFICATIONS.

         In certain circumstances, the Servicer may deem it prudent to modify the payment terms of a Mortgage Loan ("Modification"), to effect a sale of the Mortgage Premises for less than the Unpaid Principal Balance of the related
Mortgage Loans (a "Short Sale") or to permit the Borrower to pay off the Mortgage Loan at less that its Unpaid Principal Balance (a "Discounted Payoff"). All modifications, Short Sales and Discounted Payoffs shall require the prior written consent of the Owner. The Servicer shall not allow a Modification unless the Modification is properly documented and the priority of the related mortgage and the enforceability of the Note are not affected by the Modification.

         SECTION 4.30.  ADVANCE RESPONSIBILITY DURING DELINQUENCY.

         In  the  event  of  a   Delinquency,   the  Servicer   agrees  to  make
Protective/Servicing Advances from its own funds for such Mortgage Loan and receive reimbursement therefore in accordance with and subject to Section 6.6.

         SECTION 4.31.  BANKRUPTCIES.

         If the Servicer has actual knowledge that a Borrower is the subject of a proceeding under the bankruptcy code or any other similar law, has made an assignment for the benefit of creditors, or has had a receiver or custodian appointed for its property, the Servicer will retain an attorney to pursue claims to payment on the Mortgage Loan and foreclosure on the Mortgaged Premises. If the Mortgaged Premises is acquired in an insolvency proceeding, it shall be acquired in the name of Owner or its designee. The Servicer will be responsible for representing the Owner's interest in any bankruptcy proceedings relating to the Borrower. The costs of protecting the Owner's interest shall be paid in accordance with Section 6.6. If the Borrower, a creditor or a bankruptcy trustee should propose to reduce the Unpaid Principal Balance of the Note, reduce the Note Rate, "bifurcate" the debt into secured and unsecured portions or otherwise modify a Borrower's obligations under a Mortgage Loan, the Servicer shall challenge any such modification on a timely basis as appropriate.

         SECTION 4.32.  APPROVAL OF CERTAIN FORECLOSURES.

         Prior to the commencement of any action to foreclose on a Mortgage Loan (other than in accordance with the procedures set forth on Schedule I hereto), the Servicer shall promptly notify in writing the Owner of the Servicer's recommendation as to whether foreclosure should be commenced. The Servicer may initiate such foreclosures only after the prior written approval of the Owner is obtained with respect to Mortgage Loans less than 59 days delinquent or more than 89 days delinquent if no payment arrangement has been established.

         SECTION 4.33.  DEED-IN-LIEU OF FORECLOSURE.

         The Servicer may accept a deed-in-lieu of foreclosure, with the approval of the Owner, provided that:

                  (a) Marketable title, as evidenced by a Title Insurance Policy, can be conveyed to and acquired by the Owner or its designee; and

                  (b) The Servicer has obtained from the Borrower a written acknowledgment that the deed is being accepted as an accommodation to the Borrower and on the condition that the Mortgaged Premises will be transferred to the Owner that owns such Mortgage Loan free and clear of all claims, liens, encumbrances, attachments, reservations or restrictions except for those to which the Mortgaged Premises were subject at the time the Mortgaged Premises became subject to the lien of the Security Instrument.

         Upon acquisition of the Mortgaged Premises, the Servicer shall promptly notify the Owner in writing indicating the details of the transaction and reasons for the conveyance. Title shall be conveyed directly from the Borrower to the Owner, or to such other Person designated by the Owner.

         SECTION 4.34.  ACTIONS PRIOR TO FORECLOSURE.

         The Servicer shall initiate or cause to be initiated the foreclosure actions as are authorized by law and consistent with the practices in the locality where the Mortgaged Premises are located. If the Mortgaged Premises have been abandoned or vacated by the Borrower and the Borrower has evidenced no intention of honoring his obligations under the Mortgage Loan, the foreclosure shall be expedited to the extent permitted by law. The Servicer shall not take any action to foreclose, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan that the Servicer knows that the related Mortgaged Premises are contaminated with toxic wastes or have other significant environmental risks, without prior consultation with the Owner.

         The Servicer shall comply with applicable state law with respect to any required notice to the Borrower regarding a default, rights to cure such default, and the commencement of foreclosure proceedings.

         SECTION 4.35.  RETENTION OF ATTORNEYS FOR FORECLOSURE - FORECLOSURE
                        FEES.

         All attorneys' fees, and other costs in respect of any foreclosure or acquisition in lieu of foreclosure shall be negotiated in advance and the
estimated  amount  thereof  shall  be  set  forth  in  the  Servicer's   written
recommendation. Fees in excess of the amount provided in the Fannie Mae Guidelines for routine cases, fees from non-FNMA approved legal counsel or fees for extraordinary legal services shall be approved in writing in advance by the Owner. The billing by the foreclosure attorney shall demonstrate the appropriateness of any extraordinary fees by the services required. In cases of full or partial reinstatement, the fees shall be reasonable and in proportion to the authorized fee for services rendered for a completed foreclosure. Any attorneys' fees, trustee's fees, witness fees, title search fees, court costs or other expenses incurred by the Servicer in respect of any foreclosure or acquisition in lieu of foreclose shall be advanced by the Servicer and subject to reimbursement pursuant to Article 6.

         SECTION 4.36.  FORECLOSURE PROCEDURES.

         During the period during which any Mortgage Loan is being foreclosed, funds in the Borrower's Tax and Insurance Reserve, as well as any rent receipts, shall be used to pay all taxes and insurance premiums that become due to the extent permitted by law, with any excess rents being deposited into the P & I Account. The Servicer shall advance (to the extent recoverable) payment of attorneys' fees, trustee's fees and other foreclosure costs at the commencement of foreclosure proceedings.

         The Servicer shall give Notice to the Owner (which notice may be contained in the Servicer's monthly reports pursuant to Article VII) of a foreclosure sale. The Notice shall set forth the date, location and time of the foreclosure sale.

         The Servicer shall be responsible for the general management of the Mortgaged Premises after any acquisition through foreclosure or deed-in-lieu of foreclosure or after the Servicer shall have taken possession of the Mortgaged Premises, whichever first occurs, until the Mortgaged Premises are otherwise disposed of and shall take whatever action is necessary to protect the security for the Mortgage Loan. Such action shall include management, maintenance and protection against vandals or the elements if the Mortgaged Premises are vacated. The Servicer shall also make monthly inspections to assure that the Mortgaged Premises are not damaged by vandals or the elements.

         SECTION 4.37.  DISBURSEMENT OF ESCROW ITEMS.

         The Servicer shall pay any obligation which could become a first lien on the Mortgaged Premises. These obligations may include, but are not limited to, taxes, special assessments and ground rents. The Servicer is also responsible for the payment of any Hazard Insurance, Flood Insurance. The aforementioned items should be paid from the Borrower's Escrow funds. If the Borrower's Tax and Insurance Reserve balance is insufficient, the Servicer shall advance funds in order to pay these expenses and be reimbursed therefore pursuant to Section 6.7.

         SECTION 4.38.  REINSTATEMENT OF MORTGAGE LOANS.

         If the Borrower offers to reinstate the Mortgage Loan fully during the foreclosure process, the Servicer shall accept the offer. Full reinstatement means payments in certified funds of all payments due to bring the Mortgage Loan current, including Late Charges, if applicable, attorneys' and trustees' fees, any additional legal costs and any other expenditures or advances made by the Servicer during the foreclosure process.

         Upon accepting the reinstatement, the Servicer shall contact the attorney or trustee immediately to avoid incurring additional legal costs or fees. The Servicer shall apply the funds upon receipt.

         SECTION 4.39.  PARTIAL PAYMENT TOWARD REINSTATEMENT OF MORTGAGE LOANS.

         Except with respect to a bankruptcy, in connection with a repayment plan giving the Mortgagor a definite period in which to reinstate the Mortgage Loan where the foreclosure action is not terminated as a result thereof, or pursuant to a forbearance agreement, the Servicer shall not accept a partial payment toward reinstatement of a Mortgage Loan in foreclosure without prior approval from the Owner and any mortgage insurer. A partial reinstatement occurs when the Mortgagor offers to pay an amount insufficient to satisfy the delinquent monthly payments, any fees or costs, and any other expenditures or advances during the foreclosure process.

         SECTION 4.40.  SERVICING REQUIREMENTS FOR REO.

         Upon acquisition of any Mortgaged Premises, the Servicer is responsible for using reasonable effort in:

                  (a) Managing the property until it is conveyed or sold;

                  (b) Inspecting the property every month;

                  (c) Evicting Borrower if necessary;

                  (d) Paying all taxes, insurance and foreclosure costs;

                  (e) Processing any claims for redemption and otherwise complying with any redemption procedures required by law;

                  (f) Hiring a licensed real estate broker and listing the property for sale, if applicable;

                  (g) Marketing the property, including rehabilitating and repairing the property pursuant to Section 6.7(j), if deemed necessary;

                  (h) Completing the sale of such REO;

                  (i) Depositing sales proceeds to the P & I Account; and

                  (j) Reporting all changes in status and expenses to the Owner on a monthly basis.

         The Servicer is also responsible for the security, management and maintenance of any acquired property.

         The Servicer shall service the REO through its disposition and shall ensure that all funds received with respect to such REO are deposited to the P & I Account.

         SECTION 4.41.  MARKETING REO.

         Efforts to market an REO by the Servicer shall begin as soon as reasonably practicable after marketable title is received by the Owner. The Servicer shall get prior written approval of the Owner of any listing arrangements, including the proposed list price and terms and shall promptly notify the Owner in writing regarding purchase offers that are received, provided, however, that the Servicer may approve offers that result in a net recovery to the Owner of 90% or more of the list price and the Servicer may reject offers that would result in a net recovery to the Owner of 80% or less of the list price.

         SECTION 4.42.  REHABILITATION.

         The  Servicer  shall  make  reasonable   efforts  to  ensure  that  any
rehabilitation work necessary is done and is done efficiently and properly.

         SECTION 4.43.  REQUIRED REO DOCUMENTATION.

         The Servicer will supply the Owner with any documents reasonably requested by the Owner in connection with any REO.

         SECTION 4.44.  SATISFACTIONS.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 4.04 have been or will be so deposited and shall request delivery to it of the portion of the Mortgage File held by the Custodian. Upon receipt of such certification and request, the Custodian shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

         In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Primary Insurance Policy, if any, or the Pool Policy, if applicable, the Servicer, upon written demand, shall remit to the Owner the then outstanding principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Loan Remittance Rate through the last day of the month in which such satisfaction or release occurs by deposit thereof in the Collection Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         The Servicer shall make reasonable efforts to satisfy mortgages and release their liens in a timely manner, including the preparation of any required release or satisfaction document. Once the required release or satisfaction documents are executed and the Note is canceled, The Servicer shall promptly send the canceled documents to the Borrower if state law requires such action or the Borrower specifically requests the return of the documents. In other instances, the Servicer may either return the documents to the Borrower or retain them (as long as they are not destroyed until after the retention period required by applicable law). The Servicer should also take any other steps required to release the lien and assure that no penalties are incurred because the actions were not performed in a timely manner. The Servicer may not pass on to the Owner or the Borrower any penalty fee that it has to pay because it failed to process the release and satisfaction documents within the required time frame. The Servicer shall generally follow the procedures set forth in the Fannie Mae Guidelines regarding satisfactions of mortgages.

         SECTION 4.45.  DISCLOSURE UPON TRANSFER OF SERVICING.

         The Servicer shall use reasonable efforts to prepare and distribute to Borrowers all necessary disclosures required by the successor servicer in order to comply with all state and federal laws regarding the disclosure of the transfer of servicing. If the transfer of servicing results from the termination of the Servicer hereunder without cause, the Owner shall pay the cost of preparing and distributing the required notices.

         SECTION 4.46.  RESPONSE TO BORROWER INQUIRIES.

         The Servicer is required to respond to all qualified written inquiries by Borrowers as such are defined from time to time by Section 941 of the National Affordable Housing Act, and act at all time in accordance with said Act and all regulations promulgated thereunder.

         SECTION 4.47.  ENVIRONMENTAL PROBLEMS.

         If the Servicer has actual knowledge that a Mortgaged Premises is being or has been used in violation of any environmental Requirements or that there has been a release of hazardous materials in, on, under or from such Mortgaged Premises other than in accordance with such Requirements (an "Environmental Problem Property"), the Servicer will notify Owner of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property and the Servicer shall (i) carry out the recommendation set forth in such notice upon receiving Owner's approval, if any, of such recommendation, or (ii) if failure to act immediately would result in a material adverse effect upon Servicer, Owner and/or the Environmental Problem Property, Servicer may take such actions as may be necessary and/or advisable under Accepted Servicing Practices and/or applicable Requirements after giving Owner notice in accordance with the terms and provisions of Section 10.9 hereof. If Owner fails or refuses to respond to any such recommendation as set forth in the immediately preceding sentence, the Servicer shall have no liability to Owner therefor provided that the Servicer acts in a manner consistent with such sentence.

         SECTION 4.48.  LIMITATION ON AUTHORITY.

         Notwithstanding anything to the contrary herein, the Servicer shall have no authority without the prior written consent of Owner in its sole discretion to:

                  (a) Sign any document in the name or on behalf of Owner, except pursuant to a duly authorized and executed instrument delivered by Owner under Section 3.4; or

                  (b) Act on behalf of, or hold itself out as having authority to act on behalf of, Owner in any manner that is beyond the scope of this Agreement or the scope of any related Servicing Agreement.

         SECTION 4.49.  DIRECTION OF OWNER.

         Notwithstanding anything to the contrary herein, Owner shall have the right to direct the Servicer in writing from time to time to take any reasonable action with respect to a Mortgage Loan or any Mortgaged Premises that is not contrary to this Agreement or any Requirements or the terms of such Mortgage Loan, subject to the Servicer's rights to require Owner to execute any necessary instruments to effect any action or inaction with respect to the Mortgage Loans. The Servicer shall have no liability to Owner in connection with the decision to pursue (as distinguished from the actual performance of) such actions. Owner shall initially, and throughout the term of this Agreement and any related Servicing Agreement, identify two or more individual representatives, each of which acting alone shall have full authority (a) to provide to the Servicer any consent, approval, waiver, or agreement or any other action contemplated from Owner under this Agreement and any related Servicing Agreement, (b) to execute any instruments or take any other actions for Owner relating to the Loans, (c) to execute and deliver any amendments or supplements to this Agreement and any related Servicing Agreement, and (d) to direct the Servicer in writing to take any actions contemplated under this Section 4.49.

         SECTION 4.50.  CONFLICTS AND REMOVAL OF ASSETS.

         The Servicer shall use reasonable efforts not to, and shall use reasonable efforts to cause its Affiliates not to, acquire a conflict of interest which could materially and adversely affect the Servicer's ability to manage any Mortgage Loan or Mortgaged Premises in the best interests of Owner (any such relationship or conflict, a "Conflicting Interest") without the consent or waiver of Owner. If such Conflicting Interest should arise in the future, the Servicer shall promptly inform Owner, who may remove such Mortgage Loan or Mortgaged Premises from this Agreement or any related Servicing Agreement upon written notice to the Servicer.

         SECTION 4.51.  REPORTS PURSUANT TO REQUIREMENTS.

         The Servicer shall be responsible for preparation and filing of all applicable reports and notices with respect to the Mortgage Loans and any REO in accordance with any Requirements.

         SECTION 4.52.  COMPUTER SYSTEMS.

         The Servicer is committed (i) to implement modifications to its hardware, firmware or software system (collectively, a "System") to the extent required to cause its System to record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans including and following January 1, 2000 (herein referred to as "Year 2000 Compliant"), or (ii) to acquire a System that is Year 2000 Compliant, prior to January 1, 2000. In addition, "Year 2000 Compliant" shall mean that the System will support the ability for its continued normal usage such that neither the performance nor the correct functioning of the System will be affected by the approach, and passing into, the year 2000. In particular:

                           (i) Year 2000 Compliant  shall mean that no value for
                  current date will cause any interruption in the operation of the System;

                           (ii) All  manipulations  of  time-related  data  will
                  produce the desired results for all valid dates within the application domain and in combination with other products, prior to, through and beyond the year 2000;

                           (iii) Date  elements in  interfaces  and data storage
                  will permit specifying the century to eliminate date ambiguity without human intervention including leap year calculations;

                           (iv) Where any date element is represented  without a
                  century, the correct century shall be unambiguous for all manipulations involving that element; and

         Authorization codes and passwords relative to expiration dates and CPU serial numbers should function normally during year 2000 testing time horizons.


                                    ARTICLE V

                                 LOAN ACCOUNTING

         SECTION 5.1.  GENERAL.

         The Servicer will account for and track payments on the Mortgage Loans on a loan-by-loan basis. The Servicer shall maintain complete and accurate records of all transactions affecting any Mortgage Loan. Each Mortgage Loan shall be clearly marked to indicate that it is being serviced for the Owner.

         SECTION 5.2.  INDIVIDUAL MORTGAGE LOAN ACCOUNTING REQUIREMENTS.

         All Mortgage Loans will amortize with interest calculated and paid in accordance with the respective Note.

         SECTION 5.3.  INTEREST CALCULATIONS.

         Monthly interest calculations for periods of a full month will be based on a 30-day month and a 360-day year, if permitted by the Note or by law. Factors used for such calculations will be carried to ten decimal places.
Interest calculations for periods of less than a full month (such as for a Liquidation) will be calculated on the basis of actual days elapsed in a month and a 365-day year.

         SECTION 5.4.   APPLICATION OF MORTGAGE LOAN PAYMENTS.

         A payment from the Borrower will normally consist of interest, principal, deposits for insurance and taxes and Late Charges, if applicable. Payments received from Borrowers shall be applied in the following order:

                  (a)  Required monthly interest;

                  (b)  Required monthly principal; and

                  (c)  Deposits for taxes and insurance.

         Only full Monthly Payments (and, following application of funds received to full Monthly Payments, Curtailments) may be applied to a Mortgage Loan. Capitalization is not permitted, except as provided by the terms of any Mortgage Loan that provides for negative amortization or pursuant to a Modification Agreement or as may be required by law in connection with a Bankruptcy "Cram Down" or otherwise.

         The Servicer may waive Prepayment Penalties otherwise due from a Borrower under the terms of the related Note only with the prior consent of the Master Servicer.

         SECTION 5.5.  FULL PAYMENT NOT RECEIVED FROM BORROWER.

         If a full payment is not received from the Borrower, the payment may not be applied to the outstanding balance unless such payment is made pursuant to a forbearance agreement. However, the Servicer shall hold such payment until additional payment is received to make a full payment or, with the prior written consent of the Owner, return the payment to the Borrower.

         SECTION 5.6.  CURTAILMENTS.

         The Servicer may accept Curtailments at any time. All installments to bring the Mortgage Loan current, however, shall have been made by the Borrower. If a Mortgage Loan is delinquent, funds received shall be applied to bring the Mortgage Loan current. If there are excess funds after the application of amounts received from the Borrower to Monthly Payments, the excess funds represent a Curtailment and may be applied as a partial principal prepayment.

         A Curtailment may not be used to reduce the Monthly Payment or the Note Rate for any Mortgage Loan, or to postpone the Due Date of any payment. Curtailments shall be deposited into the P & I Account within one Business Day of receipt.

         SECTION 5.7.  REAPPLICATION OF PRIOR PREPAYMENTS.

         The Servicer may not automatically reapply prior prepayments or accumulated Curtailments for payment of subsequent installments. Payments advanced to satisfy future installments shall be accounted for as advanced (prepaid) installments of principal and interest. The Servicer should contact the Borrower if there is a question about the Borrower's intention in making any unscheduled payment.

         SECTION 5.8.  LIQUIDATIONS.

         A Liquidation is the application of a payment or a realized loss to a Mortgage Loan which reduces the Unpaid Principal Balance to zero. The Servicer shall report a liquidation to the Owner by the third Business Day after such liquidation.


                                   ARTICLE VI

                                   ACCOUNTING

         SECTION 6.1.  GENERAL.

         Upon the Servicing Commencement Date, the Servicer shall establish one or more payment clearing accounts for the deposit of all funds collected in connection with the Mortgage Loans (the "Payment Clearing Account"), one or more escrow accounts for the deposit of funds collected in connection with the Mortgage Loans for taxes and insurance (the "T & I Account"), and one or more custodial accounts for the deposit of funds collected in connection with the Mortgage Loans for principal and interest (the "P & I Account"). All of the foregoing accounts shall be maintained in accordance with sound and controlled practices. Except for the Payment Clearing Account (which will be cleared on a daily basis with respect to any funds therein on the first Business Day after the deposit of such funds), the funds in the T & I Accounts and the P & I Accounts may not be commingled with any other funds, including the proceeds of any other mortgage loans or with funds serviced for other investors or for the Servicer's own portfolio.

         SECTION 6.2.      ACCOUNT MAINTENANCE.

         Each P & I Account, Payment Clearing Account and T & I Account shall meet the following guidelines:

                  (a) The accounts, other than the Payment Clearing Account shall be held as segregated accounts with a depository institution (commercial bank, mutual savings bank or savings and loan association), the deposits of which are insured by the FDIC and whose long-term unsecured indebtedness for borrowed money is rated in one of the two highest rating categories by Standard & Poor's Ratings Services and Moody's Investors Service, Inc. (a "Qualified Depository")

                  (b) The name of each P & I Account, Payment Clearing Account and T & I Account shall be designated as:

                           (i) Payment Clearing Account: "[Name of Account] Countrywide Home Loans, Inc. Payment Clearing Account";

                           (ii) T & I Account: "[Name of Account] Countrywide Home Loans, Inc. as Trustee for ["Owner"] and

                           (iii)   P & I Account: "P & I Account, ["Owner"]"

                  (c) All collections on the Mortgage Loans shall be deposited to the Payment Clearing Account prior to the opening of business on the Business Day following the day on which such amounts are received by Servicer; and

                  (d) Each T & I Account will be an expense of the Servicer. Such custodial accounts may be interest-bearing accounts provided that such accounts comply with all local, state and federal laws and regulations governing interest-bearing accounts and borrower escrow accounts. The Servicer shall ensure that all interest credited to any account that is not due the respective borrower is removed by the Servicer within 30 days of receipt of such interest.

         If the Servicer elects or is required by law to deposit borrowers' escrow funds into an interest-bearing account, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder and the Servicer shall remain obligated to pay the Mortgagor's taxes and insurance premiums when due, even if the Mortgagor's Escrow funds are not withdrawable on demand.

         Any amounts held in the P&I Account may be, but are not required to be, invested by Servicer in Permitted Investments; provided, however, that such funds shall be either (i) immediately available or (ii) available in accordance with a schedule that will permit the Servicers to meet its payment obligations hereunder. Other than interest or other income received on Permitted Investments, which shall belong to Servicer and which may be withdrawn by Servicer from the P&I Account in accordance with Section 6.3 hereof, no other amounts may be commingled in the P&I Account. Servicer shall promptly deposit in the P&I Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in the P&I Account.

         SECTION 6.3.      P & I ACCOUNT; REMITTANCE.

                  (a) The following funds received with respect to the Mortgage Loans shall be transferred into the P&I Account on each Business Day to the extent deposited by the Servicer into the Payment Clearing Account on the prior Business Day. Such funds may be net of reimbursements for any unreimbursed Protective/Servicing Advances and any unpaid servicing compensation with respect to any Mortgage Loan:

                            (i) principal collections (including prepayments and
                   curtailments);

                            (ii) interest collections;

                            (iii) Liquidation Proceeds and Insurance Proceeds (except as set forth in Section 6.5);

                            (iv) the proceeds of any sale of an REO

                            (v) any amounts  deposited  accordance with the last
                   sentence of Section 6.2.

         The Servicer shall maintain separate accounting for each of the foregoing types of funds.

                  (b) The Servicer may from time to time withdraw funds from the P&I Account for the following expenses:

                            (i)   reimburse    itself   for   any   unreimbursed
                   Protective/Servicing Advances in accordance with Section 6.6;

                            (ii) to pay itself Ancillary Income;

                            (iii) if applicable, to pay the Master Servicer, its
                   master servicing compensation in accordance with any master servicing agreement with the Owner;

                            (iv) to make remittances to Owner;

                            (v) to clear and terminate the P&I Account; and

                            (vi) to transfer funds in any P & I Account to another Qualified Depository.

                  (c) Not later than two Business Days after receipt, the Servicer shall remit all amounts in the P & I Account as of the close of business on the preceding Business Day, net of allowable withdrawals under clauses of (i), (iii), (iv) and (v) subsection (b), to the Owner by wire transfer of immediately available funds to the account designated in writing by the Owner.

                  (d) With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by The Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Owner.

         SECTION 6.4.   T & I ACCOUNT.

                  (a) The following funds shall be deposited into the T & I Account promptly after the Servicer's receipt and verification of such amounts:

                            (i) Escrow Payments;

                            (ii) loss drafts;

                            (iii) unapplied funds; and

                            (iv) Liquidation Proceeds that offset a deficit balance in Mortgagor's Tax and Insurance Reserve.

The Servicer shall maintain separate accounting for each of these types of funds.

                  (b) The Servicer may make withdrawals from the T & I Account for the following:

                            (i)  timely   payment  of   Mortgagors'   taxes  and
                   insurance premiums;

                            (ii) refunds to  Mortgagors  of excess  Escrow funds
                   collected;

                            (iii) reimbursement to the Owner of all Servicing Expenses paid or advanced by the Owner or to pay itself interest in accordance with Section 6.6 hereof;

                            (iv) pay interest, if required, to Mortgagors on Tax
                   and Insurance Reserves;

                            (v) removal of any deposits made in error;

                            (vi) termination of the account;

                            (vii)  disburse  loss  drafts  to  contractors   for
                   repairs to Mortgaged Property damaged by hazard losses; and

                            (viii) pay loss drafts to Mortgagors to the extent a
                   loss draft exceeds total hazard loss repair charges and the T & I reserve deficiency.

The Servicer shall not allow the T & I Account to become overdrawn. If there are insufficient funds in the account, the Servicer shall request funds from the Owner, and the Owner shall advance such amounts as are necessary, to cure the overdraft.

                  (c) The T & I Account is to be designated in the name of the Servicer in trust for the Owner acting as an agent for the Mortgagors' payments in order to show that the account is custodial in nature. The Servicer is required to keep records identifying each Mortgagor's payment deposited into the account.

         SECTION 6.5.      TAX AND INSURANCE RESERVES.

         If the law requires payment of interest on Tax and Insurance Reserves to the Mortgagor, the Servicer is solely and fully responsible for payment of such interest. Payment of such interest on Tax and Insurance Reserves shall not be reflected in the Servicer's accounting for principal and interest.

         SECTION 6.6.      PROTECTIVE/SERVICING ADVANCES.

         Notwithstanding any other provision hereof, Servicer shall obtain the prior written approval of the Owner prior to incurring any Protective/Servicing Advance that is over $5,000 unless such Protective/Servicing Advance is made in an emergency to protect and preserve the Mortgaged Property or public safety in connection with the Mortgaged Property.

         The Servicer shall make advances from its own funds with respect to the payment of such Protective/Servicing Advances. Notwithstanding any other provision of this Agreement, (i) Servicer shall not be obligated to make any Protective/Servicing Advance if Servicer deems such advance to be non-recoverable and (ii) Servicer shall have no obligation, responsibility or liability with respect to advances or payments not explicitly required by the terms of this Agreement, including, without limitation, advances for delinquent principal or interest, Curtailment Interest or similar payments or advances other than prepayment interest shortfalls.

         Servicer shall be entitled to reimbursement for Protective/Servicing Advances made in accordance with this Section 6.6. Servicer's reimbursement shall be made by Servicer offsetting deposits to the P & I Account by any unreimbursed Protective/Servicing Advances. In the event that there are insufficient receipts of Liquidation Proceeds and other Mortgage Loan Payments to reimburse Servicer for Protective/Servicing Advances as such Protective/Servicing Advances are made, Servicer shall be required to wait until further Liquidation Proceeds or other Mortgage Loan payments are received.

         SECTION 6.7.      SERVICER'S OVERHEAD NOT REIMBURSABLE.

         Servicer shall be responsible for all costs and expenses of performing loan servicing under this Agreement. Servicer shall contract for all such services in its own name and not in the name of Owner:

                  (a)  all overhead expenses of Servicer;

                  (b)  all salaries and wages of Servicer's personnel; and

                  (c)  all  sub-servicing   fees  (not  including  expenses  for
         servicing functions required in connection with any foreclosure) incurred by Servicer to service the Mortgage Loans.

         SECTION 6.8.      ACCESS TO RECORDS.

                  (a) The Servicer will establish and maintain a system of (i) records of operational information relating to the collection of Mortgage Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale, or other disposition of Mortgage Loans and Mortgaged Premises and
         (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Mortgage Loans and the Mortgaged Premises. Information may be maintained on a computer or electronic system.

                  (b) Owner and its respective accountants, attorneys, agents, or designees may at normal business hours of the Servicer and at Owner's expense (without charge by Servicer), upon reasonable prior written notice and at reasonable times during Servicer's regular business hours, examine Servicer's books and records relating to the Mortgage Loans and the Mortgaged Premises. Such records shall not include any proprietary or confidential information, as reasonably determined by the Servicer. In addition, Servicer shall provide to Owner any other information, related to the Mortgage Loans and Mortgaged Premises, reasonably requested by Owner (without charge by Servicer other than for Servicer's out-of-pocket expenses).

                  (c) The Servicer shall provide the Owner direct access to its computerized loan tracking, or "LTS" system for the purpose of monitoring the information relating to the Mortgage Loans. Such access shall provide Owner with "real-time" information with respect to the Mortgage Loans, including, but not limited to, access to sufficient data (i) on a daily basis to determine delinquency levels (included, but not limited to, 0-29 day delinquent, 30-59 day delinquent, 90+ days delinquent, foreclosures, bankruptcies and REO's) (ii) on a monthly basis to develop reports that track delinquency and losses by documentation type, product type, property type, occupancy status, loan, purpose, credit grade, state, debt ratio, loan to value, FICO score, broker, account executive, originating regional office or such other criteria as the Owner may from time to time request. Costs of any such access shall be born by the Servicer. Upon the mutual agreement of the parties hereto, the Servicer may provide reports to the Owner of the requested information in lieu of such direct access.

         SECTION 6.9.      SECURITIZATION FINANCING.

         Notwithstanding anything contained in this Article VI, in the event that the Owner transfers the Mortgage Loans in connection with a securitization financing, the Servicer will account for collections, and allocate and deposit funds in accordance with the provisions of the operative documents executed in connection with such securitization financing, provided, however, that Servicer shall have the right in its sole discretion to resign as Servicer with respect to such transferred Mortgage Loans (i) without payment or liability and (ii) without prejudice to any reimbursement, compensation or fee due hereunder to Servicer with respect to such transferred Mortgage Loans.

         SECTION 6.10.     LATE CHARGE PAYMENT.

         Notwithstanding any other provision of this Article 6, Servicer shall pay the Master Servicer on a monthly basis twenty (20) percent of all Late Charges actually received by Servicer for the relevant monthly period by (i) paying such amount directly to the Master Servicer or (ii) setting such amount against any amount due Servicer from the Master Servicer hereunder with reasonable notice to the Master Servicer.


                                   ARTICLE VII

                              REPORTS TO THE OWNER

         SECTION 7.1.      REPORTS TO THE OWNER.

                  (a) Not later than the Remittance Date each month (or not later than such other date as specifically set forth below) the Servicer shall prepare and deliver to the Owner the reports identified on Exhibit C attached hereto. The Servicer shall deliver to the Owner a written remittance advice on each Remittance Date. Such remittance advice shall be substantially in the form of Exhibit C.

                  (b) Reports to the Owner. The Owner shall pay the Servicer for any extraordinary servicing reports Owner may request and which are prepared by the Servicer, other than those reports specified in Section 7.01(a). The cost for such reports shall be agreed upon in advance.

         SECTION 7.2.      ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

         The Servicer shall deliver to the Owner on or before the 90th day after the end of the Servicer's accounting period each year, an Officer's Certificate with respect to this Agreement and any related Servicing Agreement certifying that (i) a review of the Servicer's activities and performance has been made,
(ii) Servicer complied with the minimum servicing standards set forth in the Uniform Single Attestation Program and performed its duties and obligations hereunder and under all related Servicing Agreement in accordance herewith and therewith throughout such year or, if there has been a failure to comply with such standards or a default in the fulfillment of any such duties or obligations, such Officer's Certificate shall specify each such failure or default known to such officer and the nature and status thereof, and (iii) an examination has been made of the Fidelity Bond and the Errors and Omissions Policy maintained by the Servicer and each such bond and policy are in effect and conform to the requirements of this Agreement and all related Servicing Agreements. In addition, Servicer shall provide to Owner all information within Servicer's control reasonably required to ensure completion and issuance of Owner's annual financial statements and tax returns within thirty days after the end of Owner's fiscal year.

         SECTION 7.3.   ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         On or before the 90th day after the end of the Servicer's accounting period each year, the Servicer, at its expense, shall cause a nationally-recognized firm of independent certified public accountants to furnish a report to the Owner to the effect that, on the basis of an examination conducted in compliance with the standards of the American Institute of Certified Public Accountants, such firm is of the opinion that the statement of the Servicer made pursuant to Section 7.2, insofar as such statement relates to the compliance by the Servicer with the minimum servicing standards set forth in the Uniform Single Attestation Program and Sections 5.1 through 5.4, Sections
6.1 through 6.7, Section 6.9 and Sections 7.1 through 7.4, is fairly stated in all material respects, except for exceptions that in the opinion of such firm, the standards of the American Institute of Certified Public Accountants require it to report, in which case such exceptions shall be set forth in such statement.

         SECTION 7.4.   MONTHLY DOCUMENT REPORT.

         In addition to the monthly reports due hereunder, the Servicer shall provide to Owner during the first six months of the term of this Agreement and any related Servicing Agreement (or thereafter, upon Owner's request) a Monthly Document Report in the form and manner reasonably prescribed by Owner, which report shall include a listing with respect to each Mortgage Loan and REO of all missing documents reasonably necessary to service such Mortgage Loan of which servicer has actual knowledge.

         SECTION 7.5.   SECURITIZATION FINANCING.

         Subject to Servicers right to resign pursuant to Section 6.9, in addition to the reports required pursuant to this Article VII, in the event that the Owner transfers the Mortgage Loans in connection with a securitization financing, the Servicer will modify the forms of reports or produce any additional reports and financial statements in accordance with the provisions of the operative documents executed in connection with such securitization financing.


                                  ARTICLE VIII

                            COMPENSATION TO SERVICER

         SECTION 8.1.   COMPENSATION TO THE SERVICER.

                  (a) As partial compensation for Servicer's services under this Agreement, Servicer shall be entitled each month to the payment of an amount equal to 1/12 of 0.33% of the principal balance of the Mortgage Loans.

                  (b) Servicer shall be entitled to all Ancillary Income for any month.

                  (c) Upon a termination of the Servicer without cause pursuant, the Servicer shall be entitled to a termination fee equal to the following:

                           (i) if terminated during the first year following the
                  Servicing Commencement Date, an amount equal to $25.00 per Mortgage Loan;

                           (ii) if terminated  during the second year  following
                  the Servicing Commencement Date, an amount equal to $15.00 per Mortgage Loan; and

                           (iii) if terminated  after the second year  following
                  the Servicing Commencement Date, or terminated after the occurrence of an Event of Default or upon the expiration of the term of this Agreement, provided, such expiration occurs after the second anniversary of the Servicing Commencement Date, an amount equal to $10.00 per Mortgage Loan.

                  (d) Payment of the Servicing Fees shall be made by Servicer offsetting the respective deposits to the P & I Account, pursuant to
         Section 6.4 hereof or as otherwise agreed between Owner and Servicer. The Servicer shall not be entitled to any other servicing compensation from Owner hereunder or under any Servicing Agreement other than the Servicing Fees.


                                   ARTICLE IX

            MERGER OR CONSOLIDATION OF SERVICER; RESIGNATION; DEFAULT

         SECTION 9.1.    MERGER OR CONSOLIDATION.

         Anything herein to the contrary notwithstanding, any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger or consolidation to which the Servicer shall be a party or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving person to the Servicer shall meet the qualifications set forth in Section 3, and shall expressly assume the obligations of the Servicer under this Agreement.

         SECTION 9.2.    ASSIGNMENT OR TRANSFER OF SERVICING AGREEMENT.

         The Servicer may not assign or transfer any or all of its rights and obligations under this Agreement without the prior written consent of the Owner. The Owner may assign this Agreement without the consent of the Servicer upon written notice to the Servicer with respect to any and all of the Mortgage Loans, provided such Assignment is made in connection with the sale of the related Mortgage Loans and Servicer shall have received prior to the transfer of such Mortgage Loans all compensation due hereunder with respect to such transferred Mortgage Loans, including without limitation, all servicing compensation under Article 8 and unreimbursed Protective/Servicing Advances. Notwithstanding an other provision of this Agreement, Servicer shall have the right to assign, transfer or pledge any right Servicer has to receive payment under this Agreement without the consent of, or notice to, the Owner.

         SECTION 9.3.    RESIGNATION OF SERVICER.

         Except as otherwise provided in this Section 9.3, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of Servicer shall be evidenced by an opinion of counsel, at the Servicer's expense, to such effect delivered to Owner in form and substance reasonably acceptable to Owner. No such resignation shall become effective until the Owner or its designee shall have assumed the Servicer's responsibilities and obligations under this Agreement and any related Servicing Agreement.

         SECTION 9.4.    EVENTS OF DEFAULT BY SERVICER.

         The happening of any of the following events shall constitute a default ("Event of Default") by the Servicer under this Agreement and any related Servicing Agreement:

                  (a) Any failure by the Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement and any related Servicing Agreement which continues unremedied for a period of 3 Business Days;

                  (b) Any failure on the part of the Servicer to perform any obligations required under Article VII and such failure continues for 5 Business Days after the date on which the Owner shall have given to the Servicer written notice of such failure and demanding that such failure be cured;

                  (c) Any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in Section 9.4(a) and 9.4(b) above) to be performed or observed by it in this Agreement and any related Servicing Agreement, or any material breach of a representation or warranty in Section 3,1, which continues uncured for a period of 10 days after the date on which the Owner shall have given to the Servicer written notice of such failure or breach and demanding that such default be cured;

                  (d)  Any  involuntary  petition  in  bankruptcy  or any  other similar  petition  shall be filed  against  the  Servicer  seeking  any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state or other statute, law, or regulation, and shall remain in force undischarged or unstayed for 45 days, or if any custodian, trustee, receiver or liquidator of all or any substantial part of the assets of the Servicer shall be appointed or take possession of such assets without the consent or acquiescence of the Servicer and such appointment remains unvacated for 45 days;

                  (e) The Servicer shall consent to the appointment of a trustee, conservator, or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, the Servicer, or all or substantially all of the Servicer's property;

                  (f) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

                  (g) the Servicer assigns or attempts to assign its rights to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder or any related Servicing Agreement without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement; or

                  (h) the Servicer fails to remain qualified as a mortgage servicer for Freddie Mac loans and/or the Servicer disposes of substantially all of its assets.

         In case of any Event of Default, the Owner may provide the Servicer with written notice of the termination of all of the Servicer's authority, powers, and rights under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement or any related Servicing Agreement, whether with respect to the Mortgage Loans or Mortgaged Premises shall terminate effective as of the date specified in such written notice. Without limiting the generality of the foregoing, the Owner is hereby authorized and empowered to execute and deliver on behalf of the Servicer, as the Servicer's attorney-in-fact, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Owner sole and absolute judgment may be necessary or appropriate to effect termination (with or without cause). The Servicer shall continue to provide services in accordance with this Agreement or any related Servicing Agreement until such date and shall in good faith cooperate fully to transfer the servicing and the management of the Mortgage Loans and Mortgaged Premises and custody of the Servicer Mortgage Loan Files to the Person designated by Owner. Notwithstanding the foregoing, upon any termination the Servicer shall use reasonable efforts do all things reasonably requested by the Owner to effect the termination of the Servicer's responsibilities, rights, and powers hereunder, including, without limitation, providing to the Owner all documents and records reasonably requested by the Owner to enable the Owner or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Servicer hereunder but for such termination. Upon the occurrence of an Event of Default that shall not have been remedied, Owner may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.

         SECTION 9.5.      TERMINATION OF THE SERVICER WITHOUT CAUSE.

         The Owner shall have the right to terminate this Agreement without cause with respect to any or all of the Mortgage Loans at any time prior to the expiration of the term of the Servicing Agreement (as set forth in Section 3 thereof), upon notifying the Servicer at least thirty days prior to such termination. In the event of a termination of this Agreement without cause by the Owner, the procedures set forth in Section 9.4 shall be followed and payment made in accordance with Section 8.1 and 9.2 hereof.

         SECTION 9.6.      INDEMNIFICATION BY THE SERVICER.

         Pursuant to the terms of Section 9.8, the Servicer, as an Indemnifying Party, hereby agrees to defend, indemnify, and hold harmless the Owner (if the "Owner" is not the Master Servicer), the Master Servicer, any Trustee, and any of their successors and assigns, their Affiliates, and all of their respective officers, directors, shareholders, partners, employees and agents, as an Indemnified Party, from and against any and all demands, claims, losses, damages, fines, penalties, attorney fees, judgments and any other costs, fees, and expenses (collectively "Damages") arising from third party claims or actions that were alleged, caused by or resulted from a breach by the Servicer or its agents of any representation, warranty or obligation contained in this Agreement or the failure of the servicer to service the Mortgage Loans in compliance with this Agreement.

         SECTION 9.7.      INDEMNIFICATION BY THE OWNER.

         Pursuant to the terms of Section 9.8, the Owner, as an Indemnifying Party, hereby agrees to defend, indemnify, and hold harmless the Servicer, any of its successors and assigns, its Affiliates, and all of their respective officers, directors, shareholders, partners, employees and agents, as an Indemnified Party, from and against and any and all Damages as defined in
Section 9.6, asserted against, alleged, resulting to, imposed from, or incurred by the Servicer in favor of a third party by reason of or resulting from (a) any breach by the Owner of any representation, warranty or covenant contained in this Agreement or (b) any acts, errors or omissions of the Owner, or any of its respective officers, directors, employees or agents or any other person or entity, including any prior servicers of the Mortgage Loans, with respect to the servicing of the Mortgage Loans prior to the Servicer's commencement of its servicing of the Mortgage Loans hereunder. The Servicer's right to indemnification under this Section 9.7 shall be in addition to any rights and remedies available to it at law or in equity.

         SECTION 9.8.      INDEMNIFICATION PROCEDURES.

         If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder ("Indemnified Party") has actual notice or knowledge of any claim or loss for which indemnification by an indemnifying party hereunder ("Indemnifying Party") is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

                  (a) Unless applicable law mandates a cure within a shorter period of time, the Indemnifying Party shall have 30 calendar days from the date of receipt by Indemnifying Party of written notice of a breach of the Indemnifying Party's representations within which to cure such breach or if such breach cannot be cured within 30 days but Servicer has commenced efforts to cure, then within 60 calendar days of such notice. In the event a breach is cured by the Indemnifying Party, the Indemnifying Party shall execute a written acknowledgment of the cure in such form as is approved or provided by the Indemnified Party.

                  (b) In the case of actual notice of indemnification hereunder involving any litigation, arbitration or legal proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement of such claim; provided however, that:

                           (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

                           (ii) the  Indemnifying  Party shall  obtain the prior
                  written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (1) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or (2) the settlement of cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement. If the Indemnifying Party does not provide to the Indemnified Party, within fifteen (15) days after receipt of a notice of indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 9.8, the Indemnified Party shall have the right to defend and settle the claim n such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with this Agreement.

                  (c) All indemnifications provided for under this Agreement shall survive any termination of this Agreement, the liquidation of any Mortgage Loan or the transfer or assignment by Owner to another Person of any Mortgage Loan or any interest in any Mortgage Loan.

         SECTION 9.9.      CONSENT.

         Notwithstanding anything to the contrary herein, whenever the Owner's consent is required in this Agreement, the Owner's consent shall not be required with respect to a particular Mortgage Loan if the Owner has waived its right of consent in writing.

         If the Owner's consent for any act or omission is required under the terms of this Agreement or any Servicing Agreement, and the Servicer has attempted to obtain the Owner's consent pursuant to the provisions of Section
10.9 and the Owner has not responded to such consent request within 3 Business Days, the Servicer may proceed with such action or omission in accordance with the Accepted Servicing Practices and upon the determination that such action or omission is in the best interest of the Owner.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1.   ERRORS AND OMISSIONS COVERAGE AND FIDELITY COVERAGE.

         The Servicer shall maintain, at all times at its own expense, in the amounts described below: (i) an Errors and Omissions Policy and (ii) a Fidelity Bond with broad coverage, in each case from an incorporated surety company authorized to do business in the state in which the Servicer has its principal place of business. The Servicer shall maintain the Errors and Omissions Policy and Fidelity Bond in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if either were the purchaser of the Mortgage Loans. The Fidelity Bond may be in the form of either individual bonds or a blanket bond. The coverage shall explicitly insure the Servicer, the Owner, and their respective successors and assigns, against any losses resulting from dishonest, fraudulent, criminal or negligent acts, errors or omissions on the part of Officers, employees, or other persons acting on behalf of the Servicer. Such bond and policy shall be obtained from companies with a general policyholder's rating that would be acceptable to Fannie Mae or Freddie Mac if either were the purchaser of the Mortgage Loans.

         The Errors and Omissions Policy and Fidelity Bond may not be changed except by an increase in the amount of coverage. The Servicer shall furnish to the Owner on request, copies of all binders, and policies or certificates evidencing that such bonds and insurance policies are in full force and effect and a statement from the surety and the insurer that such Errors and Omissions Policy or Fidelity Bond shall in no event be terminated or materially modified without thirty (30) days prior written notice by registered mail to the Owner.

         The Servicer shall also maintain at all times at its own expense comprehensive general liability, automobile liability, worker's compensation, and other insurance as necessary to protect the interest of the Servicer in connection with the Servicer's performance of this Agreement and any related Servicing Agreement which is not directly related to specific Mortgage Loans or Mortgaged Premises.

         SECTION 10.2.     NO ASSIGNMENT OR DELEGATION OF DUTIES BY SERVICER.

         Except as expressly provided in this Agreement, the Servicer shall not pledge, assign, or transfer any of its rights, benefits, or privileges under this Agreement to any other Person, or delegate to or subcontract with, authorize, or appoint any other Person to perform any of the duties, covenants, or obligations to be performed by the Servicer hereunder, without the prior written consent of the Owner, which consent shall not be unreasonably withheld and any agreement, instrument, or act purporting to effect any such assignment, transfer, delegation, or appointment shall be void. Notwithstanding the foregoing, the Servicer shall have the right without the prior written consent of the Owner and hereby agrees to delegate to or subcontract with or authorize or appoint an Affiliate of the Servicer to perform and carry out any duties, covenants, or obligations to be performed and carried out by the Servicer hereunder to the extent that such duties, covenants, or obligations are to be performed in any state or states in which the Servicer is not authorized to do business as a foreign corporation but in which the Affiliate is so authorized. In no case, shall any permitted assignment relieve the Servicer of any liability to the Owner hereunder. Notwithstanding an other provision of this Agreement, Servicer shall have the right to assign, transfer or pledge any right Servicer has to receive payment under this Agreement without the consent of, or notice to, the Owner.

         SECTION 10.3.     BINDING NATURE OF AGREEMENT; ASSIGNMENT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Owner may assign its rights and obligations hereunder in whole or in part without the consent of the Servicer and shall notify the Servicer of any such assignment. Upon such an assignment, the original Owner shall be released from any obligations that arise on or after the effective date of such assignment with respect to the Mortgage Loans assigned, and the new Owner shall assume any obligations as of such date. In the event that an assignment relates to some, but not all, of the Mortgage Loans, the Servicer hereby agrees to establish separate, segregated servicing accounts for each separate Owner and shall account for, remit and reimburse itself in a segregated manner.

         SECTION 10.4.     ASSIGNMENT.  ENTIRE AGREEMENT; WAIVERS.

         This Agreement contains the entire agreement, except for that certain letter agreement between the Servicer and the Master Servicer, dated September 16, 1999, which is incorporated herein by reference, to the extent not inconsistent herewith and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, or any nature whatsoever with respect to the subject matter hereof.

         Each of the Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement or any related Servicing Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission, or act by a party shall be deemed a waiver of such party's rights, powers, or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

         SECTION 10.5.     AMENDMENTS AND SUPPLEMENTS.

         This Agreement may not be modified, amended or superseded other than by an agreement in writing between the Servicer and the Owner.

         SECTION 10.6.     CONTROLLING LAW.

         THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

         SECTION 10.7.     NO JOINT VENTURE; LIMITED AGENCY.

         The services provided by the Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement or any related Servicing Agreement: (i) shall constitute the Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, (ii) shall be construed to impose any liability as such on the Servicer or Owner, or (iii) shall constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         SECTION 10.8.     COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.9.     NOTICES.

         Notwithstanding any provision in this Agreement to the contrary, the Servicer agrees to make reasonable efforts to contact Owner telephonically following the delivery of any notice delivered pursuant to this Section 10.9 to the extent (a) Servicer would be permitted to take certain actions under this Agreement in the absence of a response to such notice by the Owner or (b) approval of the Owner is required to take any action related to such notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received: (a) upon receipt if delivered personally (unless subject to clause (b)); (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine and confirmed by telephone) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         (a)      If to the Owner:
                  Fremont Investment & Loan
                  175 North Riverview Drive
                  Anaheim, California  92808
                  Attention:  Mr. Kyle Walker

         (b)      If to the Servicer:

                  Countrywide Home Loans, Inc.
                  400 Countrywide Way, MSN SV-92
                  Simi Valley, California  93065
                  Attention:  Kevin Meyers, Executive Vice President

                  with a copy to:

                  Countrywide Home Loans, Inc.
                  4500 Park Granada
                  Calabasas, California  91302
                  Attention:  General Counsel

         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

         SECTION 10.10.  PROVISIONS SEPARABLE; INTERPRETATION.

         The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. No provision of this Agreement or any related Servicing Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision. The parties hereto acknowledge that no other agreement entered into by the Servicer for the provision of servicing, default management services, and property management and disposition services shall be used or referred to in construing the provisions of this Agreement or any related Servicing Agreement.

         SECTION 10.11.  [RESERVED].

         SECTION 10.12.   EXPENSES.

         The parties shall bear their own legal and other expenses incurred in the negotiation, execution and delivery of this Agreement and any related Servicing Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement Regarding Standard Servicing Terms as of the date set forth above.



Servicer:                                 COUNTRYWIDE HOME LOANS, INC.,
                                          a New York corporation


                                           By:___________________________
                                           Name:
                                           Title:


Owner:                                    FREMONT INVESTMENT & LOAN,
                                          a California industrial loan company


                                          By:___________________________
                                          Name:
                                          Title:

            EXHIBIT A TO AGREEMENT REGARDING STANDARD SERVICING TERMS

                           FORM OF SERVICING AGREEMENT

         This Servicing Agreement, made this ___ day of ________, 199_, by and between FREMONT INVESTMENT & LOAN, having an office at [ ], (the "Owner") and COUNRTYWIDE HOME LOANS, INC., a California corporation, having its principal office at 4500 Park Granada, Calabasas, California 91302 (the "Servicer"), recites and provides as follows:

                                 R E C I T A L S

         WHEREAS, Owner and Servicer executed and delivered that certain Agreement Regarding Standard Servicing Terms dated September 1, 1999 (the "Standard Terms Agreement");

         WHEREAS, the Standard Terms Agreement sets forth certain standard provisions for the servicing of residential mortgage loans by Servicer on behalf of Owner; and

         WHEREAS, Owner and Servicer desire that Servicer service the mortgage loans described on the attached Mortgage Loan Schedule pursuant to the terms hereof and the terms of the Standard Terms Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Standard Terms Agreement, or if not defined therein, in the Pooling and Master Servicing
Agreement, dated as of _________ 1, 199_, among Fremont Investment & Loan, as master servicer and transferor, ___________ as depositor and _____________ as trustee. The following terms shall have the meanings set forth below:



         "Custodian"                ___________________________________

         "Custodial Agreement"      That certain Custodial Agreement between the
                                    Custodian, Servicer and Owner dated as of even date herewith.

         "P&I Account"              That certain  Collection Account established
                                    pursuant to the terms of the Pooling and Master Servicing Agreement.

         "Servicing
         Commencement Date"         ___________________________________



         Section 2. DUTIES AND RESPONSIBILITIES OF THE SERVICER. Servicer agrees to service the Mortgage Loans on behalf of Owner, its successors and assigns, in accordance with the provisions of this Servicing Agreement, the Standard Terms Agreement and the Pooling and Master Servicing Agreement.

         Section 3. TERM OF MORTGAGE LOAN SERVICING AGREEMENT. The duties, responsibilities, and obligations to be performed and carried out by Servicer under this Servicing Agreement shall commence upon the execution of this Servicing Agreement and shall terminate (a) as to any Mortgage Loan upon the distribution of the final payment or Liquidation Proceeds on the last Mortgage Loan or REO Property subject to this Servicing Agreement and (b) as to all the Mortgage Loans (x) in accordance with the Standard Terms Agreement, or (y) if no servicer renewal notice is received by the Servicer as provided in this Section
3. The Servicer hereby covenants and agrees to act as servicer under this Servicing Agreement for an initial term commencing on the Servicing Commencement Date and expiring three months thereafter (the "Initial Term"), thereafter, the Initial Term shall be extendible by written notice (each, a "Servicer Renewal Notice") of the Securities Insurer (or the Trustee if a Securities Insurer Event of Default is then occurring) for successive three month terms. The Master Servicer may appoint a replacement Servicer, which shall be an eligible Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any Servicer Renewal Notice, the Servicer shall be bound for the duration of the Initial Term and the term covered by any such Servicer Renewal Notice to act as the Servicer, subject to and in accordance with the other provisions of this Servicing Agreement. The Servicer agrees that if, as of the last day of the calendar month preceding the last day of any such servicing term, the Servicer shall not have received a Servicer Renewal Notice, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Master Servicer, the Securities Insurer and the Trustee. The failure of the Securities Insurer or any other party to deliver a Servicer Renewable Notice by the end of any such three-month term shall result in the automatic termination of the Servicer.

         Section 4. COMPENSATION. In consideration of the services rendered under this Servicing Agreement, the Servicer shall be entitled to such fees as are provided for in the Standard Terms Agreement.

         Section 5. ADDITIONAL SERVICER EVENTS OF DEFAULT. In addition to the Events of Default set forth in Section 9.4 of the Standard Terms Agreement, the following shall be additional Events of Default hereunder:

         [___________]

         Section 6. STANDARD TERMS. Servicer acknowledges that the Standard Terms Agreement prescribes additional terms and conditions under which Servicer is to service the Mortgage Loans. The terms of the Standard Terms Agreement are incorporated herein by reference and are made a part hereof. Servicer agrees to perform and observe the duties, responsibilities and obligations that are to be performed and observed by Servicer under the Standard Terms Agreement as said Agreement may be amended from time to time, and further agrees that the Standard Terms Agreement, as amended or supplemented, is and shall be a part of this Servicing Agreement to the same extent as if set forth herein in full. If any provision of the Standard Terms Agreement conflicts with any provision of this Servicing Agreement, the terms of this Servicing Agreement shall govern.

         Section 7. REPRESENTATIONS AND WARRANTIES. Servicer and Owner hereby remake the representations and warranties contained in the Standard Terms Agreement with respect to this Servicing Agreement.

         Section 8. ASSIGNMENT AND DELEGATION OF DUTIES BY SERVICER. Except as otherwise expressly provided in the Standard Terms Agreement, Servicer shall not assign or transfer any of its duties, rights, benefits or privileges under this Servicing Agreement.

         Section 9. ASSIGNMENT BY OWNER. Except as provided in the Standard Terms Agreement, Servicer agrees that Owner, its successors and assigns, may at any time, without the consent of Servicer, assign and transfer its right, title and interest under this Servicing Agreement to any other Person. [The parties hereto acknowledge that the Owner will assign its rights under this Servicing Agreement to Fremont Home Loan Trust 199_-_, a Delaware common law trust, as the issuer in a securitization financing, on or about __________ __, 199_.]

         Section 10. NOTICES. All notices under this Servicing Agreement shall be made as provided in the Standard Terms Agreement.

         Section 11. SEVERABILITY. Each part of this Servicing Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Servicing Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

         Section 12. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Servicing Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         Section 13. HEADINGS. The headings of the Sections contained in this Servicing Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Servicing Agreement or any provision hereof.

         Section 14. CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

         Section 15. ASSIGNMENT. This Servicing Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

         Section 16. COUNTERPARTS. This Servicing Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Servicing Agreement by signing any such counterpart.

         Section 17. GOVERNING LAW. This Servicing Agreement shall be construed, and the rights and obligations of the Servicer and the Owner hereunder determined, in accordance with the laws of the State of New York determined without regard to its laws concerning conflicts of laws.

         [Section 18. THIRD PARTY BENEFICIARY. The parties hereto agree and acknowledge that in respect of the securitization financing into which the Mortgage Loans will be transferred on or about _________ __, 199_, _______________, as securities insurer, _________, as trustee and Fremont Home Loan Trust 199_-_, each are express third party beneficiaries hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.]

         Section 19. AMENDMENT. The Master Servicer shall not change the duties and obligations of the Servicer hereunder without the prior consent of the Servicer.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Servicer:                         COUNTRYWIDE HOME LOANS, INC.,
                                  a New York corporation

                                  By:_______________________________________
                                  Name:
                                  Its:


Owner:                            FREMONT INVESTMENT & LOAN
                                  a California industrial loan company


                                  By:_______________________________________
                                  Name:
                                  Title:

            EXHIBIT B TO AGREEMENT REGARDING STANDARD SERVICING TERMS

                                 FORM OF RECEIPT



To:   ________________________________ [Address]



Re:   [The Custodial Agreement]

         In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the Servicer, we request the release, and acknowledge receipt, of the (Custodial File/(specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code: Mortgage Loan Number:

Reason for Requesting Documents (check one)

o        1.       Mortgage Loan Paid in Full.
                  (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the P & I Account as provided in the Servicing Agreement.)

o        2.       Repurchase Pursuant to the Mortgage Loan Sale Agreement.
                  (The Servicer hereby certifies that the repurchase price has been credited to the account as provided in the Servicing
                  Agreement.)

o        3.       Mortgage Loan Liquidated By ____________
                  (The   Servicer   hereby   certifies   that  all  proceeds  of
                  foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the P & I Account pursuant to the Servicing Agreement.)

o        4.       Mortgage Loan in Foreclosure

o        5.       Other (explain)

         If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

         If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge receipt by signing in the space indicated below, and returning this form.

                  _______________________________
                  Servicer

                  By:____________________________
                  Name:__________________________
                  Title:_________________________
                  Date:__________________________


Consent of Owner

By:___________________________
Name:_________________________
Title:________________________
Date:_________________________


Acknowledgment of Documents returned to the Custodian:

_____________________________
Custodian
By:__________________________
Name:________________________
Title:_______________________
Date:________________________

                                   SCHEDULE I

                          COUNTRYWIDE HOME LOANS, INC.
                        SERVICING POLICIES AND PROCEDURES

                                   COLLECTIONS

         Countrywide specializes in the servicing of non-performing loans which frequently require an aggressive approach on the part of the Loan Counselor. Loan Counselors are required to have a thorough working knowledge of and comply with the Federal Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act (RESPA) and applicable FNMA (Fannie Mae), FHLMC (Freddie Mac), HUD, VA and PMI requirements. Loan Counselors are also required to be familiar with the applicable collection requirements imposed by various servicing agreements.

Loan  Counselors  are  expected  to make a note in LTS  each  time  activity  is generated on the loan (contacts, attempts, letters, and follow-ups). Notes describing telephone contacts must fully describe the matters discussed including the reasons for deficiency or default and options or plans to cure the deficiency or default. This information is used by other departments and may be required by Fannie Mae, Freddie Mac, HUD, the VA or PMI companies or investors under some circumstances.

Organizational Structure

         General Billing Practice

                  Countywide shall employ a co-branded monthly billing statement which shall prominently display Fremont's name and corporate logo (in addition to Countrywide's logo). In addition; Countrywide shall make available a unique toll-free customer service telephone number which shall be answered in the name of Fremont.

         Primary Collections

                  Loan Counselors  service  delinquent loans which are two to 59
                  days  past  due.  Loan  Counselors   attempt  to  resolve  the
                  delinquencies through telephone and written contact.

         Loan Resolution Counselors - 60+ day delinquents

                  Loan Resolution Counselors service loans which are 60 days or more delinquent and continue to service the loan through the resolution of the loan. In their efforts to help the borrowers reinstate their loans, Loan Resolution Counselors may offer alternative resolutions to resolve loan delinquency, including loan modifications, forbearance plans, and short sales. If the borrowers are unable to reinstate the loan, Loan Resolution Counselors work closely with the Foreclosure Department to resolve the loan through liquidation. Loan Resolution Counselors are required to have at least one year of debt collection experience.

         Time Tables

         The following are general guidelines only. Loan Counselors are required to be familiar with and check the applicable servicing agreements and Fannie Mae, Freddie Mac, PMI, HUD/FHA and VA guidelines for provisions, regulations or laws pertaining to the collection and foreclosure of loans serviced by Countrywide.

         Sub-Prime Loans (with and without PMI)

                  Note: Each PMI company has its own guidelines for notices of default and intent to foreclose. Loan Counselors must review the applicable guidelines prior to initiating foreclosure proceedings.

                  (a)    5 Days Delinquent

                         Telephone contact is attempted with borrowers whose first payment has not been received by the fifth day after the due date. The Loan Counselors will determine whether the payment has been sent and if so, when and if not, payment arrangements are negotiated.

                  (b)    10 - 12 Days Delinquent

                         Mail late notice to borrowers whose payment has not been received by the tenth day after the due date and call by the twelfth day. Continue with phone contact attempts to make arrangements to bring the loan current.

                  (c)    16 Days Delinquent

                         Borrowers  whose  loans  are 16  days  delinquent  will
                         receive written notice that late fees have been imposed. If the 16th day falls on a weekend or holiday, notices will be sent after the payment posting of the next business day. Loan Counselors will continue to attempt telephone contact with the delinquent borrowers.

                  (d)    21 Days Delinquent

                         Within 5 days of sending the "16-Day Late Notice," Loan Counselors will make at least two attempted phone contacts per week with the borrowers to discuss the delinquency of the loan and potential resolutions to the delinquency.

                         If no contact has been made at this point, a field inspection should be ordered in an attempt to make contact with the customer. The inspector is to leave a card with a name and phone number for the borrower to contact. The inspector will make three separate attempts to make contact with the customer.


                  (e)    31 Days Delinquent

                         If the borrowers fail to make a payment within the month that it is due and the account is past due for two payments, a demand for payment is mailed, subject to the provisions of the applicable servicing agreement. The demand is sent via certified mail, return receipt requested, and regular, first class mail. The demand requires the borrowers to pay the full amount due to avoid further legal action.

                         A field inspection is ordered on the 31st day of delinquency for all loans with no contact. Phone attempts are continued to determine reason for default.

                  (f)    31 - 60 Days Delinquent

                         Loan Counselors attempt to make telephone contact with the borrowers a minimum of three days a week to resolve the delinquency prior to referral for foreclosure.

                  (g)    35 to 45 Days Delinquent

                         If possible, a face-to-face interview must be arranged with the borrowers who are 35 to 45 days delinquent, and have had no contact, for the purposes of determining the cause of the default and developing a plan to cure the default. If a face-to-face interview cannot be arranged due to the borrower's lack of geographic proximity to Countrywide, the Loan Counselor will request a third field inspection. Delinquency contact inspectors verify who is living in the property or if the property has been abandoned.

                         (i)     Abandoned Property

                                 If the property has been abandoned, the Loan Counselor must arrange for the delinquency contact inspector to secure the property and address any health or personal injury hazards which may exist, in accordance with the applicable servicing agreement. Foreclosure proceedings must commence immediately upon expiration of the Notice of Intent to Foreclose, provided no payment arrangements have been made with the borrower.

                         (ii)    Property Vacant and Listed for Sale

                                 If the property is vacant and listed for sale, the Loan Counselor will contact the listing agent to discuss the status of any pending offers for the property. Contact information for the borrowers must also be obtained or verified with the listing agent. Foreclosure proceedings must commence immediately upon expiration of the Notice of Intent to Foreclose.

                         (iii)   Demand Expired - No Plan for Reinstatement

                                 If the demand for payment has expired with no plan for reinstatement, the Loan Counselor submits the loan to the Foreclosure Review Committee (FRC). If the committee approves the foreclosure, the loan is referred to the Foreclosure department to commence foreclosure proceedings in accordance with applicable servicing agreement requirements.

                  (h)    Approximately 45 Days Delinquent

                         If the loan is insured through a private mortgage insurance ("PMI") company, the Claims Department will send the Notice of Default to the PMI company prior to the 20th day of the second month of delinquency.

                  (i)    45 - 61 Days Delinquent

                         The Support Department will prepare a foreclosure review worksheet and submit the loan to the FRC. If the committee approves the foreclosure, the loan is referred to the Foreclosure Department to commence foreclosure proceedings as soon as the demand expires in accordance with applicable servicing agreement requirements. Foreclosure should be approved no later than the 70th day of delinquency, provided that no arrangement for payment has been made with the borrower.

                  (j)    50 - 70 Days Delinquent

                         On approximately the 70th day of delinquency and after the expiration of the demand, if Countrywide and the borrowers have not agreed on a plan to cure the default, the Foreclosure Department will refer the loan to local counsel or Trustee as applicable for foreclosure. The Loan Resolution Counselor will continue to contact the borrowers by telephone even after the loan has been approved for foreclosure until all avenues to cure the default have been exhausted.

                  (k)    During and After Foreclosure and the Redemption Period

                         Loan Resolution Counselors will attempt to maintain contact with the borrowers during the foreclosure process and attempt to cure the default prior to the foreclosure sale. After foreclosure, throughout and after the redemption period, the Foreclosure Technician will attempt to maintain contact with the borrowers to pursue any deficiency amounts and, if applicable under state law, possible reinstatement.

                                    EXHIBIT F


          SUBSEQUENT TRANSFER AGREEMENT (the "Subsequent Transfer Agreement"), dated as of [________], between Fremont Investment & Loan ("Transferor") , and The Bank of New York (the "Trustee").


                               W I T N E S S E T H

          WHEREAS, pursuant to the terms of a Home Loan Purchase Agreement, dated as of September 1, 1999 (the "Purchase Agreement"), between PaineWebber Mortgage Acceptance Corporation IV, as Depositor (the "Depositor") and the Transferor, the Transferor has sold, transferred, assigned and otherwise conveyed to the Depositor all its right, title and interest in and to certain Home Loans.

          WHEREAS,  pursuant  to the terms of a  Pooling  and  Master  Servicing
Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, the Transferor and the Trustee, the Transferor has the obligation to sell, transfer, assign and otherwise convey to the Depositor, and the Depositor has the obligation to sell, transfer, assign and otherwise convey to the Trustee all its right, title and interest in and to certain home loans as listed on Schedule I attached hereto and the Related Documents thereto (as defined below) (the "Subsequent Loans") pursuant to and in accordance with this Subsequent Transfer Agreement;

          WHEREAS, the parties hereto desire that the Transferor sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to the Depositor and that the Depositor sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to the Trustee pursuant to the terms of this Subsequent Transfer Agreement; and

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

          1 Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

          2. Sale of Subsequent Loans to Trustee. The Transferor concurrently with the execution and delivery of this Subsequent Transfer Agreement, does hereby sell, transfer, assign, set over, and otherwise convey to the Depositor, and the Depositor does hereby sell, transfer, assign, set over, and otherwise convey to the Trustee, without recourse but subject to the other terms and provisions of this Agreement and the Pooling and Servicing Agreement, all of its right, title and interest in and to the following, whether now existing or hereafter acquired and wherever located: (i) such Subsequent Loans as listed in the Subsequent Loan Schedule, as of the [__________] (the "Cut-Off Date"), together with the Servicer's Home Loan Files and the Trustee's Home Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to such Subsequent Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, (iv) the Transferor's rights under all insurance policies with respect to such Subsequent Loans and any Insurance Proceeds, and (v) all proceeds of any of the foregoing.

          3. Obligations of the Depositor and Transferor Upon Sale. In connection with any transfer pursuant to Section 2 hereof, the Depositor and the Transferor as applicable, further agrees, at its own expense, on or prior to the Subsequent Transfer Date (a) to indicate in its books and records that the Subsequent Loans have been sold to the Depositor or to the Trustee as applicable, pursuant to this Subsequent Transfer Agreement and (b) to deliver to the Depositor or the Trustee as applicable, a computer file containing a true and complete list of all Subsequent Loans in the format required by Section 2.2 of the Purchase Agreement.

          In connection with any conveyance by the Depositor, the Transferor shall on behalf of the Depositor deliver to, and deposit with the Trustee, on or before the Subsequent Transfer Date the Related Documents (as defined in the Purchase Agreement) with respect to each Subsequent Loan.

          In connection with any conveyance by the Depositor, the Transferor shall on behalf of the Depositor deliver to, and deposit with the Servicer, as the designated agent of the Trustee, on or before the Subsequent Transfer Date the Servicer's Home Loan File with respect to each Subsequent Loan.

          The  Transferor  hereby  confirms  to  the  Trustee  that,  as of  the
Subsequent Transfer Date it has caused the portions of the Transferor's electronic ledger relating to the Subsequent Loans to be clearly and unambiguously marked to indicate that the Subsequent Loans have been sold to the Trustee.

          The parties hereto intend that each of the transactions set forth herein be a sale by the Transferor to the Depositor of all of the Transferor's right, title and interest in and to the Subsequent Loans and other property described above and a sale by the Depositor to the Trustee of all of the Depositor's right, title and interest in and to the Subsequent Loans and other property described above. In the event the transactions set forth herein are deemed not to be a sale, the Transferor hereby grants to the Depositor a security interest in all of the Transferor's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of the Transferor's obligations hereunder and the Depositor hereby grants to the Trustee a security interest in all of the Depositor's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of the Depositor's obligations hereunder; and this Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

          4. Payment of Purchase Price for the Subsequent Loans.

          (a) In consideration of the sale of the Subsequent Loans from the Transferor to the Depositor on the Subsequent Transfer Date, the Depositor agrees to pay to the Transferor on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date. In consideration of the sale of the Subsequent Loans from the Depositor to the Trustee on the Subsequent Transfer Date, the Trustee agrees to pay to the Depositor on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date.

          (b) Within 60 days of the Subsequent Transfer Date, Transferor on behalf of the Depositor, at its own expense, shall record each Assignment of Mortgage in favor of the Trustee to the same extent required under Section 2.04 of the Pooling and Servicing Purchase Agreement.

          5. Representations and Warranties. (a) The Transferor hereby makes the representations and warranties to the Depositor as of the Cut-Off Date and the Subsequent Transfer Date specified in Section 3.02 of the Pooling and Servicing Agreement.

          (b) The Transferor further represents and warrants to the Depositor and the Trustee that with respect to the Subsequent Loans as of the Subsequent Transfer Date each of the representations and warranties contained in Section
3.04 of the Pooling and Servicing Agreement are true and correct.

          It is understood and agreed that the representations and warranties set forth in this Section 5(b) shall survive delivery of the respective
Subsequent Loan Files to the Trustee. In the event that (a) any of the representations and warranties of the Transferor, in Section 3.04 of the Pooling and Servicing Agreement are determined to be untrue in a manner that materially and adversely affects the value of, or the interests of the Certificateholders or the Securities Insurer in, any Subsequent Loan with respect to which such representation or warranty is made and (b) the Transferor, shall fail to cure such breach within the time period specified in Section 3.05 of the Pooling and Servicing Agreement, the Transferor, shall be obligated to repurchase or substitute the affected Subsequent Loan(s) in accordance with the provisions of
Section 3.05 of the Pooling and Servicing Agreement.

          With respect to representations and warranties made by the Transferor pursuant to this Section 5(b) that are made to the Transferor's best knowledge as applicable, if it is discovered by the Transferor, the Depositor, the Trustee or the Securities Insurer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Subsequent Loan, notwithstanding the Transferor's lack of knowledge as applicable, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

          6. Covenants of the Transferor. The Transferor will defend the right, title and interest of the Depositor and the Trustee, in, to and under the Subsequent Loans, against all claims of third parties claiming through or under the Transferor or the Depositor.

          Whenever and so often as requested by the Trustee, or the Depositor, or the Transferor the other party promptly will execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

          7. Termination. The respective obligations and responsibilities of the Depositor, the Transferor and the Trustee created hereby shall terminate, except for the Transferor's indemnity obligations as provided herein and in the Pooling and Servicing Agreement, upon the termination of the Trust as provided in
Article XI of the Pooling and Servicing Agreement.

          8. Governing Law. This Subsequent Transfer Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          9. Intention of the Parties. It is the intention of the parties that the Depositor is purchasing, and the Transferor is selling, and the Trustee is purchasing, and the Depositor is selling, the Subsequent Loans rather than pledging the Subsequent Loans to secure a loan by the Depositor to the Transferor, and a loan by the Trustee to the Depositor. The parties hereto each intend to treat the transaction for accounting and federal income tax purposes as a sale by the Transferor to the Depositor, and a purchase by the Trustee from the Depositor, of the Subsequent Loans and that the Subsequent Loans shall become assets of REMIC I as of the date hereof. The Trustee will have the right to review the Subsequent Loans and the related Subsequent Loan Files to determine the characteristics of the Subsequent Loans which will affect the federal income tax consequences of owning the Subsequent Loans and the Transferor on behalf of the Depositor will cooperate with all reasonable requests made by the Trustee in the course of such review.

          10. This Subsequent Transfer Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto acknowledge that the Securities Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto. Except as otherwise provided in this Section 11 no other Person shall have the right or obligation hereunder.

          IN WITNESS WHEREOF, the Transferor, the Depositor and the Trustee have caused this Subsequent Transfer Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                                        FREMONT INVESTMENT & LOAN
                                           as Transferor


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        THE BANK OF NEW YORK, not in its
                                           individual capacity but solely as
                                           Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        PAINEWEBBER MORTGAGE ACCEPTANCE
                                        CORPORATION IV
                                           Depositor


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   SCHEDULE I

                            Subsequent Loan Schedule

                                   EXHIBIT G-1

            FREMONT HOME LOAN TRUST 1999-3 ASSET BACKED CERTIFICATES
                            SERIES 1999-3, CLASS A-1

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



Certificate No.: A-1

Cut-Off Date:  September 1, 1999

First Distribution Date:  October 25, 1999

Pass-Through Rate: One-month LIBOR + 0.355% per annum, subject to adjustment as described herein.

Initial Certificate Principal Balance of this
Certificate ("Denomination"):                      $ [_______________]

Initial Certificate Principal Balances of all
Certificates of this Class:                        $ 325,000,000

CUSIP: 35729B AE 1

ISIN: US35729BAE11

COMMON CODE: 10229618


                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

                                    Class A-1

           evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two pools of adjustable- and fixed-rate mortgage loans (the "Home Loans") secured primarily by first liens on one- to four-family residences, condominium units and manufactured housing.

          PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.355%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Home Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Home Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Master Servicing Agreement, dated as of the Cut-Off Date specified above (the "Agreement"), among the Depositor, Fremont Investment & Loan, as transferor and master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 1999


                                              FREMONT HOME LOAN TRUST 1999-3, by
                                                THE BANK OF NEW YORK, not in its
                                                individual capacity but solely
                                                as Trustee


                                               By:______________________________

Countersigned:



By:_________________________________________

          Authorized Signatory of

          THE BANK OF NEW YORK,

          as Trustee


                        (Form of Reverse of Certificates)

                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Transferor and the Trustee by written agreement and with the prior written consent of the Securities Insurer and the Certificateholders affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first Distribution date on which the Aggregate Pool Principal Balance is less than 10% of the Aggregate Maximum Collateral Amount, the holders of the majority of the Percentage Interest in the Class R Certificates may, at their option, cause the Trustee to effect an early termination of the Trust Fund as provided in the Agreement. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Home Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities Insurer or (2) mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Ambac Assurance Corporation, as the Securities Insurer, has issued a Guaranty Policy for the benefit of the Class A Certificateholders, which policy guarantees payments on each Distribution Date to the Trustee for the benefit of the Class A Certificateholders of the related Certificateholders' Interest Distribution Amount and the Certificateholders' Principal Deficiency Amount then payable on the Class A Certificates. Unless a Securities Insurer Default shall be continuing, the Securities Insurer shall be deemed to be the Holder of 100% of the outstanding Class A Certificateholders for the purpose of exercising certain rights, including voting rights, of the Class A Certificateholders under the Agreement. In addition, on each Distribution Date, after the Class A Certificateholders have been paid all amounts to which they are entitled, the Securities Insurer will be entitled to be reimbursed for any unreimbursed Insured Payments and any other amounts owed under the Guarantee Policy.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Securities Insurer, the Depositor, the Master Servicer, the Trustee, to the extent the Securities Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Securities Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Securities Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Securities Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Securities Insurer Default exists.

                                   ASSIGNMENT

          FOR VALUE  RECEIVED,  the undersigned  hereby  sell(s),  assign(s) and
transfer(s)                                                                 unto
___________________________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                           _____________________________________
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ________________________________, account number ___________, or, if mailed by check, to __________________________. Statements should be mailed to ______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


STATE OF                         )
                                 )     ss.:
COUNTY OF                        )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                                  ______________________________
                                                           Notary Public


    [Notarial Seal]

                                   EXHIBIT G-2

            FREMONT HOME LOAN TRUST 1999-3 ASSET BACKED CERTIFICATES
                            SERIES 1999-3, CLASS A-2

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



Certificate No.: A-2

Cut-Off Date:  September 1, 1999

First Distribution Date:  October 25, 1999

Pass-Through Rate: One-month LIBOR + 0.395% per annum, subject to adjustment as described herein.

Initial Certificate Principal Balance of this
Certificate ("Denomination"):                       $ [____________]

Initial Certificate Principal Balances of all
Certificates of this Class:                         $ 161,250,000

CUSIP: 35729B AF 8

ISIN: US35729BAF85

COMMON CODE: 10229995


                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

                                    Class A-2

           evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two pools of adjustable- and fixed-rate mortgage loans (the "Home Loans") secured primarily by first liens on one- to four-family residences, condominium units and manufactured housing.

          PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased by a per annum rate equal to 0.395%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Home Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Home Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Master Servicing Agreement, dated as of the Cut-Off Date specified above (the "Agreement"), among the Depositor, Fremont Investment & Loan, as transferor and master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 1999


                                              FREMONT HOME LOAN TRUST 1999-3, by
                                                THE BANK OF NEW YORK, not in its
                                                individual capacity  but solely
                                                as Trustee


                                               By:______________________________

Countersigned:


By:______________________________

          Authorized Signatory of

          THE BANK OF NEW YORK,

          as Trustee

                        (Form of Reverse of Certificates)

                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Transferor and the Trustee by written agreement and with the prior written consent of the Securities Insurer and the Certificateholders affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first Distribution date on which the Aggregate Pool Principal Balance is less than 10% of the Aggregate Maximum Collateral Amount, the holders of the majority of the Percentage Interest in the Class R Certificates may, at their option, cause the Trustee to effect an early termination of the Trust Fund as provided in the Agreement. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Home Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities Insurer or (2) mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Ambac Assurance Corporation, as the Securities Insurer, has issued a Guaranty Policy for the benefit of the Class A Certificateholders, which policy guarantees payments on each Distribution Date to the Trustee for the benefit of the Class A Certificateholders of the related Certificateholders' Interest Distribution Amount and the Certificateholders' Principal Deficiency Amount then payable on the Class A Certificates. Unless a Securities Insurer Default shall be continuing, the Securities Insurer shall be deemed to be the Holder of 100% of the outstanding Class A Certificateholders for the purpose of exercising certain rights, including voting rights, of the Class A Certificateholders under the Agreement. In addition, on each Distribution Date, after the Class A Certificateholders have been paid all amounts to which they are entitled, the Securities Insurer will be entitled to be reimbursed for any unreimbursed Insured Payments and any other amounts owed under the Guarantee Policy.

The Holder, by its acceptance of this Certificate, agrees that without the need for any further action on the part of the Securities Insurer, the Depositor, the Master Servicer, the Trustee, to the extent the Securities Insurer makes payments, directly or indirectly, on account of principal of or interest on this Certificate to the Holders of this Certificate, the Securities Insurer will be fully subrogated to, and the Certificateholder delegates and assigns to the Securities Insurer, to the fullest extent permitted by law, the rights of the Holders to receive such principal and interest from the Trust Fund.

Whenever Certificateholder action, consent or approval is required under the Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Securities Insurer agrees to take such action or give such consent or approval.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning so long as no Securities Insurer Default exists.



                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                           _____________________________________
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ________________________________, account number ___________, or, if mailed by check, to __________________________. Statements should be mailed to ______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


STATE OF                       )
                               )   ss.:
COUNTY OF                      )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                             ___________________________________
                                                        Notary Public


    [Notarial Seal]

                                   EXHIBIT G-3

            FREMONT HOME LOAN TRUST 1999-3 ASSET BACKED CERTIFICATES
                             SERIES 1999-3, CLASS B

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    This Class B Certificate is subordinate to the Class A-1 and Class A-2 Certificates as and to the extent set forth in the Agreement REFERRED TO HEREIN.

    NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION BY ANY HOLDER OF ANY SUCH CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL have received either (a) A REPRESENTATION letter from the proposed purchaseR or transferee of such Certificate SUBSTANTIALLY in THE form OF EXHIBIT I ATTACHED TO THE AGREEMENT REFERRED TO HEREIN, TO THE EFFECT THAT SUCH PROPOSED purchaser or transferee is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a Governmental Plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (ii) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of the Department of Labor Regulation ss.2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of subordinate certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (b) if such Certificate is presented for registration in the name of a pURCHASER OR TRANSFEREE THAT IS ANY OF THE FOREGOING, an Opinion of Counsel in form and substance satisfactory to the TRUSTEE and the Depositor to the effect that THE acquisition and holding of such Certificate by such proposed purchaser or transferee will not result in the assets of the trust fund being deemed to a "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any similar law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Securities Insurer, the MASTER Servicer or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement REFERRED TO HEREIN. The Transferee of a beneficial interest in a Certificate that is a book-entry Certificate shall be deemed to represent that it is not a person described in clauses (i) or (ii) above.



Certificate No.: B-1

Cut-Off Date:  September 1, 1999

First Distribution Date:  October 25, 1999

Pass-Through Rate: 9.250%, subject to adjustment as described herein.

Initial Certificate Principal Balance of this
Certificate ("Denomination"):                        $ [_________]

Initial Certificate Principal Balances of all
Certificates of this Class:                          $ 14,257,334

CUSIP: 35729B AG 6

ISIN: US35729BAG68

COMMON CODE: 10254051


                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

                                     Class B

           evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two pools of adjustable- and fixed-rate mortgage loans (the "Home Loans") secured primarily by first liens on one- to four-family residences, condominium units and manufactured housing.

          PaineWebber Mortgage Acceptance Corporation IV, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth in the Agreement. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. Interest will be distributed monthly on this Certificate, as set forth in the Agreement, at the rate per annum set forth above; provided that on and after the first day of the related Accrual Period during which the Optional Termination Date occurs, the rate of interest paid on this Certificate shall be increased to 9.750%, subject to an available funds cap described in the Agreement. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Home Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Home Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Master Servicing Agreement, dated as of the Cut-Off Date specified above (the "Agreement"), among the Depositor, Fremont Investment & Loan, as transferor and master servicer (the "Master Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in (i) a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Code, and (ii) a Basis Risk Arrangement as set forth in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 1999


                                              FREMONT HOME LOAN TRUST 1999-3, by
                                                THE BANK OF NEW YORK, not in its
                                                individual capacity but solely
                                                as Trustee


                                               By:______________________________

Countersigned:


By:___________________________________

          Authorized Signatory of

          THE BANK OF NEW YORK,

          as Trustee

                        (Form of Reverse of Certificates)

                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the Agreement and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Transferor and the Trustee by written agreement and with the prior written consent of the Securities Insurer and the Certificateholders affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office of the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder or holder thereof or his attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Transferor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Master Servicer, the Transferor and the Trustee shall not be affected by any notice to the contrary.

On the first Distribution date on which the Aggregate Pool Principal Balance is less than 10% of the Aggregate Maximum Collateral Amount, the holders of the majority of the Percentage Interest in the Class R Certificates may, at their option, cause the Trustee to effect an early termination of the Trust Fund as provided in the Agreement. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Home Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities Insurer or (2) mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                       _________________________________________
                                         Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ________________________________, account number ___________, or, if mailed by check, to __________________________. Statements should be mailed to ______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.



STATE OF                       )
                               )     ss.:
COUNTY OF                      )


On the day of _______, 19__ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                                  ______________________________
                                                          Notary Public


    [Notarial Seal]


                                   EXHIBIT G-4

            FREMONT HOME LOAN TRUST 1999-3 ASSET BACKED CERTIFICATES
                             SERIES 1999-3, CLASS X

    THIS CLASS X CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2 AND CLASS B CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.

    THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

    NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION BY ANY HOLDER OF ANY SUCH CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL have received either (a) A REPRESENTATION letter from the proposed purchaseR or transferee of such Certificate SUBSTANTIALLY in THE form OF EXHIBIT I ATTACHED TO THE AGREEMENT REFERRED TO HEREIN, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL
EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF THE DEPARTMENT OF LABOR REGULATION SS.2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PURCHASER OR TRANSFEREE THAT IS ANY OF THE FOREGOING, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO A "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES INSURER, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.: X-1

Cut-Off Date: September 1, 1999

Percentage Interest: 100%

First Distribution Date: October 25, 1999


                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

                                     Class X

          evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two pools of adjustable- and fixed-rate mortgage loans (the "Home Loans") secured primarily by first liens on one- to four-family residences, condominium units and manufactured housing.

          PaineWebber Mortgage Acceptance Corporation IV, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Home Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that FREMONT INVESTMENT & LOAN is the registered owner of the Percentage Interest as specified on the face hereof of the Class X Interest with respect to a Trust Fund consisting of the Home Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Master Servicing Agreement, dated as of the Cut-Off Date specified above (the "Agreement"), among the Depositor, Fremont Investment & Loan, as transferor and master servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

For federal income tax purposes, this Certificate represents a beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended (the "Code").

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 1999


                                              FREMONT HOME LOAN TRUST 1999-3, by
                                                THE BANK OF NEW YORK, not in its
                                                individual  capacity  but solely
                                                as Trustee


                                               By:______________________________

Countersigned:


By:___________________________________

          Authorized Signatory of

          THE BANK OF NEW YORK,

          as Trustee



                        (Form of Reverse of Certificates)

                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Depositor, the Master Servicer, the Transferor, the Securities Insurer and the Trustee shall not be affected by any notice to the contrary.

On the first Distribution date on which the Aggregate Pool Principal Balance is less than 10% of the Aggregate Maximum Collateral Amount, the holders of the majority of the Percentage Interest in the Class R Certificates may, at their option, cause the Trustee to effect an early termination of the Trust Fund as provided in the Agreement. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Home Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities Insurer or (2) mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (Please  print or  typewrite  name  and  address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                           _____________________________________
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ________________________________, account number ___________, or, if mailed by check, to __________________________. Statements should be mailed to ______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


STATE OF                       )
                               )   ss.:
COUNTY OF                      )


On the day of _______, 19 before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                                  ______________________________
                                                          Notary Public
    [Notarial Seal]

                                   EXHIBIT G-5

            FREMONT HOME LOAN TRUST 1999-3 ASSET BACKED CERTIFICATES
                             SERIES 1999-3, CLASS R

FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER  THIS  CERTIFICATE  NOR ANY  INTEREST  HEREIN  MAY BE  TRANSFERRED  TO A
DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND THE PROPOSED TRANSFEREE MUST DELIVER TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (a) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (b) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (d) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE AGREEMENT REFERRED TO HEREIN. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT I TO THE POOLING AND MASTER SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION BY ANY HOLDER OF ANY SUCH CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL have received either (a) A REPRESENTATION letter from the proposed purchaseR or transferee of such Certificate SUBSTANTIALLY in THE form OF EXHIBIT I ATTACHED TO THE POOLING AND MASTER SERVICING AGREEMENT, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF THE DEPARTMENT OF LABOR REGULATION SS.2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PURCHASER OR TRANSFEREE THAT IS ANY OF THE FOREGOING, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO A "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES INSURER, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND MASTER SERVICING AGREEMENT.



Certificate No.: R-1

Cut-Off Date: September 1, 1999

Percentage Interest: 100%

First Distribution Date: October 25, 1999


                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

                                     CLASS R

        evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two pools of adjustable- and fixed-rate mortgage loans (the "Home Loans") secured primarily by first liens on one- to four-family residences, condominium units and manufactured housing.

          PaineWebber Mortgage Acceptance Corporation IV, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Home Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that FREMONT INVESTMENT & LOAN is the registered owner of the Percentage Interest as specified on the face hereof of the Class R Interest with respect to a Trust Fund consisting of the Home Loans deposited by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Master Servicing Agreement, dated as of the Cut-Off Date specified above (the "Agreement"), among the Depositor, Fremont Investment & Loan, as transferor and master servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, or (ii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 1999


                                              FREMONT HOME LOAN TRUST 1999-3, by
                                                THE BANK OF NEW YORK, not in its
                                                individual capacity  but  solely
                                                as Trustee


                                              By:_______________________________

Countersigned:



By:____________________________________

          Authorized Signatory of

          THE BANK OF NEW YORK,

          as Trustee




                        (Form of Reverse of Certificates)

                         FREMONT HOME LOAN TRUST 1999-3

               Home Loan Asset Backed Certificates, Series 1999-3

This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Asset Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Trustee or such other location.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Office of the Trustee or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On the first Distribution date on which the Aggregate Pool Principal Balance is less than 10% of the Aggregate Maximum Collateral Amount, the holders of the majority of the percentage interest in the Class R Certificates may, at their option, cause the Trustee to effect an early termination of the trust as provided in the Agreement. If the exercise of this option would result in a draw under the Guaranty Policy, such Class R Certificateholders may only exercise this option with the consent of the Securities Insurer. On or after any Distribution Date on which the Aggregate Pool Principal Balance declines to 5% or less of the Aggregate Maximum Collateral Amount, then the Securities Insurer may, at its option, effect an early termination of the Trust. If the Securities Insurer does not exercise this option, the Servicer may do so, at its option. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon either (1) the later of the maturity or other liquidation (or any advance with respect thereto) of the last Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed and remittance of all funds due and payment of all amounts due and payable to the Servicer, the Trustee, the Master Servicer and the Securities Insurer or (2) mutual consent of the Servicer, the Master Servicer, the Depositor, the Transferor, the Securities Insurer and all Certificateholders in writing. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

By acceptance of this Certificate, the Holder hereby agrees, in connection with a transfer of this Certificate, to indemnify the Depositor, the Trustee, the Master Servicer and the Securities Insurer against any liability that may result if the transfer is not exempt under Rule 144A or is not made in accordance with federal and state laws.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (Please  print  or  typewrite name  and address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                           _____________________________________
                                           Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ________________________________, account number ___________, or, if mailed by check, to __________________________. Statements should be mailed to ______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


STATE OF                       )
                               )   ss.:
COUNTY OF                      )


On the day of _______, 19 before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                                  ______________________________
                                                           Notary Public
    [Notarial Seal]

                                    EXHIBIT H

                         FREMONT HOME LOAN TRUST 1999-3

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                                                                          [DATE]


          Reference is made to the Pooling and Master Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 1999 among PaineWebber Mortgage Acceptance Corporation IV, as depositor (the "Depositor"), Fremont Investment & Loan, as transferor and master servicer (in such capacities as the "Master Servicer" and the "Transferor") and The Bank of New York as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement. Except as noted on the attached schedule, the Trustee hereby acknowledges the receipt of the Trustee's Home Loan File for each Home Loan on the attached Home Loan Schedule and confirms that each loan number with respect to the Trustee's Home Loan File corresponds to the loan numbers set forth on the attached Home Loan Schedule. Except as noted on the attached schedule, the Trustee has within its possession the original Debt Instrument evidencing each Home Loan, an endorsement or an unbroken chain of endorsements of that Home Loan from the original payee either to the Trustee or in blank and an original executed Assignment of Mortgage or an unbroken chain of Assignments of Mortgage in recordable form evidencing the transfer of the Mortgage related to each Home Loan from the original mortgagee or successor assignee(s) of record either to the Trustee or in blank.


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT H-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                                        __________________, 1999


PaineWebber Mortgage Acceptance             Fremont Investment & Loan
Corporation IV                              175 North Riverview Drive
1285 Avenue of the Americas                 Anaheim, California 92808
11th Floor, New York, New York 10019        Attention: Kyle Walker
Attention: Barbara Dawson

Ambac Assurance Corporation                 Countrywide Home Loans, Inc.
One State Street Plaza, 17th Floor          4500 Park Granada, Calabasas,
New York, New York 10004                    California 91302
Attention:                                  Attention:



     Re: Pooling and Master Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1999 among Fremont Investment & Loan, PaineWebber Mortgage Acceptance Corporation IV and The Bank of New York; Fremont Home Loan Trust, Home Loan Asset Backed Certificates, Series 1999-3

Ladies and Gentlemen:

          This  certification  is  being  delivered  to you in  accordance  with
Section 2.05 of the Pooling and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

          The Trustee hereby certifies that it has reviewed the Trustee's Home Loan Files with respect to the Home Loans listed in the related Home Loan Schedule, and that except as noted on the list of exceptions attached hereto, as to each Home Loan listed in the related Home Loan Schedule, (i) all documents constituting part of each such Trustee's Home Loan File required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession,
(ii) such documents have been reviewed by it and appear to have been properly executed and regular on their face and to relate to such Home Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in the Home Loan Schedule relating to such Home Loans which corresponds to items (i), (ii), (iv) only as to original principal amount,
(vii), (ix) and (x) of the definition of "Home Loan Schedule" accurately reflects information set forth in the Trustee's Home Loan File.

          The Trustee has made no independent examination of any documents contained in each Home Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer or genuineness of any of the documents contained in each Trustee's Home Loan File of any of the Home Loans identified on the Home Loan Schedule relating to such Home Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan or (iii) the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT H-2

                     FORM OF TRUSTEE'S UPDATED CERTIFICATION


                                                            [__________________]


PaineWebber Mortgage Acceptance             Fremont Investment & Loan
Corporation IV                              175 North Riverview Drive
1285 Avenue of the Americas                 Anaheim, California 92808
11th Floor, New York, New York 10019        Attention: Kyle Walker
Attention: Barbara Dawson

Ambac Assurance Corporation                 Countrywide Home Loans, Inc.
One State Street Plaza, 17th Floor          4500 Park Granada, Calabasas,
New York, New York 10004                    California 91302
Attention:                                  Attention:



     Re: Pooling and Master Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1999 among Fremont Investment & Loan, PaineWebber Mortgage Acceptance Corporation IV and The Bank of New York; Fremont Home Loan Trust, Home Loan Asset Backed Certificates, Series 1999-3

Ladies and Gentlemen:

          In accordance with Section 2.05 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby sets forth, as an attachment hereto, an updated exception report from the previous Trustee's initial certification issued [INSERT DATE].

          The Trustee has made no independent examination of any documents contained in each Home Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer or genuineness of any of the documents contained in each Trustee's Home Loan File of any of the Home Loans identified on the Home Loan Schedule relating to such Home Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan or (iii) the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT H-3

                      FORM OF TRUSTEE'S FINAL CERTIFICATION


                                                            [__________________]


PaineWebber Mortgage Acceptance             Fremont Investment & Loan
Corporation IV                              175 North Riverview Drive
1285 Avenue of the Americas                 Anaheim, California 92808
11th Floor, New York, New York 10019        Attention: Kyle Walker
Attention: Barbara Dawson

Ambac Assurance Corporation                 Countrywide Home Loans, Inc.
One State Street Plaza, 17th Floor          4500 Park Granada, Calabasas,
New York, New York 10004                    California 91302
Attention:                                  Attention:



     Re: Pooling and Master Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1999 among Fremont Investment & Loan, PaineWebber Mortgage Acceptance Corporation IV and The Bank of New York; Fremont Home Loan Trust, Home Loan Asset Backed Certificates, Series 1999-3

Ladies and Gentlemen:

          In accordance with Section 2.05 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby sets forth, as an attachment hereto, an updated exception report from the previous Trustee's updated certification issued [INSERT DATE].

          The Trustee has made no independent examination of any documents contained in each Home Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, execution by a Responsible Officer or genuineness of any of the documents contained in each Trustee's Home Loan File of any of the Home Loans identified on the Home Loan Schedule relating to such Home Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Home Loan or (iii) the original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT I

                            FORM OF INVESTMENT LETTER



The Bank of New York,
  as Trustee
101 Barclay Street-12E
New York, New York 10286
Attention:

Re:  Transfer  of  PaineWebber  Mortgage  Acceptance  Corporation  IV,
     Fremont   Home  Loan  Trust   1999-3,   Home  Loan  Asset  Backed
     Certificates, Series 1999-3.

Ladies and Gentlemen:

          This letter is delivered pursuant to Section 8.03 of the Pooling and Master Servicing Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), by and among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, Fremont Investment & Loan, as Master Servicer and Transferor, and The Bank of New York, as Trustee on behalf of the holders of PaineWebber Mortgage Acceptance Corporation IV, Fremont Home Loan Trust 1999-3, Home Loan Asset Backed Certificates, Series 1999-3 (the "Certificates") in connection with the transfer by ____________________ (the "Seller") to the undersigned (the "Purchaser") of _____% aggregate Percentage Interest of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

          In connection with such transfer, the Purchaser hereby represents and warrants to you and the Depositor, Master Servicer and Transferor as follows:

          1.   Check one of the following:*

_________________________
* Purchaser must include one of the following two certifications.

          [ ] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or
               (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

          [ ] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
               (d)(4)(i) of Rule 144A.

          2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

          3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

          4. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

          5. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 8.03 of the Pooling and Servicing Agreement.

          6. Check one of the following:*

_________________________
* Each Purchaser must include one of the two alternative certifications.

          [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

8. Please make all payments due on the Certificates:**

_________________________
** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

          [.] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                    Bank:       ___________________________________________
                    ABA#:       ___________________________________________
                    Account #:  ___________________________________________
                    Attention:  ___________________________________________

               (b)  by mailing a check or draft to the following address:

                    _______________________________________________________
                    _______________________________________________________
                    _______________________________________________________


                                        Very truly yours,



                                        ________________________________________
                                                    [The Purchaser]



                                        By:  ___________________________________
                                             Name:
                                             Title:


Dated:

                                    EXHIBIT J

                           FORM OF TRANSFER AFFIDAVIT

                                                       AFFIDAVIT   PURSUANT   TO
                                                       SECTION 860E(E)(4) OF THE
                                                       INTERNAL  REVENUE CODE OF
                                                       1986, AS AMENDED


STATE OF                  )
                          )  SS:
COUNTY OF                 )


          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he makes this affidavit.

          2. That the Transferee's Taxpayer Identification Number is [ ].

          3. That the Transferee of a Transfer of PaineWebber Mortgage Acceptance Corporation IV, Fremont Home Loan Trust 1999-3, Home Loan Asset Backed Certificates, Series 1999-3, Class R Certificate (the Class R Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause either any REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or any governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the assets of such a Plan. For these purposes, "Non-U.S. Person" means any person other than a U.S. Person, unless, with respect to the Transfer of a Class R Certificate, (i) such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

          4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class R Certificate as they become due.

          5. That the Transferee understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flow generated by the Class R Certificate.

          6. That the Transferee agrees not to transfer the Class R Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and
(b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit K to the Pooling and Master Servicing Agreement dated as of September 1, 1999 by and among PaineWebber Mortgage Acceptance Corporation IV, as Depositor, Fremont Investment & Loan, as Master Servicer and Transferor and The Bank of New York, as Trustee (the "Pooling and Servicing Agreement"), certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

          7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement, as may be required to further effectuate the restrictions on transfer of the Class R Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          8. That, if a "tax matters person" is required to be designated with respect to REMIC I or REMIC II, the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of REMIC I and REMIC II pursuant to Section 13.19 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

          9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 8.03 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class R Certificates.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this ____ day of __________, 19__.

                                        [NAME OF TRANSFEREE]


                                        By:  ___________________________________
                                             [Name of Officer]
                                             [Title of Officer]

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this ___ day of __________, 19__.



_________________________________
NOTARY PUBLIC

COUNTY OF _______________________

STATE OF ________________________


          My commission expires the ___ day of __________, 19__.

                                    EXHIBIT K

                            FORM OF TRANSFEROR LETTER



                                     [Date]


The Bank of New York,
  as Trustee
101 Barclay Street-12E
New York, New York 10286
Attention:

Re:  Transfer  of  PaineWebber  Mortgage  Acceptance  Corporation  IV,
     Fremont   Home  Loan  Trust   1999-3,   Home  Loan  Asset  Backed
     Certificates, Series 1999-3.

Ladies and Gentlemen:

          [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                        Very truly yours,

                                        [Transferor]



                                        -------------------------------------

                                    EXHIBIT L

                        REQUEST FOR RELEASE OF LOAN FILES



                                     [Date]


To:  [Custodian/Trustee]
     [Address]
     Attention:  [_______________]

     Re: Pooling and Master Servicing Agreement, dated as of September 1, 1999 among Fremont Investment & Loan, PaineWebber Mortgage Acceptance Corporation IV and The Bank of New York, with respect to Fremont Home Loan Trust, Home Loan Asset Backed Certificates, Series 1999-3

          In connection with the Trustee's Home Loan Files held by [Trustee][Custodian], we request the release, and acknowledge receipt, of the (Trustee's Home Loan File/[specify document]) for the Home Loan described below, for the reason indicated.

Obligor's Name, Address & Zip Code:



Home Loan Number:



Reason for Requesting Documents (check one)

_____1. Home Loan Paid in Full. (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

_____2. Home Loan Liquidated. (Servicer hereby certifies that all proceeds of foreclosure, insurance, liquidation or other disposition have been finally received and credited to the Collection Account.)

_____3.   (a)  Home  Loan in  foreclosure  or  another  method  of  liquidation, satisfaction or modification pursuant to Section [_______] of the Servicing Agreement.

          (b) Home Loan subject to documentation corrections for errors and ambiguities. (Servicer hereby certifies that the documentation released pursuant to this Request for Release of Loan Files has errors or ambiguities that require correction and that such documentation shall be corrected in a prompt manner and returned to the [Trustee][Custodian] in accordance with the Pooling and Master Servicing Agreement.)

_____4. Home Loan repurchased pursuant to Section 11.02 of the Pooling and Master Servicing Agreement.

_____5. Home Loan repurchased or substituted pursuant to Sections 2.05 or 3.05 of the Pooling and Servicing Agreement. (Servicer hereby certifies that the Purchase Price or Substitution Adjustment has been credited to the Collection Account).

_____6. Subject to the approval of the [Trustee][Custodian] set forth below, other servicing release (explain)

          _________________________________________________________________
          _________________________________________________________________

          If box 1 or 2 above is checked, and if all or part of the Trustee's Home Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Home Loan.

          If box 3, 4, 5 or 6 above is checked, upon our return to you, as [Trustee][Custodian], of all of the released documents with respect to the Trustee's Home Loan File for the above specified Home Loan, please acknowledge your receipt by signing in the space indicated below, and returning this form.

          Capitalized words and not otherwise defined herein have the meanings assigned to them in the Pooling and Master Servicing Agreement.


                              [_________________________________, Servicer]



                                   By:  ______________________________
                                        Name:   ______________________
                                        Title:  ______________________



                                   Date:  ____________________________

WITH RESPECT TO BOX NUMBERS 4, 5 OR 6
ONLY, SUCH RELEASE APPROVED BY
THE [TRUSTEE][CUSTODIAN]:

[Trustee][Custodian]



By:  ____________________________
     Name:_______________________
     Title:______________________



RECEIPT OF DOCUMENTS RETURNED TO [TRUSTEE][CUSTODIAN]:

[Trustee][Custodian]



By:  ____________________________
     Name:_______________________
     Title:______________________